                                                                    EXHIBIT 99.1



                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                            FRONTIER OIL CORPORATION,

                        FRONT RANGE HIMALAYA CORPORATION,

                         FRONT RANGE MERGER CORPORATION,

                           HIMALAYA MERGER CORPORATION

                                       AND

                                HOLLY CORPORATION

                           DATED AS OF MARCH 30, 2003


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                                TABLE OF CONTENTS

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                                                                                                                 PAGE

ARTICLE 1 FORMATION OF PARENT; THE MERGERS........................................................................2
   Section 1.1       FORMATION OF PARENT; MERGER SUBS.............................................................2
   Section 1.2       THE MERGERS..................................................................................2
   Section 1.3       CLOSING; EFFECTIVE TIME......................................................................2
   Section 1.4       CERTIFICATES OF INCORPORATION................................................................3
   Section 1.5       BYLAWS.......................................................................................3
   Section 1.6       DIRECTORS AND EXECUTIVE OFFICERS.............................................................3
   Section 1.7       ACTIONS OF FRONTIER AND HOLLY................................................................4
   Section 1.8       ACTIONS OF PARENT............................................................................4

ARTICLE 2 CONVERSION OF SECURITIES................................................................................4
   Section 2.1       EFFECT ON CAPITAL STOCK OF FRONTIER AND MERGER SUB ONE.......................................4
   Section 2.2       EFFECT ON CAPITAL STOCK OF HOLLY AND MERGER SUB TWO..........................................5
   Section 2.3       EFFECT ON PARENT COMMON STOCK................................................................7
   Section 2.4       SURRENDER OF HOLLY SHARES....................................................................7
   Section 2.5       HOLLY STOCK OPTIONS AND OTHER STOCK-BASED AWARDS.............................................8
   Section 2.6       FRONTIER STOCK OPTIONS......................................................................10
   Section 2.7       EXCHANGE PROCEDURES.........................................................................10
   Section 2.8       DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED HOLLY SHARES......................................11
   Section 2.9       NO FURTHER OWNERSHIP RIGHTS IN HOLLY COMMON STOCK OR FRONTIER COMMON STOCK..................12
   Section 2.10      NO FRACTIONAL SHARES OF PARENT COMMON STOCK.................................................12
   Section 2.11      TERMINATION OF EXCHANGE FUND................................................................12
   Section 2.12      NO LIABILITY................................................................................13
   Section 2.13      INVESTMENT OF THE EXCHANGE FUND.............................................................13
   Section 2.14      LOST CERTIFICATES...........................................................................13
   Section 2.15      WITHHOLDING RIGHTS..........................................................................13
   Section 2.16      FURTHER ASSURANCES..........................................................................13
   Section 2.17      STOCK TRANSFER BOOKS........................................................................14

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF HOLLY................................................................14
   Section 3.1       EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY...............................................14
   Section 3.2       AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS............................................14
   Section 3.3       CAPITALIZATION..............................................................................15
   Section 3.4       SUBSIDIARIES................................................................................15
   Section 3.5       NO VIOLATION................................................................................15
   Section 3.6       NO CONFLICT.................................................................................16
   Section 3.7       SEC DOCUMENTS...............................................................................17
   Section 3.8       LITIGATION AND LIABILITIES..................................................................17
   Section 3.9       ABSENCE OF CERTAIN CHANGES..................................................................18
   Section 3.10      TAXES.......................................................................................18
   Section 3.11      EMPLOYEE BENEFIT PLANS......................................................................19


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
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   Section 3.12      LABOR MATTERS...............................................................................22
   Section 3.13      ENVIRONMENTAL MATTERS.......................................................................23
   Section 3.14      INTELLECTUAL PROPERTY.......................................................................24
   Section 3.15      TITLE TO PROPERTIES; CONDITION OF ASSETS....................................................25
   Section 3.16      INSURANCE...................................................................................25
   Section 3.17      NO BROKERS..................................................................................25
   Section 3.18      OPINION OF FINANCIAL ADVISOR................................................................26
   Section 3.19      CONTRACTS; DEBT INSTRUMENTS.................................................................26
   Section 3.20      RECOMMENDATION; VOTE REQUIRED...............................................................27
   Section 3.21      CERTAIN APPROVALS...........................................................................27
   Section 3.22      CERTAIN CONTRACTS...........................................................................27
   Section 3.23      NO RIGHTS PLAN OR AGREEMENT.................................................................27
   Section 3.24      SUPPORT AGREEMENTS..........................................................................27

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF FRONTIER.............................................................27
   Section 4.1       EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY...............................................28
   Section 4.2       AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS............................................28
   Section 4.3       CAPITALIZATION..............................................................................28
   Section 4.4       SUBSIDIARIES................................................................................29
   Section 4.5       NO VIOLATION................................................................................29
   Section 4.6       NO CONFLICT.................................................................................29
   Section 4.7       SEC DOCUMENTS...............................................................................30
   Section 4.8       LITIGATION AND LIABILITIES..................................................................31
   Section 4.9       ABSENCE OF CERTAIN CHANGES..................................................................31
   Section 4.10      TAXES.......................................................................................32
   Section 4.11      EMPLOYEE BENEFIT PLANS......................................................................33
   Section 4.12      LABOR MATTERS...............................................................................35
   Section 4.13      ENVIRONMENTAL MATTERS.......................................................................36
   Section 4.14      INTELLECTUAL PROPERTY.......................................................................37
   Section 4.15      TITLE TO PROPERTIES; CONDITION OF ASSETS....................................................37
   Section 4.16      INSURANCE...................................................................................38
   Section 4.17      NO BROKERS..................................................................................38
   Section 4.18      OPINION OF FINANCIAL ADVISOR................................................................38
   Section 4.19      CONTRACTS; DEBT INSTRUMENTS.................................................................39
   Section 4.20      RECOMMENDATION; VOTE REQUIRED...............................................................39
   Section 4.21      CERTAIN APPROVALS...........................................................................40
   Section 4.22      CERTAIN CONTRACTS...........................................................................40
   Section 4.23      NO RIGHTS PLAN OR AGREEMENT.................................................................40
   Section 4.24      SUPPORT AGREEMENTS..........................................................................40

ARTICLE 5 COVENANTS..............................................................................................40
   Section 5.1       CONDUCT OF BUSINESS.........................................................................40
   Section 5.2       NO SOLICITATION BY HOLLY....................................................................46
   Section 5.3       NO SOLICITATION BY FRONTIER.................................................................47
   Section 5.4       MEETINGS OF STOCKHOLDERS....................................................................49
   Section 5.5       FILINGS; REASONABLE BEST EFFORTS............................................................49
   Section 5.6       INSPECTION..................................................................................51


                                       ii
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
   Section 5.7       PUBLICITY...................................................................................51
   Section 5.8       REGISTRATION STATEMENT......................................................................52
   Section 5.9       LISTING APPLICATION.........................................................................53
   Section 5.10      AGREEMENTS OF RULE 145 AFFILIATES...........................................................53
   Section 5.11      EXPENSES....................................................................................53
   Section 5.12      INDEMNIFICATION AND INSURANCE...............................................................54
   Section 5.13      EMPLOYEE BENEFITS...........................................................................55
   Section 5.14      TAX QUALIFICATION...........................................................................58
   Section 5.15      DIVIDENDS...................................................................................59
   Section 5.16      GOVERNANCE MATTERS; HEADQUARTERS; COMPANY NAME..............................................59
   Section 5.17      NO CONTROL OF OTHER PARTY'S BUSINESS........................................................60
   Section 5.18      TOTAL HOLLY COMMON STOCK NUMBER CERTIFICATE.................................................60
   Section 5.19      CONTINGENT VALUE RIGHTS AGREEMENT...........................................................60

ARTICLE 6 CONDITIONS.............................................................................................61
   Section 6.1       CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS.................................61
   Section 6.2       CONDITIONS TO OBLIGATION OF HOLLY TO EFFECT THE MERGERS.....................................62
   Section 6.3       CONDITIONS TO OBLIGATION OF FRONTIER TO EFFECT THE MERGERS..................................62

ARTICLE 7 TERMINATION............................................................................................63
   Section 7.1       TERMINATION BY MUTUAL CONSENT...............................................................63
   Section 7.2       TERMINATION BY FRONTIER OR HOLLY............................................................63
   Section 7.3       TERMINATION BY HOLLY........................................................................64
   Section 7.4       TERMINATION BY FRONTIER.....................................................................64
   Section 7.5       EFFECT OF TERMINATION.......................................................................65
   Section 7.6       EFFECT OF VOTE..............................................................................66

ARTICLE 8 GENERAL PROVISIONS.....................................................................................67
   Section 8.1       SURVIVAL....................................................................................67
   Section 8.2       NOTICES.....................................................................................67
   Section 8.3       ASSIGNMENT; BINDING EFFECT; BENEFIT.........................................................68
   Section 8.4       ENTIRE AGREEMENT............................................................................68
   Section 8.5       AMENDMENTS..................................................................................69
   Section 8.6       GOVERNING LAW; WAIVER OF JURY TRIAL.........................................................69
   Section 8.7       COUNTERPARTS................................................................................69
   Section 8.8       HEADINGS....................................................................................69
   Section 8.9       INTERPRETATION..............................................................................69
   Section 8.10      WAIVERS.....................................................................................70
   Section 8.11      SEVERABILITY................................................................................70
   Section 8.12      ENFORCEMENT OF AGREEMENT; LIMITATION ON DAMAGES.............................................70
   Section 8.13      OBLIGATION OF MERGER SUB ONE AND MERGER SUB TWO.............................................71
   Section 8.14      EXTENSION; WAIVER...........................................................................71
   Section 8.15      DEFINITIONS.................................................................................71
   Section 8.16      DISCLOSURE LETTERS..........................................................................74



                                      iii
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
EXHIBITS
    Exhibit A        PARENT CHARTER............................................................................A-1
    Exhibit B        PARENT BYLAWS.............................................................................B-1
    Exhibit C        FORM OF HOLLY HOLDER SUPPORT AGREEMENT....................................................C-1
    Exhibit D        FORM OF FRONTIER AFFILIATE'S SUPPORT AGREEMENT............................................D-1
    Exhibit E        FORM OF HOLLY AFFILIATE'S RULE 145 AGREEMENT..............................................E-1
    Exhibit F        FORM OF REGISTRATION RIGHTS AGREEMENT.....................................................F-1
    Exhibit G        FORM OF FRONTIER AFFILIATE'S RULE 145 AGREEMENT...........................................G-1




                                       iv
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         This AGREEMENT AND PLAN OF MERGER (including the Exhibits hereto, this
"Agreement"), dated as of March 30, 2003, is among FRONTIER OIL CORPORATION, a Wyoming corporation ("Frontier"), FRONT RANGE HIMALAYA CORPORATION, a Wyoming corporation ("Parent"), FRONT RANGE MERGER CORPORATION, a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub One"), HIMALAYA MERGER CORPORATION, a Delaware corporation and direct wholly owned subsidiary of Parent ("Merger Sub Two"), and HOLLY CORPORATION, a Delaware corporation ("Holly").

                                    RECITALS

         WHEREAS, the respective Boards of Directors of each of Frontier, Parent, Merger Sub One, Merger Sub Two and Holly deem it advisable, fair to and in the best interests of their respective corporations and stockholders that Frontier and Holly engage in a business combination in order to advance the long term strategic business interests of Frontier and Holly;

         WHEREAS, upon the terms and subject to the conditions set forth herein,
(i) Merger Sub One will merge with and into Frontier with Frontier as the surviving corporation (the "Frontier Merger") and (ii) Merger Sub Two will merge with and into Holly with Holly as the surviving corporation (the "Holly Merger" and together with the Frontier Merger, the "Mergers");

         WHEREAS, upon consummation of the Mergers, (i) each of Frontier and Holly will become a wholly owned subsidiary of Parent, which has been formed by Frontier and Holly solely for the purpose of the transactions contemplated by this Agreement and (ii) Parent will be renamed Frontier Oil Corporation;

         WHEREAS, for federal income tax purposes, it is intended that each of the Frontier Merger and the Holly Merger qualify as a reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"), and/or, taken together, the Mergers qualify as an exchange described in section 351 of the Code;

         WHEREAS, the Board of Directors of Holly has approved this Agreement and the Holly Merger and has determined that the Holly Merger is advisable, fair to and in the best interests of the holders of shares of common stock, par value $.01 per share, of Holly ("Holly Common Stock") and resolved to recommend approval and adoption of this Agreement and the Holly Merger by the stockholders of Holly; and

         WHEREAS, the Board of Directors of Frontier has approved this Agreement and the Frontier Merger and has determined that the Frontier Merger is advisable, fair to and in the best interests of the holders of shares of common stock, without par value, of Frontier ("Frontier Common Stock") and resolved to recommend approval and adoption of this Agreement and the Frontier Merger by the stockholders of Frontier; and

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE 1
                        FORMATION OF PARENT; THE MERGERS

         SECTION 1.1 FORMATION OF PARENT; MERGER SUBS.

         (a) PARENT. Frontier and Holly have caused Parent to be organized under the laws of the State of Wyoming, and each owns 50% of the outstanding capital stock of Parent. The authorized capital stock of Parent consists of 100 shares of common stock, par value $.01 per share (the "Parent Common Stock"), of which one share has been issued to Frontier and one share has been issued to Holly. Frontier and Holly shall take, and shall cause Parent to take, all requisite action to cause the articles of incorporation of Parent to be in the form of Exhibit A (the "Parent Charter") and the bylaws of Parent to be in the form of Exhibit B (the "Parent Bylaws"), in each case, at the Effective Time (as defined below).

         (b) MERGER SUBS. Frontier and Holly have caused Parent to organize, and Parent has organized, Merger Sub One and Merger Sub Two under the laws of the State of Delaware. The authorized capital stock of Merger Sub One consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub One Common Stock"), all of which are validly issued, fully paid and nonassessable, and are owned by Parent free and clear of any liens, pledges, charges, encumbrances and security interests whatsoever ("Liens"). The authorized capital stock of Merger Sub Two consists of 100 shares of common stock, par value $.01 per share (the "Merger Sub Two Common Stock"), all of which are validly issued, fully paid and nonassessable, and are owned by Parent free and clear of any Liens.

         SECTION 1.2 THE MERGERS. Upon the terms and subject to the conditions hereof, in accordance with the Delaware General Corporation Law (the "DGCL") and the Wyoming Business Corporation Act (the "WBCA"), as applicable, at the Effective Time:

         (a) THE FRONTIER MERGER. Merger Sub One shall merge with and into Frontier, with Frontier continuing as the surviving corporation in the Frontier Merger ("Frontier Surviving Corporation") and the separate corporate existence of Merger Sub One shall cease. The Frontier Merger shall have the effects specified in the WBCA and the DGCL. As a result of the Frontier Merger, Frontier will become a wholly owned subsidiary of Parent.

         (b) THE HOLLY MERGER. Merger Sub Two shall merge with and into Holly, with Holly continuing as the surviving corporation in the Holly Merger ("Holly Surviving Corporation") and the separate corporate existence of Merger Sub Two shall cease. The Holly Merger shall have the effects specified in the DGCL. As a result of the Holly Merger, Holly will become a wholly owned subsidiary of Parent.

         SECTION 1.3 CLOSING; EFFECTIVE TIME.

         (a) THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Mergers (the "Closing") shall take place (i) at the offices of Andrews & Kurth L.L.P., 600 Travis Street, Houston, Texas 77002, at 4:00 p.m., local time, on the second business day immediately following the day on which the last to be fulfilled or waived of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment or waiver of those conditions) shall be fulfilled or waived in accordance herewith or (ii) at such other time, date or place as Frontier and Holly may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

         (b) EFFECTIVE TIME OF THE MERGERS. As soon as practicable on the Closing Date, Frontier shall file with the Secretary of State of the State of Wyoming (the "Wyoming Secretary") articles of merger and with the Secretary of State of the State of Delaware (the "Delaware Secretary") a certificate of merger with respect to the Frontier Merger (such articles of merger and certificate of merger, together, the "Frontier Certificate of Merger") and Holly shall file with the Delaware Secretary a certificate of merger with respect to the Holly Merger (the "Holly Certificate of Merger," together with the Frontier Certificate of Merger, the "Certificates of Merger"), which Certificates of Merger shall be in such form as is required by, and executed and acknowledged in accordance with, the WBCA and the DGCL, as applicable. The Mergers shall become effective at such date and time as Frontier and Holly shall mutually agree and shall be specified in the Certificates of Merger; provided that (i) such date and time shall be after the time of filing of the Certificates of Merger and
(ii) both Mergers shall become effective at the same date and time. As used in this Agreement, the term "Effective Time" shall mean the date and time when the Mergers become effective.

         SECTION 1.4 CERTIFICATES OF INCORPORATION.

         (a) At the Effective Time, the articles of incorporation of Frontier shall be the articles of incorporation of Frontier Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         (b) At the Effective Time, the certificate of incorporation of Holly shall be the certificate of incorporation of Holly Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

         SECTION 1.5 BYLAWS. At the Effective Time, the bylaws of Merger Sub One shall be the bylaws of Frontier Surviving Corporation and the bylaws of Merger Sub Two shall be the bylaws of Holly Surviving Corporation.

         SECTION 1.6 DIRECTORS AND EXECUTIVE OFFICERS.

         (a) The directors and executive officers of Parent at the Effective Time shall be as provided in Section 5.16.

         (b) The directors of Merger Sub One immediately prior to the Effective Time shall be the directors of Frontier Surviving Corporation and the officers of Frontier immediately prior to the Effective Time shall be the officers of Frontier Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

         (c) The directors of Merger Sub Two immediately prior to the Effective Time shall be the directors of Holly Surviving Corporation and the officers of Holly immediately prior to the Effective Time shall be the officers of Holly Surviving Corporation, in each case, until their respective successors are duly elected and qualified.

         SECTION 1.7 ACTIONS OF FRONTIER AND HOLLY. Frontier and Holly, in their capacity as the holders of all the outstanding shares of Parent Common Stock, by their execution and delivery hereof, unanimously consent to Parent's entering into and performing this Agreement and the transactions contemplated hereby; and Parent, in its capacity as the sole stockholder of each of Merger Sub One and Merger Sub Two, by its execution and delivery hereof, consents to each of such corporation's entering into and performing this Agreement and the transactions contemplated hereby. Each of Frontier and Holly shall take all actions necessary to cause Parent, Merger Sub One and Merger Sub Two to take any actions necessary in order to consummate the Mergers and the other transactions contemplated hereby.

         SECTION 1.8 ACTIONS OF PARENT. Parent shall cause Merger Sub One and Merger Sub Two, as applicable, to take all actions necessary to consummate the Mergers and the other transactions contemplated hereby.

                                    ARTICLE 2
                            CONVERSION OF SECURITIES

         SECTION 2.1 EFFECT ON CAPITAL STOCK OF FRONTIER AND MERGER SUB ONE. At the Effective Time, by virtue of the Frontier Merger and without any action on the part of Frontier, Parent, Merger Sub One or any holder of any shares of Frontier Common Stock:

         (a) All shares of Frontier Common Stock that are held by Frontier as treasury stock or that are owned by Parent, Frontier, Holly Merger Sub One, Merger Sub Two, any direct or indirect wholly owned Frontier Subsidiary, any direct or indirect wholly owned Holly Subsidiary or any direct or indirect wholly owned Parent Subsidiary immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (b) Except as provided in Section 2.1(a), and except for Frontier Dissenting Shares (as defined in Section 2.1(e)), each outstanding share of Frontier Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive one fully paid and nonassessable share of Parent Common Stock (the "Frontier Merger Consideration"). All shares of Parent Common Stock issued pursuant to this
Section 2.1(b) shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof.

         (c) All of the shares of Frontier Common Stock converted into the right to receive shares of Parent Common Stock pursuant to this Section 2.1 shall cease to be outstanding and shall be canceled and retired and shall cease to exist and, as of the Effective Time, the holders of shares of Frontier Common Stock shall be deemed to have received shares of Parent Common Stock (without the requirement for the surrender of any certificate previously representing any such shares of Frontier Common Stock or issuance of new certificates representing Parent Common Stock), with each certificate representing shares of Frontier Common Stock prior to the Effective Time (a "Frontier Certificate") being deemed to represent automatically an equivalent number of shares of Parent Common Stock.

         (d) Each share of Merger Sub One Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of Frontier Surviving Corporation.

         (e) "Frontier Dissenting Shares" are shares of Frontier Common Stock outstanding immediately prior to the Effective Time and held by a stockholder who shall not have voted in favor of the Frontier Merger and who shall have demanded payment for such shares in accordance with Article 13 of the WBCA. Frontier Dissenting Shares shall not be converted into a right to receive the Frontier Merger Consideration, unless such stockholder fails to perfect, withdraws or otherwise loses its right to demand payment. If, after the Effective Time, such stockholder fails to perfect, withdraws or loses its right to demand payment, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Frontier Merger Consideration. Frontier shall give Holly and Parent prompt notice of any demands received by Frontier for payment for shares of Frontier Common Stock. Except as required by applicable law or with the prior written consent of Holly or Parent, Frontier shall not make any payment with respect to, or settle or offer to settle, any such demands. At the Effective Time, each Frontier Certificate, other than Frontier Certificates representing Frontier Dissenting Shares and the shares to be canceled pursuant to Section 2.1(a), shall thereafter represent only the right to receive the Frontier Merger Consideration and the right to receive any distributions or dividends pursuant to Section 2.8.

         SECTION 2.2 EFFECT ON CAPITAL STOCK OF HOLLY AND MERGER SUB TWO. At the Effective Time, by virtue of the Holly Merger and without any action on the part of Holly, Parent, Merger Sub Two or any holder of any shares of Holly Common
Stock:

         (a) All shares of Holly Common Stock that are held by Holly as treasury stock or that are owned by Parent, Frontier, Holly, Merger Sub One, Merger Sub Two, any direct or indirect wholly owned Holly Subsidiary, any direct or indirect wholly owned Frontier Subsidiary or any direct or indirect wholly owned Parent Subsidiary immediately prior to the Effective Time shall cease to be outstanding and shall be canceled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

         (b) Except as provided in Section 2.2(a) and Section 2.10 and except for Holly Dissenting Shares (as defined in Section 2.2(c)), each outstanding share of Holly Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the following:

                  (i) one fully paid and nonassessable share of Parent Common Stock (the "Stock Consideration");

                  (ii) an amount of cash (the "Cash Consideration") equal to the quotient of (A) $172,500,000 divided by (B) the Total Holly Common Stock Number (as hereinafter defined) determined immediately prior to the Effective Time and certified in the Total Holly Common Stock Number Certificate delivered pursuant to Section 5.18 and Section 6.3(c) hereof; and

                  (iii) one contingent value right (a "CVR"), which shall represent the right to receive an amount of cash equal to the quotient of (A) the sum of (v) the aggregate amount of all compensation, payments, penalties, interest and other damages recovered by the Holly Subsidiaries and their affiliates in the lawsuit filed by the Holly Subsidiaries against the United States in the United States Court of Federal Claims relating to jet fuel sales by the Holly Subsidiaries to the Defense Fuel Supply Center, the claims filed against the Department of Defense under the Contract Disputes Act and any similar future lawsuits, claims or appeals brought by Parent or any Holly Subsidiary related to the sale of jet fuel by Holly or any Holly Subsidiary to the United States prior to the date hereof (collectively and as such pending lawsuit and claims are more particularly described in Schedule 2.2(b) to the Holly Disclosure Letter, the "Jet Fuel Claims"), whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement (the "Recovery"), minus (w) two times the direct costs and expenses ("Claim Expenses") incurred by Parent, the Holly Subsidiaries and their affiliates in prosecuting the Jet Fuel Claims from and after the date hereof, including the compensation of the Representatives (as defined in Section 5.19), minus
         (x) any income tax including any state and local franchise tax imposed on net income ("Income Tax") liability to Parent and its affiliates (based on an assumed highest statutory rate of federal, state and local income and franchise tax applicable to corporations in each year in which a payment of any portion of the Recovery is made (the "Assumed Tax Rate"), net of any federal income tax benefit of such state and local income and franchise taxes calculated at such Assumed Tax Rate) of the Recovery, plus (y) any Income Tax benefit to Parent and its affiliates (based on the Assumed Tax Rate during the year of payment) of the incurrence of Claim Expenses and payments made to holders of the CVRs minus (z) an amount equal to 10% of the remainder of (v) minus
         (w), divided by (B) the total number of CVRs (which number shall equal the sum of the total number of CVRs issued under this Section 2.2(b)(iii) and Section 2.5(f)).

         (c) The consideration provided for in Section 2.2(b), together with the consideration provided for in Section 2.10, is referred to herein as the "Holly Merger Consideration." "Holly Dissenting Shares" are shares of Holly Common Stock outstanding immediately prior to the Effective Time and held by a holder who neither shall have voted in favor of the Holly Merger nor shall have consented thereto in writing and who shall have demanded appraisal for such shares in accordance with the DGCL. Holly Dissenting Shares shall not be converted into a right to receive the Holly Merger Consideration, unless such holder fails to perfect, withdraws or otherwise loses its right to appraisal. If, after the Effective Time, such holder fails to perfect, withdraws or loses its right to appraisal, such shares shall be treated as if they had been converted at the Effective Time into the right to receive the Holly Merger Consideration. Holly shall give Frontier and Parent prompt notice of any demands received by Holly for appraisal of shares of Holly Common Stock. Except as required by applicable law or with the prior written consent of Frontier or Parent, Holly shall not make any payment with respect to, or settle or offer to settle, any such demands. At the Effective Time, each certificate (a "Holly Certificate") formerly representing any shares of Holly Common Stock, other than Holly Certificates representing Holly Dissenting Shares and the shares to be canceled pursuant to Section 2.2(a), shall thereafter represent only the right to receive the Holly Merger Consideration and the right to receive any distribution or dividends pursuant to Section 2.8.

         (d) All of such shares of Parent Common Stock issued pursuant to this
Section 2.2 shall be duly authorized and validly issued and free of preemptive rights, with no personal liability attaching to the ownership thereof. All shares of Holly Common Stock shall cease to be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a Holly Certificate that immediately prior to the Effective Time represented any shares of Holly Common Stock shall thereafter cease to have any rights with respect to such shares of Holly Common Stock, except as provided in Section 2.9 the right to receive the Holly Merger Consideration to be issued in consideration therefor, including any cash in lieu of fractional shares of applicable Parent Common Stock with respect thereto to be issued in consideration therefor, and any dividends or other distributions to which holders of Holly Common Stock become entitled, all in accordance with this Article 2 (and subject, in the case of Holly Dissenting Shares, to Section 2.2(c)) upon the surrender of such Holly Certificate.

         (e) If, between the date of this Agreement and the Effective Time, there is declared or effected a reorganization, reclassification, recapitalization, stock split, split-up, stock dividend or stock distribution (including any dividend or distribution of securities convertible into Holly Common Stock or Frontier Common Stock), combination or exchange of shares with respect to, or rights issued in respect of, Holly Common Stock or Frontier Common Stock, the Holly Merger Consideration and/or Frontier Merger Consideration, as appropriate, shall be adjusted accordingly to provide to the holders of Holly Common Stock and Frontier Common Stock the same economic effect as contemplated by this Agreement prior to such event.

         (f) Each share of Merger Sub Two Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of Holly Surviving Corporation.

         SECTION 2.3 EFFECT ON PARENT COMMON STOCK. At the Effective Time, each share of the capital stock of Parent issued and outstanding immediately prior to the Effective Time shall remain outstanding. Immediately following the Effective Time, shares of the capital stock of Parent owned by Frontier Surviving Corporation or Holly Surviving Corporation shall be canceled by Parent without payment therefor.

         SECTION 2.4 SURRENDER OF HOLLY SHARES.

         (a) Prior to the Effective Time, Parent shall designate a bank or trust company to act as agent for the holders of shares of Holly Common Stock in connection with the Holly Merger (the "Exchange Agent") to receive the Holly Merger Consideration to which holders of such shares shall become entitled pursuant to Section 2.2. Promptly after the Effective Time, but in no event later than three business days following the Closing Date, Parent will deposit with the Exchange Agent certificates representing Parent Common Stock and cash sufficient to make all payments pursuant to Section 2.2 and Section 2.10 and, when and as needed, Frontier or Parent will deposit with the Exchange Agent cash sufficient to make all payments pursuant to Section 2.8 (such funds, the "Exchange Fund").

         (b) Promptly after the Effective Time, but in no event later than three business days following the Closing Date, Parent shall cause to be mailed to each record holder, at the Effective Time, of an outstanding Holly Certificate, a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Holly Certificates shall pass, only upon proper delivery of the Holly Certificate to the Exchange Agent) and instructions for use in effecting the surrender of the Holly Certificate for payment of the Holly Merger Consideration therefor. Within three business days after surrender to the Exchange Agent of a Holly Certificate, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the holder of such Holly Certificate shall be entitled to receive in exchange therefor the Holly Merger Consideration for each share formerly represented by such Holly Certificate and such Holly Certificate shall then be canceled. Notwithstanding the foregoing, Holly Certificates surrendered for exchange by any Holly Rule 145 Affiliate (as determined pursuant to Section 5.10) shall not be exchanged until Parent has received a written agreement from such Person as provided in Section
5.10. No interest shall be paid or accrued for the benefit of holders of Holly Certificates on the Holly Merger Consideration payable upon the surrender of Holly Certificates (including, without limitation, any cash payable pursuant to Section 2.8 or Section 2.10). If payment of the Holly Merger Consideration is to be made to a person other than the person in whose name the surrendered Holly Certificate is registered, it shall be a condition of payment that the Holly Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Holly Merger Consideration to a person other than the registered holder of the Holly Certificate surrendered or shall have established to the satisfaction of Holly Surviving Corporation that such tax either has been paid or is not applicable.

         SECTION 2.5 HOLLY STOCK OPTIONS AND OTHER STOCK-BASED AWARDS.

         (a) As used in this Agreement, a "Stock Plan" shall be any plan or agreement pursuant to which an option ("Stock Option") has been or may be granted to any employee, director, independent contractor or former employee, director or independent contractor to acquire shares of Holly Common Stock, Frontier Common Stock, or Parent Common Stock, as the case may be. "Stock Plan" shall also include any plan or agreement pursuant to which any stock appreciation rights, phantom stock, restricted stock, restricted stock units, deferred stock units, dividend equivalents or other equity-based compensation ("Stock-Based Awards") has been or may be granted to any employee, director, independent contractor or former employee, director or independent contractor. As used in this Section 2.5, "Option Exchange Ratio" shall mean the quotient of
(i) the sum of the Average Price plus the Cash Consideration divided by (ii) the Average Price. The "Average Price" shall mean the average of the volume weighted sales prices per share of the Frontier Common Stock on the New York Stock Exchange, Inc. (the "NYSE"), as reported by Bloomberg Financial Markets (or, if not reported thereby, by any other authoritative source as Frontier and Holly shall agree in writing) for the five consecutive full trading days in which such shares are traded on the NYSE ending on the third full trading day prior to, but not including, the day on which the Effective Time occurs. The Average Price shall be calculated to the nearest one-hundredth of one cent, and the Option Exchange Ratio shall be calculated to the nearest ten-thousandth.

         (b) Each option to purchase shares of Holly Common Stock (a "Holly Stock Option") granted under the Holly Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Holly Common Stock and shall be converted, at the Effective Time, into an option to purchase shares of Parent Common Stock (a "Parent Stock Option"), on the same terms and conditions as were applicable under such Holly Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Holly Stock Plans, in any award agreement or in such Holly Stock Option by reason of this Agreement or the transactions contemplated hereby). The number of shares of Parent Common Stock which shall be subject to each such Parent Stock Option shall be the number of shares of Holly Common Stock subject to each such Holly Stock Option multiplied by the Option Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, and such Parent Stock Option shall have an exercise price per share of Parent Common Stock (rounded to the nearest one hundredth of a cent) equal to the exercise price per share of Holly Common Stock for such Holly Stock Option divided by the Option Exchange Ratio; provided, however, that, in the case of any Holly Stock Option to which Section 421 of the Code as of the Effective Time (after taking into account the effect of any accelerated vesting thereof) applies by reason of its qualification under Section 422 of the Code, the exercise price, the number of shares of Parent Common Stock subject to such option and the terms and conditions of exercise of such option shall be determined in a manner consistent with the requirements of Section 424(a) of the Code. For purposes of this Section 2.5(b) and Section 2.5(c), the number of shares and the exercise price per share under each Holly Stock Option or Holly Stock-Based Award shall be adjusted appropriately upon the occurrence of any of the events contemplated in Section 2.2(e) hereof to provide the holders of Holly Stock Options and Holly Stock-Based Awards the same economic effect as contemplated by this Agreement prior to the occurrence of such event.

         (c) At the Effective Time, each right of any kind, contingent or accrued, to receive shares of Holly Common Stock or benefits measured by the value of a number of shares of Holly Common Stock, and each award of any kind consisting of shares of Holly Common Stock, granted under the Holly Stock Plans, other than Holly Stock Options (each, a "Holly Stock-Based Award"), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to shares of Holly Common Stock and shall be canceled in consideration for a cash payment (i) computed according to the relevant terms of each Holly Stock-Based Award or (ii) if consented to by the holder of the Holly Stock-Based Award, at a per-share price equal to the average of the volume weighted sales prices per share of the Holly Common Stock on the American Stock Exchange, Inc. ("AMEX"), as reported by Bloomberg Financial Markets (or, if not reported thereby, by any other authoritative source as Frontier and Holly shall agree in writing) for the five consecutive full trading days in which such shares are traded on AMEX ending on the third full trading day prior to, but not including, the day on which the Effective Time occurs. This price shall be calculated to the nearest one-hundredth of one cent.

         (d) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Holly Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Holly Stock Plans and agreements evidencing the grants of such Holly Stock Options, and stating that such Holly Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.5 after giving effect to the Mergers and the terms of the Holly Stock Plans) pursuant to the Parent Stock Plan.

         (e) Prior to the Effective Time, Holly shall take all necessary action for the adjustment of Holly Stock Options and the cancellation and cash out of Holly Stock-Based Awards under this Section 2.5 and for the adoption by Parent of a Stock Plan.

         (f) Each holder of a Holly Stock Option that is outstanding immediately prior to the Effective Time (whether vested or unvested) and converted into a Parent Stock Option pursuant to Section 2.5(b) shall, upon exercise of such Parent Stock Option, receive one CVR for each share of Holly Common Stock into which such Holly Stock Option was exercisable immediately prior to the Effective Time. No CVRs shall be issued to any such holder of a Parent Stock Option who does not exercise such Parent Stock Option prior to the first payment date of any payment to the holders of CVRs.

         SECTION 2.6 FRONTIER STOCK OPTIONS.

         (a) Each option to purchase shares of Frontier Common Stock (a "Frontier Stock Option") granted under the Frontier Stock Plans, whether vested or unvested, that is outstanding immediately prior to the Effective Time shall cease to represent a right to acquire shares of Frontier Common Stock and shall be converted, at the Effective Time, into a Parent Stock Option, on the same terms and conditions as were applicable under such Frontier Stock Option (but taking into account any changes thereto, including the acceleration thereof, provided for in the Frontier Stock Plans in any award agreement or in such Frontier Stock Option by reason of this Agreement or the transactions contemplated hereby). The number of shares of Parent Common Stock subject to each such Parent Stock Option shall be equal to the number of shares of Frontier Common Stock subject to each such Frontier Stock Option and such Parent Stock Option shall have an exercise price per share equal to the per share exercise price specified in such Frontier Stock Option. For purposes of this Section 2.6(a), the number of shares and the exercise price per share under each Frontier Stock Option shall be adjusted appropriately upon the occurrence of any of the events contemplated in Section 2.2(e) hereof to provide the holders of Frontier Stock Options the same economic effect as contemplated by this Agreement prior to the occurrence of such event.

         (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Frontier Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Frontier Stock Plans and agreements evidencing the grants of such Frontier Stock Options and stating that such Frontier Stock Options and agreements have been assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 2.6 after giving effect to the Mergers and the terms of the Frontier Stock Plans) pursuant to the Parent Stock Plan.

         (c) Prior to the Effective Time, Frontier shall take all necessary action for the adjustment of Frontier Stock Options under this Section 2.6 and for the adoption by Parent of the Parent Stock Plan.

         SECTION 2.7 EXCHANGE PROCEDURES.

         (a) Promptly after the Effective Time but in no event later than three business days following the Closing Date, Parent shall cause the Exchange Agent to mail to each holder of a

Holly Certificate in accordance with Section 2.4(b) hereof. Any uncertificated shares of Holly Common Stock in book-entry form, other than Holly Dissenting Shares, shall be deemed surrendered to the Exchange Agent at the Effective Time, and each holder thereof shall be entitled to receive (A) certificates representing shares of Parent Common Stock representing, in the aggregate, the whole number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 2.2 (after taking into account all shares of Holly Common Stock then held by such holder) and (B) a check in the amount equal to the cash that such holder has the right to receive pursuant to the provisions of this Article 2, including cash in lieu of any fractional shares of Parent Common Stock that such holder is entitled to receive pursuant to Section 2.10 and dividends or other distributions that such holder is entitled to receive pursuant to Section 2.8. The Holly Certificate so surrendered shall forthwith be canceled. Until such time as a certificate representing Parent Common Stock is issued to or at the direction of the holder of a surrendered Holly Certificate, such Parent Common Stock shall be deemed not outstanding and shall not be entitled to vote on any matter. In the event of a transfer of ownership of Holly Common Stock that occurred prior to the Effective Time, but is not registered in the transfer records of Holly, one or more shares of Parent Common Stock evidencing, in the aggregate, the proper number of shares of Parent Common Stock, a check in the proper amount of cash that such holder has the right to receive pursuant to the provisions of this Article 2, including cash in lieu of any fractional shares of Parent Common Stock pursuant to Section 2.10 and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.8, may be issued with respect to such Holly Common Stock to such a transferee if the Holly Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid. If any certificate for shares of Parent Common Stock is to be issued in a name other than that in which the Holly Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in a name other than that of the registered holder of the Holly Certificate surrendered, or shall establish to the reasonable satisfaction of Parent or the Exchange Agent that such tax has been paid or is not applicable.

         (b) Each Frontier Certificate (and each uncertificated share of Frontier Common Stock in book-entry form, if any, prior to the Effective Time) shall be deemed to represent an equivalent number of shares of Parent Common Stock without any action on the part of the holder thereof; provided, however, that if an exchange of Frontier Certificates for new certificates is required by law or applicable rule or regulation, or is requested by any holder thereof, the parties will cause Parent to arrange for such exchange on a one-share-for-one-share basis.

         SECTION 2.8 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED HOLLY SHARES. No dividends or other distributions with a record date after the Effective Time shall be paid to the holder of any unsurrendered Holly Certificate with respect to the shares of Parent Common Stock that such holder would be entitled to receive upon surrender of such Holly Certificate, and no cash payment in lieu of fractional shares of Parent Common Stock shall be paid to any such holder pursuant to Section 2.10 until such holder shall surrender such Holly Certificate in accordance with Section 2.10. Subject to the effect of applicable law, following surrender of any such Holly Certificate, there shall be paid to the record holder thereof without interest, (a) promptly after the time of such surrender, the amount of any cash payable in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.10 and the amount of any dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (b) at the appropriate payment date, the amount of any dividends or other distributions with a record date after the Effective Time and a payment date subsequent to such surrender payable with respect to such shares of Parent Common Stock.

         SECTION 2.9 NO FURTHER OWNERSHIP RIGHTS IN HOLLY COMMON STOCK OR FRONTIER COMMON STOCK. All shares of Parent Common Stock issued and cash paid upon conversion of shares of Holly Common Stock or Frontier Common Stock in accordance with the terms of this Article 2 (including any cash paid pursuant to Section 2.2, Section 2.8 or Section 2.10) shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to the shares of Holly Common Stock or Frontier Common Stock.

         SECTION 2.10 NO FRACTIONAL SHARES OF PARENT COMMON STOCK. No certificates or scrip or shares of Parent Common Stock representing fractional shares of Parent Common Stock or book-entry credit of the same shall be issued upon the surrender for exchange of Holly Certificates, and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a stockholder of Parent or a holder of shares of Parent Common Stock. For purposes of this Section 2.10, all fractional shares to which a single record holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Notwithstanding any other provision of this Agreement, each holder of Holly Certificates who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (determined after taking into account all Holly Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to the product of (a) such fractional part of a share of Parent Common Stock multiplied by (b) the closing price for a share of Parent Common Stock as reported on the NYSE on the first trading day following the date on which the Effective Time occurs. As soon as practicable after the determination of the amount of cash to be paid to such former holders of Holly Common Stock in lieu of any fractional interests, the Exchange Agent shall notify Parent, and Parent shall ensure that there is deposited with the Exchange Agent and shall cause the Exchange Agent to make available in accordance with this Agreement such amounts to such former holders of Holly Common Stock.

         SECTION 2.11 TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund that remains undistributed to the holders of Holly Certificates six months after the Effective Time shall, at Parent's request, be delivered to Parent or otherwise on the instruction of Parent, and any holders of Holly Certificates who have not theretofore complied with this Article 2 shall after such delivery look only to Parent for the Holly Merger Consideration with respect to the shares of Holly Common Stock formerly represented thereby to which such holders are entitled pursuant to Section 2.2 and Section 2.4, any cash in lieu of fractional shares of Parent Common Stock to which such holders are entitled pursuant to Section 2.10 and any dividends or distributions with respect to shares of Parent Common Stock to which such holders are entitled pursuant to
Section 2.8. Any such portion of the Exchange Fund remaining unclaimed by holders of shares of Holly Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         SECTION 2.12 NO LIABILITY. None of Frontier, Parent, Merger Sub One, Merger Sub Two, Holly or the Exchange Agent shall be liable to any Person in respect of any Holly Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         SECTION 2.13 INVESTMENT OF THE EXCHANGE FUND. The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, on a daily basis, provided that no such investment or loss thereon shall affect the amounts payable or the timing of the amounts payable to Holly stockholders pursuant to
Section 2.2 and the other provisions of this Article 2. Any interest and other income resulting from such investments shall promptly be paid to Parent. The Exchange Fund shall be invested by the Exchange Agent as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $500 million.

         SECTION 2.14 LOST CERTIFICATES. If any Holly Certificate or Frontier Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Holly Certificate or Frontier Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Holly Certificate or Frontier Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Holly Certificate or Frontier Certificate, the Holly Merger Consideration or Frontier Merger Consideration, as applicable, with respect to the shares of Holly Common Stock or Frontier Common Stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, pursuant to this Agreement.

         SECTION 2.15 WITHHOLDING RIGHTS. Parent shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the consideration otherwise payable pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld or paid over to or deposited with the relevant governmental entity by Parent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent.

         SECTION 2.16 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of Parent, Frontier Surviving Corporation or Holly Surviving Corporation, as applicable, shall be authorized to execute and deliver, in the name and on behalf of Frontier Surviving Corporation, Merger Sub One or Frontier, or Holly Surviving Corporation, Merger Sub Two or Holly, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Frontier Surviving Corporation, Merger Sub One or Frontier, or Holly

Surviving Corporation, Merger Sub Two or Holly, any other actions and things necessary to vest, perfect or confirm of record or otherwise in Parent, Frontier Surviving Corporation or Holly Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by Parent, Frontier Surviving Corporation or Holly Surviving Corporation, as applicable, as a result of, or in connection with, the Mergers.

         SECTION 2.17 STOCK TRANSFER BOOKS. The stock transfer books of Frontier and Holly shall be closed immediately upon the Effective Time, and there shall be no further registration of transfers of shares of Holly Common Stock or Frontier Common Stock thereafter on the records of Holly or Frontier. At or after the Effective Time, any Holly Certificates or Frontier Certificates presented to the Exchange Agent, Parent, Frontier Surviving Corporation or Holly Surviving Corporation for any reason shall be converted into the right to receive the Holly Merger Consideration or Frontier Merger Consideration, as applicable, with respect to the shares of Holly Common Stock or Frontier Common Stock formerly represented thereby (including any cash in lieu of fractional shares of Parent Common Stock to which the holders thereof are entitled pursuant to Section 2.10 and any dividends or other distributions to which the holders thereof are entitled pursuant to Section 2.8). From and after the Effective Time, the holders of Holly Certificates or Frontier Certificates evidencing ownership of shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided for herein or by applicable law.

                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF HOLLY

         Except as set forth in the disclosure letter delivered to Frontier concurrently with the execution hereof (the "Holly Disclosure Letter") in accordance with Section 8.16 or as disclosed with reasonable specificity in the Holly Reports (as defined in Section 3.7), Holly represents and warrants to Frontier that:

         SECTION 3.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Holly is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Holly is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Holly Material Adverse Effect (as defined in Section 8.9). Holly has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Holly's certificate of incorporation and bylaws previously made available to Frontier are true and correct and contain all amendments as of the date hereof.

         SECTION 3.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Holly has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by Holly of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than, with respect to the Holly Merger, the approval and adoption of this Agreement by Holly's stockholders. This Agreement constitutes the valid and legally binding obligation of Holly, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 3.3 CAPITALIZATION. The authorized capital stock of Holly consists of 20,000,000 shares of Holly Common Stock, and 1,000,000 shares of preferred stock, par value of $1.00 per share (the "Holly Preferred Stock"). As of March 28, 2003, there were (a) 15,492,428 shares of Holly Common Stock issued and outstanding, (b) no shares of Holly Preferred Stock issued and outstanding,
(c) 1,388,800 shares of Holly Common Stock issuable pursuant to options granted under the stock option plans of Holly described in the Holly Disclosure Letter (the "Holly Stock Plans"), of which the weighted average exercise price was approximately $10.20 per share and (d) no restricted shares of Holly Common Stock issued under the Holly Stock Plans. All issued and outstanding shares of Holly Common Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Holly and
(iii) were issued in compliance with all applicable charter documents of Holly and all applicable federal and state securities laws, rules and regulations. Except (i) as set forth in this Section 3.3, (ii) for any shares of Holly Common Stock issued pursuant to the exercise of the options or other awards referred to in subsection (c) above, and (iii) for shares of Holly Common Stock issuable pursuant to the exercise of such options, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, stockholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate Holly or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Holly or any of its Subsidiaries. Holly has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Holly on any matter.

         SECTION 3.4 SUBSIDIARIES. Each of Holly's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a Holly Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Holly's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Holly free and clear of all Liens. Schedule 3.4 of the Holly Disclosure Letter sets forth for each Subsidiary of Holly, its name and jurisdiction of incorporation or organization.

         SECTION 3.5 NO VIOLATION. Neither Holly nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Holly or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, a Holly Material Adverse Effect. Except as would not have, individually or in the aggregate, a Holly Material Adverse Effect, (i) Holly and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Holly Permits") and (ii) Holly and its Subsidiaries are in compliance with the terms of the Holly Permits. No investigation by any governmental authority with respect to Holly or any of its Subsidiaries is pending or, to the knowledge of Holly, threatened, other than those that would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         SECTION 3.6 NO CONFLICT.

         (a) Neither the execution and delivery by Holly of this Agreement nor the consummation by Holly of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of Holly; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon, any of the properties of Holly or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Holly or any of its Subsidiaries under any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, Holly Permit, lease, contract, agreement, joint venture or other instrument or obligation to which Holly or any of its Subsidiaries is a party, or by which Holly or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Holly or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect.

         (b) Neither the execution and delivery by Holly of this Agreement nor the consummation by Holly of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than (i) the filings provided for in Article 1, (ii) filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities and "Blue Sky" laws, (iii) filings required by the Federal Energy Regulatory Commission and any state energy regulatory commissions with respect to interstate and intrastate petroleum pipelines, and (iv) filings required by the Federal Communications Commission with respect to microwave transmitter licenses ((i), (ii), (iii) and (iv) collectively, the "Regulatory Filings"), except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect.

         (c) Other than as contemplated by Section 3.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Holly Material Contracts (as hereinafter defined) or for Holly to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect.

         (d) Other than as contemplated by Section 5.13(d), neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in or constitute the satisfaction of a condition to (whether or not there be any additional condition to) any payment from Holly or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Holly or any of its Subsidiaries under any Holly Plan (as defined in Section 3.11) or otherwise;
(ii) increase any benefits otherwise payable under any Holly Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 3.7 SEC DOCUMENTS. Holly has made available to Frontier each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Holly with the Securities and Exchange Commission ("SEC") since July 31, 2000, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Holly Reports"), and Holly has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Holly Reports (i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superseded by subsequent filings with the SEC prior to the date hereof. Each of the consolidated balance sheets included in or incorporated by reference into the Holly Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Holly and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Holly Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Holly and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         SECTION 3.8 LITIGATION AND LIABILITIES. There are no actions, suits or proceedings pending against Holly or any of its Subsidiaries or, to Holly's knowledge, threatened against Holly or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Holly or any of its Subsidiaries, other than those that would not have, individually or in the aggregate, a Holly Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of Holly or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the Holly Reports, (b) that have been incurred in the ordinary course of business since January 31, 2003, (c) related to expenses associated with the transactions contemplated by this Agreement or
(d) that would not have or reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect.

         SECTION 3.9 ABSENCE OF CERTAIN CHANGES. Since July 31, 2002, Holly has conducted its business only in the ordinary and usual course of business, and during such period there has not been (i) any event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Holly Material Adverse Effect; (ii) through the date hereof, any material change by Holly or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; (iii) any material damage, destruction, or loss to the business or properties of Holly and its Subsidiaries, taken as a whole, not covered by insurance; (iv) through the date hereof, any declaration, setting aside or payment of any dividend (other than ordinary quarterly dividends of $0.11 per share on Holly Common Stock) or other distribution in respect of the capital stock of Holly, or any direct or indirect redemption, purchase or any other acquisition by Holly of any such stock; (v) through the date hereof, any change in the capital stock or in the number of shares or classes of Holly's authorized or outstanding capital stock (other than as a result of issuances under Holly Stock Plans or exercises of options to purchase shares of Holly Common Stock outstanding or issued as permitted hereunder pursuant to Section 5.1(a)(vi)); (vi) through the date hereof, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or
(vii) through the date hereof, any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under Section 5.1(a)(viii),
(ix), (x), (xii), (xiii), (xv), (xvi), or (xx) of this Agreement.

         SECTION 3.10 TAXES.

         (a) Each of Holly and its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or, since January 1, 1991, was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all Tax Returns (as defined below) required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, a Holly Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all Taxes (as defined below) required to be paid by it other than those being contested in good faith by Holly or a Subsidiary of Holly and adequately provided for on the financial statements contained in the Holly Reports and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         (b) Except for matters that would not have, individually or in the aggregate, a Holly Material Adverse Effect and for matters disclosed on Schedule 3.10(b) of the Holly Disclosure Letter, (i) the federal income tax returns of Holly and each of its Subsidiaries have been examined by the Internal Revenue Service (the "IRS") (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) all deficiencies asserted as a result of any examinations of Holly and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the Holly Reports; (iii) as of the date hereof, neither Holly nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the filing of any Tax Return or the assessment of any Taxes of Holly or any of its Subsidiaries that will be outstanding as of the Effective Time; (iv) neither Holly nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (v) there are no Tax liens on any assets of Holly or its Subsidiaries except for (A) Taxes not yet currently due and (B) matters being contested by Holly or its Subsidiaries in good faith for which adequate reserves are reflected in the financial statements contained in the Holly Reports; and (vi) neither Holly nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that could constitute a "parachute payment" within the meaning of section 280G of the Code.

         (c) Except as disclosed on Schedule 3.10(c) of the Holly Disclosure Letter, neither Holly nor any of its Subsidiaries has participated, directly or indirectly, in any (i) reportable transaction within the meaning of Treas. Reg.
Section 1.6011-4T(b), or (ii) tax shelter required to be registered under
Section 6111 of the Code.

         (d) For purposes of this Agreement, (i) "Tax" or "Taxes" means all federal, state, county, local, foreign or other net income, gross income, gross receipts, sales, use, ad valorem, transfer, accumulated earnings, personal holding, excess profits, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, disability, capital stock, or windfall profits taxes, customs duties or other taxes, fees, assessments or governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign), and (ii) "Tax Return" means any return, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 3.11 EMPLOYEE BENEFIT PLANS.

         (a) For purposes of this Section 3.11, the term Subsidiaries as applied to Holly shall include any entity, whether or not incorporated, which, with Holly, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of section 414(b), (c) or (m) of the Code, within the six full calendar years prior to the Closing Date.

         (b) All employee benefit plans, programs, arrangements and agreements, including but not limited to pension, retirement, disability, medical, dental or other health insurance plans; life insurance or other death benefit plans; profit sharing, deferred compensation, stock option, bonus or other incentive plans; vacation benefit plans or policies; severance or redundancy plans; individual employee agreements; and foreign plans not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (whether or not described in Section 3(3) of ERISA, whether or not funded, whether or not written or oral and whether or not legally enforceable in whole or in part) (i) to which Holly or any Subsidiary is a party or by which it is bound, (ii) with respect to which Holly or any Subsidiary has made any payments or contributions, or (iii) to which Holly or any Subsidiary may otherwise have any liability, are listed on Schedule 3.11(b) of the Holly Disclosure Letter (the "Holly Plans").

         (c) Holly has made available to Frontier a true, correct and complete copy of each of the Holly Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any Holly Plan that is not in written form, Frontier has been supplied with an accurate description of such Holly Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Holly Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Holly Plan have been made available to Frontier. There have been no changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied that would have, individually or in the aggregate, a Holly Material Adverse Effect.

         (d) All Holly Plans comply in form and have been administered in operation in compliance in all material respects with all applicable requirements of law, excluding any deficiencies that would not have, individually or in the aggregate, a Holly Material Adverse Effect, no event has occurred which will or could cause any such Holly Plan to fail to comply with such requirements, excluding any deficiencies that would not have, individually or in the aggregate, a Holly Material Adverse Effect, and no notice has been issued by any governmental authority questioning or challenging such compliance, and no inquiry or audit has been initiated with respect thereto by any governmental authority.

         (e) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, excluding any deficiencies that would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         (f) To the extent applicable, the Holly Plans comply, in all material respects, with the requirements of ERISA, the Code and any other applicable tax act and other laws, and any Holly Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified (or an application for qualification is pending before the IRS) under the currently applicable provisions of the Code, and nothing has occurred or is anticipated to occur to cause the loss of such qualified status.

         (g) Except as specifically set forth on Schedule 3.11(g) of the Holly Disclosure Letter, Holly does not sponsor, maintain, participate in or contribute to, and has not at any time sponsored, maintained, participated in or contributed to (and never has been required to contribute to) any (i) employee pension benefit plan (as such term is defined in Section 3(1) of ERISA ("Pension Plan") that is or was subject to minimum funding standards of the Code or ERISA;
(ii) "multiemployer plan" as that term is defined in Section 414(f) of the Code or Section 4001(a)(3) of ERISA; (iii) foreign benefit plans; or (iv) voluntary employee benefit associations intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

         (h) Except as specifically set forth on Schedule 3.11(h) of the Holly Disclosure Letter: (i) Holly has paid all premiums (including any applicable interest, charges and penalties for late payment) due the Pension Benefit Guaranty Corporation (the "PBGC") with respect to each Pension Plan for which premiums to the PBGC are required; (ii) no Pension Plan had, as of the most recent actuarial report, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA) or has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived; (iii) no Pension Plan has a "liquidity shortfall" as defined in Section 412(m)(5) of the Code; (iv) no notice has been required under Section 4011 of ERISA with respect to any Pension Plan; (v) no event described in Section 401(a)(29) of the Code has occurred or can reasonably be expected to occur with respect to any Pension Plan; (vi) no "reportable event" (as that term is defined in Section 4043 of ERISA and for which the 30-day notice requirement has not been waived) has occurred with respect to any Pension Plan; (vii) each Pension Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable individually and in the aggregate; and (viii) the fair market value of the assets of each Pension Plan will exceed or equal the "projected benefit obligation" (as defined in Statement of Financial Accounting Standard No. 87).

         (i) Except as specifically set forth on Schedule 3.11(i) of the Holly Disclosure Letter, the execution of this Agreement or the consummation of the Mergers will not give rise to or trigger any change of control, accelerated vesting, severance or other similar provisions in any Holly Plan.

         (j) Excluding claims for benefits incurred in the ordinary course of the Holly Plan activities, there are no pending or anticipated claims against or otherwise involving any of the Holly Plans and no suit, action or other litigation has been brought against or with respect to any Holly Plan or any fiduciary of any Holly Plan.

         (k) Neither Holly nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of section 4001(a)(3) of ERISA.

         (l) Except as described in Schedule 3.11(l) of the Holly Disclosure Letter, none of the assets of any Holly Plan is invested in employer securities (as defined in section 407(d)(1) of ERISA) or employer real property (as defined in section 407(d)(2) of ERISA).

         (m) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Holly Plan that would have, individually or in the aggregate, a Holly Material Adverse Effect.

         (n) There have been no acts or omissions by Holly or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Holly or any of its Subsidiaries are or may be liable that would result in a Holly Material Adverse Effect.

         (o) Each Holly Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in material compliance with applicable law, including continuation coverage requirements of section 4980B of the Code, Chapter 100 of the Code and section 601 of ERISA to the extent such requirements are applicable, and each such plan (including any such plan covering retirees or other former employees) may be amended (including, without limitation, to prospectively curtail or discontinue benefits and/or increase participant contribution requirements) or terminated without liability (other than with respect to welfare benefits in the ordinary course) to Holly, its Subsidiaries or successors.

         (p) Except as listed and identified on Schedule 3.11(p) of the Holly Disclosure Letter, neither Holly nor any of its Subsidiaries has any liability or contingent liability for providing, under any Holly Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code.

         (q) Obligations under or relating to the Holly Plans are properly reflected in the financial statements of Holly in accordance with generally accepted accounting principles.

         (r) There has been no act or omission that would impair the ability of Parent, Frontier or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Holly Plan to the full extent permitted under applicable law.

         SECTION 3.12 LABOR MATTERS.

         (a) Schedule 3.12(a) of the Holly Disclosure Letter lists each of the collective bargaining or other labor union contracts applicable to any employees of Holly or any of its Subsidiaries to which Holly or any of its Subsidiaries is a party or is otherwise subject (the "Holly Bargaining Agreements"). To Holly's knowledge, Holly and each of its Subsidiaries, as applicable, is in compliance with the Holly Bargaining Agreements. As of the date of this Agreement, there is no pending or, to Holly's knowledge, threatened labor dispute, strike, or work stoppage against Holly or any of its Subsidiaries that that would have, individually or in the aggregate, a Holly Material Adverse Effect.

         (b) Holly has provided Frontier with true, complete and correct copies of (i) the Holly Bargaining Agreements, including any amendments thereto, (ii) the Holly Plans covering the employees represented by the Holly Bargaining Agreements (the "Holly Represented Employees"), including any amendments thereto, and (iii) summaries of the Holly Plans covering the Holly Represented Employees. There are no "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), or other programs, plans or arrangements, maintained in whole or in part, contributed to, or required to be contributed to, in whole or in part, by Holly or any of its Subsidiaries relating to the Holly Represented Employees other than as disclosed to Frontier pursuant to this paragraph.

         SECTION 3.13 ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement:

                  (i) "Environmental Laws" means any and all applicable laws, statutes, regulations, rules, orders, ordinances, legally enforceable directives, and rules of common law of any governmental entity pertaining to protection of human health (to the extent arising from exposure to Hazardous Materials) or the environment (including, without limitation, any natural resource damages or any generation, use, storage, treatment, disposal, release, threatened release, discharge, or emission of Hazardous Materials into the indoor or outdoor environment) in effect at the time of Closing;

                  (ii) "Hazardous Materials" means any (1) chemical, product, substance, waste, pollutant, or contaminant that is defined or listed as hazardous or toxic or that is otherwise regulated under any Environmental Law; (2) asbestos containing materials, whether in a friable or non-friable condition, polychlorinated biphenyls, naturally occurring radioactive materials or radon; and (3) any petroleum hydrocarbons, petroleum products, petroleum substances, crude oil, natural gas, and any components, fractions, or derivatives thereof;

                  (iii) "Environmental Permits" means any and all permits, registrations, licenses, consents, exemptions, variances, authorizations, and similar approvals required under Environmental Laws;

                  (iv) "Release" means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing;

                  (v) "Holly Real Properties" means those real properties owned, leased, or otherwise operated by Holly or its Subsidiaries in connection with the performance of their respective businesses; and

                  (vi) "Offsite Non-Holly Real Properties" means any real properties other than the Holly Real Properties.

         (b) Except as would not have, individually or in the aggregate, a Holly Material Adverse Effect:

                  (i) Holly and its Subsidiaries and their respective operations, assets, businesses and Holly Real Properties are in compliance with all Environmental Laws and Environmental Permits;

                  (ii) All Environmental Permits required under Environmental Laws for operating Holly's and its Subsidiaries' assets, businesses, and Holly Real Properties as they are currently being operated have been obtained and are currently in full force and effect and, to Holly's knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits;

                  (iii) Holly and its Subsidiaries are not subject to any pending or, to Holly's knowledge, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws and neither Holly nor its Subsidiaries have received written notice of alleged violations under applicable Environmental Laws with respect to their respective operations, assets, businesses, or Holly Real Properties;

                  (iv) There have been no Releases of Hazardous Materials on, under or from the Holly Real Properties and there are no investigations, remediations, removals or monitorings of Hazardous Materials required under Environmental Laws at such properties;

                  (v) Neither Holly nor its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-Holly Real Properties and, to the knowledge of Holly, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice; and

                  (vi) Holly and its Subsidiaries have made available to Frontier complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to Holly or its Subsidiaries) that are in Holly's or its Subsidiaries' possession and relating to their respective operations, assets, businesses, or the Holly Real Properties.

         Neither Holly nor its Subsidiaries makes any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this
Section 3.13.

         SECTION 3.14 INTELLECTUAL PROPERTY. Holly and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Holly Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which would have, individually or in the aggregate, a Holly Material Adverse Effect. Except in the ordinary course of business, neither Holly nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of Holly's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have, individually or in the aggregate, a Holly Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to Holly or any of its Subsidiaries in a way which would have, individually or in the aggregate, a Holly Material Adverse Effect.

         SECTION 3.15 TITLE TO PROPERTIES; CONDITION OF ASSETS.

         (a) Except for goods and other property sold, used or otherwise disposed of since January 31, 2003 in the ordinary course of business for fair value, as of the date hereof, Holly and its Subsidiaries have good and indefeasible title to, or hold valid leasehold interests in, or valid rights of way, easements or licenses over, under and across, all their respective properties, interests in properties and assets, real and personal, reflected in Holly's January 31, 2003 financial statements included in the Holly Reports, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of Holly as of January 31, 2003 included in the Holly Reports; (b) Liens for current taxes, assessments or other governmental charges not yet due and payable; (c) Liens of mechanics, materialmen, workmen and operators arising by operation of law in the ordinary course of business, or by written agreement existing as of the date hereof, for sums not yet due or being contested in good faith by appropriate proceedings; and (d) such imperfections of title, minor encumbrances, easements and Liens that would not have, individually or in the aggregate, a Holly Material Adverse Effect. All leases and other agreements pursuant to which Holly or any of its Subsidiaries leases, subleases or otherwise acquires or obtains operating rights affecting any real or personal property are valid, binding and enforceable in accordance with their terms, except where the failure to be valid, binding and enforceable would not have, individually or in the aggregate, a Holly Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Holly or any of its Subsidiaries that would have, individually or in the aggregate, a Holly Material Adverse Effect. No consents or other approvals of any lessor, or its lender, are required under any material lease as a result of the consummation of the transactions contemplated by this Agreement.

         (b) The tangible assets, including without limitation, refinery improvements, terminal improvements, pipelines and equipment of Holly and its Subsidiaries (i) are in good operating condition and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice, (ii) are adequate for the purpose for which they are being used and are capable of being used in the business as presently conducted without present need for replacement or repair, except in the ordinary course of business, (iii) conform in all material respects with all applicable legal requirements, and
(iv) in the aggregate provide the capacity to engage in their respective businesses on a continuous basis, subject to routine maintenance.

         SECTION 3.16 INSURANCE. Holly and its Subsidiaries maintain insurance coverage adequate in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

         SECTION 3.17 NO BROKERS. Holly has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Frontier, Merger Sub One, Merger Sub Two or Holly to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Holly has retained Credit Suisse First Boston LLC to act as its financial advisor in connection with the

Holly Merger and render the opinion referred to in Section 3.18, a copy of the engagement letter for which and the terms of which (including the fees owed by Holly in connection therewith) have been disclosed in writing to Frontier prior to the date hereof.

         SECTION 3.18 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Holly has received the opinion of Credit Suisse First Boston LLC to the effect that the Holly Merger Consideration is fair, from a financial point of view, to the holders of shares of Holly Common Stock, it being understood and acknowledged by Frontier that such opinion has been rendered for the benefit of the Board of Directors of Holly, and is not intended to, and may not, be relied upon by Frontier, its affiliates or their respective Subsidiaries.

         SECTION 3.19 CONTRACTS; DEBT INSTRUMENTS.

         (a) Except for documents filed or listed as exhibits to the Holly Reports filed since July 31, 2002 ("Holly Material Contracts"), there are no contracts or leases that are material to the business, properties, assets, financial condition or results of operations of Holly and its Subsidiaries taken as a whole. Neither Holly nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Holly Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have, individually or in the aggregate, a Holly Material Adverse Effect. Each Holly Material Contract is in full force and effect, and is a legal, valid and binding obligation of Holly or one of its Subsidiaries and, to the knowledge of Holly, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and except where the failure of any Holly Material Contract to be in full force and effect or a legal, valid and binding obligation and enforceable in accordance with its terms would not have, individually or in the aggregate, a Holly Material Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Holly or one of its Subsidiaries or, to the knowledge of Holly, any other party thereto under any Holly Material Contract or result in a right of termination of any Holly Material Contract, except for any condition or event that would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         (b) Set forth in Schedule 3.19(b) of the Holly Disclosure Letter is, as of the date hereof, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Holly or its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred, (ii) the respective principal amounts outstanding thereunder as of the date hereof and (iii) the approximate amount of consolidated cash and cash equivalents of Holly and its Subsidiaries as of the date hereof.

         (c) Neither Holly nor any of its Subsidiaries has entered into any contract, and there is no commitment, judgment, injunction, order or decree to which Holly or any of its Subsidiaries is a party or subject to, that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Holly or any of its Subsidiaries (or of Parent or any of its other Subsidiaries after the Mergers) or any contract that may be terminable as a result of Frontier's status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         SECTION 3.20 RECOMMENDATION; VOTE REQUIRED. The Board of Directors of Holly, at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Holly stockholders, (ii) approved this Agreement and the transactions contemplated hereby and (iii) recommended that this Agreement and the transactions contemplated hereby be approved and adopted by the holders of Holly Common Stock. The affirmative vote of the holders of a majority of the outstanding shares of Holly Common Stock is the only vote of any class or series of Holly capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (the "Holly Requisite Vote").

         SECTION 3.21 CERTAIN APPROVALS. Holly's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Mergers and the transactions contemplated by this Agreement the restrictions contained in Section 203 of the DGCL and any other "fair price," "moratorium," control share acquisition, interested stockholder or other similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the certificate of incorporation or bylaws of Holly.

         SECTION 3.22 CERTAIN CONTRACTS. Neither Holly nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of Holly and its Subsidiaries, taken as a whole, or (to the knowledge of Holly) Frontier and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have, individually or in the aggregate, a Holly Material Adverse Effect.

         SECTION 3.23 NO RIGHTS PLAN OR AGREEMENT. Holly has not adopted any so-called "poison pill" rights plan or agreement.

         SECTION 3.24 SUPPORT AGREEMENTS. Effective contemporaneously with Holly's entering into this Agreement, Holly has delivered to Frontier a Holly Holder Support Agreement in the form attached hereto as Exhibit C, duly executed by each person identified in Schedule 3.24 to the Holly Disclosure Letter; and each such Holly Holder Support Agreement is enforceable by Frontier in accordance with its terms.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                                    FRONTIER

         Except as set forth in the disclosure letter delivered to Holly concurrently with the execution hereof (the "Frontier Disclosure Letter") in accordance with Section 8.16 or as disclosed with reasonable specificity in the Frontier Reports (as defined in Section 4.7), Frontier represents and warrants to Holly that:

         SECTION 4.1 EXISTENCE; GOOD STANDING; CORPORATE AUTHORITY. Frontier is a corporation duly incorporated, validly existing and in good standing under the laws of its state of incorporation. Frontier is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have, individually or in the aggregate, a Frontier Material Adverse Effect (as defined in Section 8.9). Frontier has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted. The copies of Frontier's articles of incorporation and bylaws previously made available to Holly are true and correct and contain all amendments as of the date hereof.

         SECTION 4.2 AUTHORIZATION, VALIDITY AND EFFECT OF AGREEMENTS. Frontier has the requisite corporate power and authority to execute and deliver this Agreement and all other agreements and documents contemplated hereby to which it is a party. The consummation by Frontier of the transactions contemplated hereby has been duly authorized by all requisite corporate action, other than the approval of the Frontier Merger by Frontier's stockholders. This Agreement constitutes the valid and legally binding obligation of Frontier, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity.

         SECTION 4.3 CAPITALIZATION. The authorized capital stock of Frontier consists of 50,000,000 shares of Frontier Common Stock and 500,000 shares of Frontier's preferred stock, par value $1.00 per share ("Frontier Preferred Stock"). As of March 17, 2003, there were (a) 25,925,383 shares of Frontier Common Stock issued and outstanding (exclusive of unvested restricted shares),
(b) no shares of Frontier Preferred Stock issued and outstanding, (c) 3,408,125 shares of Frontier Common Stock issuable pursuant to options granted under the stock options plans of Frontier described in Schedule 4.3 of the Frontier Disclosure Letter (the "Frontier Stock Plans"), of which the weighted average exercise price was approximately $12.55 per share, and (d) 205,632 unvested restricted shares of Frontier Common Stock issued under the Frontier Stock Plans. All issued and outstanding shares of Frontier Common Stock and Frontier Preferred Stock (i) are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, (ii) were not issued in violation of the terms of any agreement or other understanding binding upon Frontier and
(iii) were issued in compliance with all applicable charter documents of Frontier and all applicable federal and state securities laws, rules and regulations. Except (i) as set forth in this Section 4.3, (ii) for any shares of Frontier Common Stock issued pursuant to the exercise of options or other awards referred to in subsection (c) above, and (iii) for shares of Frontier Common Stock issuable pursuant to the exercise of such options, there are no outstanding shares of capital stock and there are no options, warrants, calls, subscriptions, stockholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate Frontier or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other voting securities of Frontier or any of its Subsidiaries. Frontier has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of Frontier on any matter.

         SECTION 4.4 SUBSIDIARIES. (a) Each of Frontier's Subsidiaries is a corporation, limited liability company or partnership duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation or organization, has the corporate, limited liability company or partnership power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing (where applicable) in each jurisdiction in which the ownership, operation or lease of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have, individually or in the aggregate, a Frontier Material Adverse Effect. All of the outstanding shares of capital stock of, or other ownership interests in, each of Frontier's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by Frontier free and clear of all Liens. Schedule 4.4 of the Frontier Disclosure Letter sets forth for each Subsidiary of Frontier its name and jurisdiction of incorporation or organization.

         SECTION 4.5 NO VIOLATION. Neither Frontier nor any of its Subsidiaries is, or has received notice that it would be with the passage of time, in violation of any term, condition or provision of (a) its charter documents or bylaws, (b) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or (c) any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which Frontier or any of its Subsidiaries or any of their respective properties or assets is subject, or is delinquent with respect to any report required to be filed with any governmental entity, except, in the case of matters described in clause (b) or (c), as would not have, individually or in the aggregate, a Frontier Material Adverse Effect. Except as would not have, individually or in the aggregate, a Frontier Material Adverse Effect, (i) Frontier and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all governmental authorities necessary for the lawful conduct of their respective businesses (the "Frontier Permits") and (ii) Frontier and its Subsidiaries are in compliance with the terms of the Frontier Permits. No investigation by any governmental authority with respect to Frontier or any of its Subsidiaries is pending or, to the knowledge of Frontier, threatened, other than those that would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         SECTION 4.6 NO CONFLICT.

         (a) Neither the execution and delivery by Frontier of this Agreement nor the consummation by Frontier of the transactions contemplated hereby in accordance with the terms hereof will: (i) conflict with or result in a breach of any provisions of the charter documents or bylaws of Frontier; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or give rise to a right of purchase under, or accelerate the performance required by, or result in the creation of any Lien upon any of the properties of Frontier or its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, or otherwise result in a detriment to Frontier or any of its Subsidiaries under, any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, Frontier Permit, lease, contract, agreement, joint venture or other instrument or obligation to which Frontier or any of its Subsidiaries is a party, or by which Frontier or any of its Subsidiaries or any of their properties is bound or affected; or (iii) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, judgment, order or decree binding upon or applicable to Frontier or any of its Subsidiaries, except, in the case of matters described in clause (ii) or (iii), as would not have or reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (b) Neither the execution and delivery by Frontier of this Agreement nor the consummation by Frontier of the transactions contemplated hereby in accordance with the terms hereof will require any consent, approval or authorization of, or filing or registration with, any governmental or regulatory authority, other than Regulatory Filings, except for any consent, approval or authorization the failure of which to obtain and for any filing or registration the failure of which to make would not have or reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (c) Other than as contemplated by Section 4.6(b), no consents, assignments, waivers, authorizations or other certificates are necessary in connection with the transactions contemplated hereby to provide for the continuation in full force and effect of all of the Frontier Material Contracts (as hereinafter defined) or for Frontier to consummate the transactions contemplated hereby, except where the failure to receive such consents or other certificates would not have or reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (d) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in or constitute the satisfaction of a condition to (whether or not there be any additional condition to) any payment from Frontier or its Subsidiaries (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Frontier or any of its Subsidiaries under any Frontier Plan (as defined in Section 4.11) or otherwise; (ii) increase any benefits otherwise payable under any Frontier Plan or otherwise; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

         SECTION 4.7 SEC DOCUMENTS. Frontier has made available to Holly each registration statement, report, proxy statement or information statement (other than preliminary materials) filed by Frontier with the SEC since December 31, 2000, each in the form (including exhibits and any amendments thereto) filed with the SEC prior to the date hereof (collectively, the "Frontier Reports"), and Frontier has filed all forms, reports and documents required to be filed by it with the SEC pursuant to relevant securities statutes, regulations, policies and rules since such time. As of their respective dates, the Frontier Reports
(i) were prepared in accordance with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder and complied with the then applicable accounting requirements and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading except for such statements, if any, as have been modified or superseded by subsequent filings with the SEC prior to the date hereof.

Each of the consolidated balance sheets included in or incorporated by reference into the Frontier Reports (including the related notes and schedules) fairly presents in all material respects the consolidated financial position of Frontier and its Subsidiaries as of its date and each of the consolidated statements of operations, cash flows and stockholders' equity included in or incorporated by reference into the Frontier Reports (including any related notes and schedules) fairly presents in all material respects the results of operations, cash flows or changes in stockholders' equity, as the case may be, of Frontier and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to such exceptions as may be permitted by Form 10-Q of the SEC), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein, and except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

         SECTION 4.8 LITIGATION AND LIABILITIES. Except as set forth on Schedule
4.8 of the Frontier Disclosure Letter, there are no actions, suits or proceedings pending against Frontier or any of its Subsidiaries or, to Frontier's knowledge, threatened against Frontier or any of its Subsidiaries, at law or in equity, or before or by any federal, state or foreign commission, court, board, bureau, agency or instrumentality, other than those that would not have or reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect. There are no outstanding judgments, decrees, injunctions, awards or orders against Frontier or any of its Subsidiaries, other than those that would not have, individually or in the aggregate, a Frontier Material Adverse Effect. There are no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, of Frontier or any of its Subsidiaries, other than those liabilities and obligations (a) that are disclosed in the Frontier Reports, (b) that have been incurred in the ordinary course of business since December 31, 2002, (c) related to expenses associated with the transactions contemplated by this Agreement or (d) that would not have or reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect.

         SECTION 4.9 ABSENCE OF CERTAIN CHANGES. Since December 31, 2002, Frontier has conducted its business only in the ordinary and usual course of business and during such period there has not been any (i) event, condition, action or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a Frontier Material Adverse Effect; (ii) through the date hereof, any material change by Frontier or any of its Subsidiaries (viewed on a consolidated basis) in any of its accounting methods, principles or practices or any of its tax methods, practices or elections, except for changes required by generally accepted accounting principles; (iii) any material damage, destruction, or loss to the business or properties of Frontier and its Subsidiaries, taken as a whole, not covered by insurance; (iv) through the date hereof, any declaration, setting aside or payment of any dividend (other than ordinary dividends on the Frontier Common Stock at a rate not greater than $0.05 per share in any quarter) or other distribution in respect of the capital stock of Frontier, or any direct or indirect redemption, purchase or any other acquisition by Frontier of any such stock; (v) through the date hereof, any change in the capital stock or in the number of shares or classes of Frontier's authorized or outstanding capital stock (other than as a result of issuances under the Frontier Stock Plans, exercises of options to purchase the Frontier Common Stock outstanding or issued, or such other issuances of capital stock, in each case, as permitted hereunder pursuant to
Section 5.1(b)(vi)); (vi) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business; or (vii) through the date hereof, any event, condition, action or occurrence that is prohibited on or after the date of this Agreement under
Section 5.1(b)(viii), (ix), (x), (xii), (xiii), (xv), (xvi), or (xx) of this Agreement.

         SECTION 4.10 TAXES.

         (a) Each of Frontier and its Subsidiaries and each affiliated, consolidated, combined, unitary or similar group of which any such corporation is or, since January 1, 1991, was a member has (i) duly filed (or there has been filed on its behalf) on a timely basis (taking into account any extensions of time to file before the date hereof) with appropriate governmental authorities all Tax Returns required to be filed by or with respect to it, except to the extent that any failure to file would not have, individually or in the aggregate, a Frontier Material Adverse Effect, and (ii) duly paid or deposited in full on a timely basis or made adequate provisions in accordance with generally accepted accounting principles (or there has been paid or deposited or adequate provision has been made on its behalf) for the payment of all Taxes required to be paid by it other than those being contested in good faith by Frontier or a Subsidiary of Frontier and adequately provided for on the financial statements contained in the Frontier Reports and except to the extent that any failure to pay or deposit or make adequate provision for the payment of such Taxes would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (b) Except for matters that would not have, individually or in the aggregate, a Frontier Material Adverse Effect, and matters disclosed on Schedule 4.10(b) of the Frontier Disclosure Letter, (i) the federal income tax returns of Frontier and each of its Subsidiaries have been examined by the IRS (or the applicable statutes of limitation for the assessment of federal income taxes for such periods have expired) for all periods; (ii) all deficiencies asserted as a result of any examinations of Frontier and its Subsidiaries by any taxing authority have been paid fully, settled or adequately provided for in the financial statements contained in the Frontier Reports; (iii) as of the date hereof, neither Frontier nor any of its Subsidiaries has granted any requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the filing of any Tax Return or the assessment of any Taxes of Frontier or any of its Subsidiaries that will be outstanding as of the Effective Time; (iv) neither Frontier nor any of its Subsidiaries is a party to, is bound by or has any obligation under any tax sharing, allocation or indemnity agreement or any similar agreement or arrangement; (v) there are no Tax liens on any assets of Frontier or its Subsidiaries except for (A) Taxes not yet currently due and (B) matters being contested by Frontier or its Subsidiaries in good faith for which adequate reserves are reflected in the financial statements contained in the Frontier Reports; and (vi) neither Frontier nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that could constitute a "parachute payment" within the meaning of section 280G of the Code.

         (c) Except as disclosed on Schedule 4.10(c) of the Frontier Disclosure Letter, neither Frontier nor any of its Subsidiaries has participated, directly or indirectly, in any (i) reportable transaction within the meaning of Treas. Reg. Section 1.6011-4T(b), or (ii) tax shelter required to be registered under
Section 6111 of the Code.

         SECTION 4.11 EMPLOYEE BENEFIT PLANS.

         (a) For purposes of this Section 4.11, the term Subsidiaries as applied to Frontier shall include any entity, whether or not incorporated, which, with Frontier, forms or formed a controlled group of corporations, a group of trades or business under common control or an affiliated service group, within the meaning of section 414(b), (c) or (m) of the Code, within the six full calendar years prior to the Closing Date.

         (b) All employee benefit plans, programs, arrangements and agreements, including but not limited to pension, retirement, disability, medical, dental or other health insurance plans; life insurance or other death benefit plans; profit sharing, deferred compensation, stock option, bonus or other incentive plans; vacation benefit plans or policies; severance or redundancy plans; individual employee agreements; and foreign plans not subject to ERISA (whether or not described in Section 3(3) of ERISA, whether or not funded, whether or not written or oral and whether or not legally enforceable, in whole or in part) (i) to which Frontier or any Subsidiary is a party or by which it is bound, (ii) with respect to which Frontier or any Subsidiary has made any payments or contributions, or (iii) to which Frontier or any Subsidiary may otherwise have any liability, are listed on Schedule 4.11(b) of the Frontier Disclosure Letter (the "Frontier Plans").

         (c) Frontier has made available to Holly a true, correct and complete copy of each of the Frontier Plans, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and record-keeping agreements, each as in effect on the date hereof. In the case of any Frontier Plan that is not in written form, Holly has been supplied with an accurate description of such Frontier Plan as in effect on the date hereof. A true, correct and complete copy of the most recent annual report, actuarial report, accountant's opinion of the plan's financial statements, summary plan description and IRS determination letter with respect to each Frontier Plan, to the extent applicable, and a current schedule of assets (and the fair market value thereof assuming liquidation of any asset which is not readily tradable) held with respect to any funded Frontier Plan have been made available to Holly. There have been no changes in the financial condition of the respective plans from that stated in the annual reports and actuarial reports supplied that would have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (d) All Frontier Plans comply in form and have been administered in operation in compliance in all material respects with all applicable requirements of law, excluding any deficiencies that would not have, individually or in the aggregate, a Frontier Material Adverse Effect, no event has occurred which will or could cause any such Frontier Plan to fail to comply with such requirements, excluding any deficiencies that would not have, individually or in the aggregate, a Frontier Material Adverse Effect, and no notice has been issued by any governmental authority questioning or challenging such compliance, and no inquiry or audit has been initiated with respect thereto by any governmental authority.

         (e) All required employer contributions under any such plans have been made and the applicable funds have been funded in accordance with the terms thereof, excluding any deficiencies that would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (f) To the extent applicable, the Frontier Plans comply, in all material respects, with the requirements of ERISA, the Code and any other applicable tax act and other laws, and any Frontier Plan intended to be qualified under section 401(a) of the Code has been determined by the IRS to be so qualified (or an application for qualification is pending before the IRS) under the currently applicable provisions of the Code, and nothing has occurred or is anticipated to occur to cause the loss of such qualified status.

         (g) Except as specifically set forth on Schedule 4.11(g) of the Frontier Disclosure Letter, Frontier does not sponsor, maintain, participate in or contribute to, and has not at any time sponsored, maintained, participated in or contributed to (and never has been required to contribute to) any (i) Pension Plan that is or was subject to minimum funding standards of the Code or ERISA;
(ii) "multiemployer plan" as that term is defined in Section 414(f) of the Code or Section 4001(a)(3) of ERISA; (iii) foreign benefit plans; or (iv) voluntary employee benefit associations intended to be exempt from federal income tax under Section 501(c)(9) of the Code.

         (h) Except as specifically set forth on Schedule 4.11(h) of the Frontier Disclosure Letter: (i) Frontier has paid all premiums (including any applicable interest, charges and penalties for late payment) due the PBGC with respect to each Pension Plan for which premiums to the PBGC are required; (ii) no Pension Plan had, as of its most recent actuarial report, an "unfunded benefit liability" (as such term is defined in Section 4001(a)(18) of ERISA) or has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived; (iii) no Pension Plan has a "liquidity shortfall" as defined in Section 412(m)(5) of the Code;
(iv) no notice has been required under Section 4011 of ERISA with respect to any Pension Plan; (v) no event described in Section 401(a)(29) of the Code has occurred or can reasonably be expected to occur with respect to any Pension Plan; (vi) no "reportable event" (as that term is defined in Section 4043 of ERISA and for which the 30-day notice requirement has not been waived) has occurred with respect to any Pension Plan; (vii) each Pension Plan uses a funding method permissible under ERISA and the actuarial assumptions used in connection therewith are reasonable individually and in the aggregate; (viii) the fair market value of the assets of each Pension Plan will exceed or equal the "projected benefit obligation" (as defined in Statement of Financial Accounting Standard No. 87).

         (i) Except as specifically set forth on Schedule 4.11(i) of the Frontier Disclosure Letter, the execution of this Agreement or the consummation of the Mergers will not give rise to or trigger any change of control, accelerated vesting, severance or other similar provisions in any Frontier Plan.

         (j) Excluding claims for benefits incurred in the ordinary course of the Frontier Plan activities, there are no pending or anticipated claims against or otherwise involving any of the Frontier Plans and no suit, action or other litigation has been brought against or with respect to any Frontier Plan or any fiduciary of any Frontier Plan.

         (k) Neither Frontier nor any of its Subsidiaries has incurred or reasonably expects to incur any liability under subtitle E of Title IV of ERISA with respect to any "multiemployer plan," within the meaning of section 4001(a)(3) of ERISA.

         (l) Except as described in Schedule 4.11(l) of the Frontier Disclosure Letter, none of the assets of any Frontier Plan is invested in employer securities (as defined in section 407(d)(1) of ERISA) or employer real property (as defined in section 407(d)(2) of ERISA).

         (m) There have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any Frontier Plan that would have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (n) There have been no acts or omissions by Frontier or any of its Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Frontier or any of its Subsidiaries are or may be liable that would result in a Frontier Material Adverse Effect.

         (o) Each Frontier Plan which constitutes a "group health plan" (as defined in section 607(1) of ERISA or section 4980B(g)(2) of the Code), including any plans of current and former affiliates which must be taken into account under sections 4980B and 414(t) of the Code or section 601 of ERISA, has been operated in material compliance with applicable law, including continuation coverage requirements of section 4980B of the Code, Chapter 100 of the Code and section 601 of ERISA to the extent such requirements are applicable, and each such plan (including any such plan covering retirees or other former employees) may be amended (including, without limitation, to prospectively curtail or discontinue benefits and/or increase participant contribution requirements), or terminated without liability (other than with respect to welfare benefits in the ordinary course) to Frontier, its Subsidiaries or successors.

         (p) Except as listed and identified on Schedule 4.11(p) of the Frontier Disclosure Letter, neither Frontier nor any of its Subsidiaries has any liability or contingent liability for providing, under any Frontier Plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under
Part 6 of Title I of ERISA and section 4980B of the Code.

         (q) Obligations under or relating to the Frontier Plans are properly reflected in the financial statements of Frontier in accordance with generally accepted accounting principles.

         (r) There has been no act or omission that would impair the ability of Frontier or any of its Subsidiaries (or any successor thereto) to unilaterally amend or terminate any Frontier Plan to the full extent permitted under applicable law.

         SECTION 4.12 LABOR MATTERS.

         (a) Schedule 4.12(a) of the Frontier Disclosure Letter lists all collective bargaining or other labor union contracts applicable to any employee of Frontier or any of its Subsidiaries to which Frontier or any of its Subsidiaries is a party or is otherwise subject (the "Frontier Bargaining Agreements"). To Frontier's knowledge, Frontier and each of its Subsidiaries are in compliance with the Frontier Bargaining Agreements. As of the date of this Agreement, there is no pending or, to Frontier's knowledge, threatened labor dispute, strike, or work stoppage against Frontier or any of its Subsidiaries that that would have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (b) Frontier has provided Holly with true, complete and correct copies of (i) the Frontier Bargaining Agreements, including any amendments thereto,
(ii) the Frontier Plans covering the employees represented by the Frontier Bargaining Agreements (the "Frontier Represented Employees"), including any amendments thereto, and (iii) summaries of the Frontier Plans covering the Frontier Represented Employees. There are no "employee pension benefit plans" (as defined in Section 3(2) of ERISA), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA), or other programs, plans or arrangements, maintained in whole or in part, contributed to, or required to be contributed to, in whole or in part, by Frontier or any of its Subsidiaries relating to the Frontier Represented Employees other than as disclosed to Holly in Schedule 4.11(g) of the Frontier Disclosure Letter.

         SECTION 4.13 ENVIRONMENTAL MATTERS.

         (a) As used in this Agreement:

                  (i) "Frontier Real Properties" means those real properties owned, leased, or otherwise operated by Frontier or its Subsidiaries in connection with the performance of any of their respective businesses; and

                  (ii) "Offsite Non-Frontier Real Properties" means any real properties other than the Frontier Real Properties.

         (b) Except as would not have, individually or in the aggregate, a Frontier Material Adverse Effect:

                  (i) Frontier and its Subsidiaries and any of their respective operations, assets, businesses and Frontier Real Properties are in compliance with all Environmental Laws and Environmental Permits;

                  (ii) All Environmental Permits required under Environmental Laws for operating Frontier's and its Subsidiaries' assets, businesses, and Frontier Real Properties as they are currently being operated have been obtained and are currently in full force and effect and, to Frontier's knowledge, there are no conditions or circumstances that would limit or preclude it or its Subsidiaries from renewing such Environmental Permits;

                  (iii) Frontier and its Subsidiaries are not subject to any pending or, to Frontier's knowledge, threatened claims, actions, suits, investigations, inquiries or proceedings under Environmental Laws and none of Frontier or its Subsidiaries have received written notice of alleged violations under applicable Environmental Laws with respect to their respective operations, assets, businesses, or Frontier Real Properties;

                  (iv) There have been no Releases of Hazardous Materials on, under or from the Frontier Real Properties and there are no investigations, remediations, removals or monitorings of Hazardous Materials required under Environmental Laws at such properties;

                  (v) None of Frontier or its Subsidiaries has received any written notice asserting an alleged liability or obligation under any Environmental Laws with respect to the investigation, remediation, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any Offsite Non-Frontier Real Properties and, to the knowledge of Frontier, there are no conditions or circumstances that would reasonably be expected to result in the receipt of such written notice; and

                  (vi) Frontier and its Subsidiaries have made available to Holly complete and correct copies of all material environmental site assessment reports, studies, and correspondence on environmental matters (in each instance relevant to Frontier or its Subsidiaries) that are in Frontier's or its Subsidiaries' possession and relating to their respective operations, assets, businesses or Frontier Real Properties.

         None of Frontier or its Subsidiaries makes any representation or warranty regarding compliance or failure to comply with, or any actual or contingent liability under, any Environmental Law, except as expressly set forth in this Section 4.13.

         SECTION 4.14 INTELLECTUAL PROPERTY. Frontier and its Subsidiaries own or possess all necessary licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights and proprietary information used or held for use in connection with their respective businesses as currently being conducted, free and clear of material Liens, except where the failure to own or possess such licenses and other rights would not have, individually or in the aggregate, a Frontier Material Adverse Effect, and there are no assertions or claims challenging the validity of any of the foregoing which would have, individually or in the aggregate, a Frontier Material Adverse Effect. Except in the ordinary course of business, neither Frontier nor any of its Subsidiaries has granted to any other person any license to use any of the foregoing. The conduct of Frontier's and its Subsidiaries' respective businesses as currently conducted does not conflict with any patents, patent rights, licenses, trademarks, trademark rights, trade names, trade name rights or copyrights of others in a way which would have, individually or in the aggregate, a Frontier Material Adverse Effect. There is no infringement of any proprietary right owned by or licensed by or to Frontier or any of its Subsidiaries in a way which would have, individually or in the aggregate, a Frontier Material Adverse Effect.

         SECTION 4.15 TITLE TO PROPERTIES; CONDITION OF ASSETS.

         (a) Except for goods and other property sold, used or otherwise disposed of since December 31, 2002 in the ordinary course of business for fair value, as of the date hereof, Frontier and its Subsidiaries have good and indefeasible title to, or hold valid leasehold interests in, or valid rights of way, easements or licenses over, under and across, all their respective properties, interests in properties and assets, real and personal, reflected in Frontier's December 31, 2002 financial statements included in the Frontier Reports, free and clear of any Lien, except: (a) Liens reflected in the balance sheet of Frontier as of December 31, 2002 included in the Frontier Reports; (b) Liens for current taxes, assessments or other governmental charges not yet due and payable; (c) Liens of mechanics, materialmen and operators arising by operation of law in the ordinary course of business, or by written agreement existing as of the date hereof, for sums not yet due or being contested in good faith by appropriate proceedings; and (d) such imperfections of title, minor encumbrances easements and Liens that would not have, individually or in the aggregate, a Frontier Material Adverse Effect. All leases, subleases and other agreements pursuant to which Frontier or any of its Subsidiaries leases or otherwise acquires or obtains operating rights affecting any real or personal property are valid, binding and enforceable in accordance with their terms, except where the failure to be valid, binding and enforceable would not have, individually or in the aggregate, a Frontier Material Adverse Effect; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Frontier or any of its Subsidiaries that would have, individually or in the aggregate, a Frontier Material Adverse Effect. No consents or other approvals of any lessor, or its lender, are required under any material lease as a result of the consummation of the transactions contemplated by this Agreement.

         (b) The tangible assets, including without limitation, refinery improvements, terminal improvements, pipelines and equipment of Frontier and its Subsidiaries (i) are in good operating condition and repair, subject to ordinary wear and tear, and have been maintained in accordance with standard industry practice, (ii) are adequate for the purpose for which they are being used and are capable of being used in the business as presently conducted without present need for replacement or repair, except in the ordinary course of business, (iii) conform in all material respects with all applicable legal requirements, and
(iv) in the aggregate provide the capacity to engage in their respective businesses on a continuous basis, subject to routine maintenance.

         SECTION 4.16 INSURANCE. Frontier and its Subsidiaries maintain insurance coverage adequate in the industry for the operation of their respective businesses (taking into account the cost and availability of such insurance).

         SECTION 4.17 NO BROKERS. Frontier has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Holly, Frontier, Merger Sub One or Merger Sub Two to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Frontier has retained Petrie Parkman & Co., Inc. to act as its financial advisor in connection with the Frontier Merger and render the opinion referred to in Section 4.18, the terms of which (including the fees owed by Frontier in connection therewith) have been disclosed in writing to Holly prior to the date hereof.

         SECTION 4.18 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Frontier has received the opinion of Petrie Parkman & Co., Inc. to the effect that the Frontier Merger Consideration is fair, from a financial point of view, to the holders of shares of Frontier Common Stock; it being understood and acknowledged by Frontier that such opinion has been rendered for the benefit of the Board of Directors of Frontier, and is not intended to, and may not, be relied upon by Holly, its affiliates or their respective Subsidiaries.

         SECTION 4.19 CONTRACTS; DEBT INSTRUMENTS.

         (a) Except for documents filed or listed as exhibits to the Frontier Reports filed since December 31, 2002 ("Frontier Material Contracts"), as of the date hereof, there are no contracts or leases that are material to the business, properties, assets, financial condition or results of operations of Frontier and its Subsidiaries taken as a whole. Neither Frontier nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which with the passage of time or the giving of notice or both would cause such a violation of or default under) any Frontier Material Contract to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that would not have, individually or in the aggregate, a Frontier Material Adverse Effect. Each Frontier Material Contract is in full force and effect, and is a legal, valid and binding obligation of Frontier or one of its Subsidiaries and, to the knowledge of Frontier, each of the other parties thereto, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity and except where the failure of any Frontier Material Contract to be in full force and effect or a legal, valid and binding obligation and enforceable in accordance with its terms would not have, individually or in the aggregate, a Frontier Material Adverse Effect. No condition exists or event has occurred which (whether with or without notice or lapse of time or both) would constitute a default by Frontier or one of its Subsidiaries or, to the knowledge of Frontier, any other party thereto under any Frontier Material Contract or result in a right of termination of any Frontier Material Contract, except for any condition or event that would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         (b) Set forth in Schedule 4.19(b) of the Frontier Disclosure Letter is, as of the date hereof, (i) a list of all loan or credit agreements, notes, bonds, mortgages, indentures and other agreements and instruments pursuant to which any indebtedness of Frontier or its Subsidiaries in an aggregate principal amount in excess of $1,000,000 is outstanding or may be incurred, (ii) the respective principal amounts outstanding thereunder as of the date hereof and
(iii) the approximate amount of consolidated cash and cash equivalents of Frontier and its Subsidiaries as of the date hereof.

         (c) Neither Frontier nor any of its Subsidiaries has entered into any contract, and there is no commitment, judgment, injunction, order or decree to which Frontier or any of its Subsidiaries is a party or subject to, that has or would reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Frontier or any of its Subsidiaries (or of Parent or any of its other Subsidiaries after the Mergers) or any contract that may be terminable as a result of Holly's status as a competitor of any party to such contract, except, in each case, for any prohibition, impairment or termination right that would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         SECTION 4.20 RECOMMENDATION; VOTE REQUIRED. The Board of Directors of Frontier, at a meeting duly called and held, has by unanimous vote of those directors present, (i) determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of Frontier stockholders, (ii) adopted this Agreement and the transactions contemplated hereby and (iii) recommended that this Agreement and the transactions contemplated hereby be approved by the holders of Frontier Common Stock. The affirmative vote of the holders of a majority of the outstanding shares of Frontier Common Stock is the only vote of the holders of any class or series of Frontier capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby (the "Frontier Requisite Vote").

         SECTION 4.21 CERTAIN APPROVALS. Frontier's Board of Directors has taken any and all necessary and appropriate action to render inapplicable to the Mergers and the transactions contemplated by this Agreement the restrictions contained in the Wyoming Management Stability Act and any other "fair price," "moratorium," control share acquisition, interested stockholder or similar antitakeover provision or regulation and any restrictive provision of any antitakeover provision in the articles of incorporation or bylaws of Frontier.

         SECTION 4.22 CERTAIN CONTRACTS. Neither Frontier nor any of its Subsidiaries is a party to or bound by (i) any non-competition agreement or any other agreement or obligation which purports to limit the manner in which, or the localities in which, the current business of Frontier and its Subsidiaries, taken as a whole, or (to the knowledge of Frontier) Holly and its Subsidiaries, taken as a whole, is conducted or (ii) any executory agreement or obligation which pertains to the acquisition or disposition of any asset, or which provides any third party any lien, claim or preferential right with regard thereto, except, in the case of this clause (ii), for such agreements or obligations that would not have, individually or in the aggregate, a Frontier Material Adverse Effect.

         SECTION 4.23 NO RIGHTS PLAN OR AGREEMENT. Frontier has not adopted any so-called "poison pill" rights plan or agreement.

         SECTION 4.24 SUPPORT AGREEMENTS. Effective contemporaneously with Frontier's entering into this Agreement, Frontier has delivered to Holly a Frontier Affiliate's Support Agreement in the form attached hereto as Exhibit D, duly executed by each person identified in Schedule 4.24 to the Frontier Disclosure Letter; and each such Frontier Affiliate's Support Agreement is enforceable by Holly in accordance with its terms.

                                    ARTICLE 5
                                    COVENANTS

         SECTION 5.1 CONDUCT OF BUSINESS.

         (a) Prior to the Effective Time, except as set forth in the Holly Disclosure Letter or as expressly contemplated by this Agreement, including
Section 5.13, or as consented to in writing by Frontier, Holly:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (iii) shall not amend its certificate of incorporation or bylaws;

                  (iv) shall promptly notify Frontier of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any Holly Material Contract (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (v) shall promptly make available (in paper form or via the Internet) to Frontier true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (vi) shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Holly Disclosure Letter, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except pursuant to contractual commitments existing on the date of this Agreement and disclosed in the Holly Disclosure Letter; (C) except as provided in Section 5.13(a)(ii) and 5.13(d), increase any compensation or benefits of any officer, director, employee or agent of Holly or any of its Subsidiaries or enter into or amend any employment agreement or severance agreement with any of its present or future officers; or (D) adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;

                  (vii) shall not, and, in the case of clause (B) below, shall not permit any of its Subsidiaries to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than Holly's ordinary quarterly dividends payable with respect to the shares of Holly Common Stock of $0.11 per share in accordance with Section 5.15), or (B) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

                  (viii) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) for an amount in excess of $1,000,000, individually or in the aggregate, except in the ordinary course of business and for fair value;

                  (ix) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in the Holly

         Disclosure Letter and except for amounts that in the aggregate do not exceed $1,000,000, authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Holly Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial amount of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (x) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (xi) shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, except where it would not have, individually or in the aggregate, a Holly Material Adverse Effect, (A) make or rescind any express or deemed election relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (C) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (xiii) shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement and disclosed in the Holly Disclosure Letter or disclosed with reasonable specificity in the Holly Reports) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into or materially extend or amend any material lease (whether such lease is an operating or capital lease) or create or materially extend any material mortgages, liens, security interests or other encumbrances on the property of Holly or Frontier or any of their Subsidiaries in connection with any indebtedness thereof or (C) make or commit to make aggregate capital expenditures in excess of those set forth in Schedule 5.1(a)(xiii) of the Holly Disclosure Letter;

                  (xiv) subject to Section 5.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Mergers;

                  (xv) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (xvi) shall not enter into or amend any agreement with any holder of Holly capital stock with respect to holding, voting or disposing of shares of Holly Common Stock;

                  (xvii) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any Holly Plans except as provided in Section 2.5(c);

                  (xviii) other than in the ordinary course of business consistent with past practices, enter into, amend or terminate any hedge contracts;

                  (xix) shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

                  (xx) shall not purchase any Frontier Common Stock or any other debt, equity or other securities of Frontier;

                  (xxi) shall not, and shall not permit any of its Subsidiaries to, (A) do business in any country in which Holly or any of its Subsidiaries is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person; and

                  (xxii) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

         (b) Prior to the Effective Time, except as set forth in the Frontier Disclosure Letter or as expressly contemplated by this Agreement, including
Section 5.13, or as consented to in writing by Holly, Frontier:

                  (i) shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

                  (ii) shall use its reasonable best efforts, and shall cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact their business organizations and goodwill, keep available the services of their respective officers and employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (iii) shall not amend its articles of incorporation or bylaws;

                  (iv) shall promptly notify Holly of any material adverse change in its financial condition or business or any termination, cancellation, repudiation or material breach of any Frontier Material Contract (or communications expressly indicating the same may be contemplated), or the institution of any material litigation or material governmental complaints, investigations or hearings (or communications in writing indicating the same may be contemplated), or the breach in any material respect of any representation or warranty contained herein;

                  (v) shall promptly make available (in paper form or via the Internet) to Holly true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement;

                  (vi) except as set forth on Schedule 5.1(b)(vi) of the Frontier Disclosure Letter, shall not (A) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed in the Frontier Disclosure Letter, issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock except pursuant to contractual commitments existing on the date of this Agreement and disclosed in the Frontier Disclosure Letter; (C) increase any compensation or benefits of any officer, director, employee or agent of the Frontier or any of its Subsidiaries or enter into or amend any employment agreement or severance agreement with any of its present or future officers, directors or employees, or (D) except as contemplated in Section 5.4 and Section 5.13 adopt any new employee benefit plan (including any stock option, stock benefit or stock purchase plan) or amend (except as required by law) any existing employee benefit plan in any material respect;

                  (vii) shall not, and, in the case of clause (B) below, shall not permit any of its Subsidiaries to (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock (other than ordinary dividends on the Frontier Common Stock at a rate not greater than $0.05 per share in any quarter in accordance with Section 5.15) or (B) redeem, purchase or otherwise acquire any shares of its capital stock or capital stock of any of its Subsidiaries or any option, warrant, conversion right or other right to acquire such shares, or make any commitment for any such action;

                  (viii) shall not, and shall not permit any of its Subsidiaries to, sell, lease or otherwise dispose of any of its assets (including capital stock of Subsidiaries) for an amount in excess of $1,000,000, individually or in the aggregate, except in the ordinary course of business and for fair value;

                  (ix) shall not, and shall not permit any of its Subsidiaries to, except pursuant to contractual commitments in effect on the date hereof and disclosed in Schedule 5.1(b)(ix) of the Frontier Disclosure Letter and except for amounts that in the aggregate do not exceed $1,000,000 authorize, propose, agree to, enter into or consummate any merger, consolidation or business combination transaction (other than the Frontier Merger) or acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial amount of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof;

                  (x) shall not, except as may be required as a result of a change in law or in generally accepted accounting principles, change any of the accounting principles or practices used by it;

                  (xi) shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for such party;

                  (xii) shall not, and shall not permit any of its Subsidiaries to, except where it would not have, individually or in the aggregate, a Frontier Material Adverse Effect, (A) make or rescind any express or deemed election relating to Taxes, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where it has the capacity to make such binding election, (B) settle or compromise any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, or (C) change in any respect any of its methods of reporting any item for federal income tax purposes from those employed in the preparation of its federal income Tax Return for the most recent taxable year for which a return has been filed, except as may be required by applicable law;

                  (xiii) shall not, nor shall it permit any of its Subsidiaries to, (A) incur any indebtedness for borrowed money (except under credit lines in existence as of the date of this Agreement and disclosed in
         Schedule 5.1(b)(xiii) of the Frontier Disclosure Letter or disclosed with reasonable specificity in the Frontier Reports) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others, (B) except in the ordinary course of business, enter into or materially extend or amend any material lease (whether such lease is an operating or capital lease) or create or materially extend any material mortgages, liens, security interests or other encumbrances on the property of Holly or Frontier or any of their Subsidiaries in connection with any indebtedness thereof or (C) make or commit to make aggregate capital expenditures in excess of those set forth in Schedule 5.1(b)(xiii) of the Frontier Disclosure Letter;

                  (xiv) subject to Section 5.5, shall not take any action that is likely to delay materially or adversely affect the ability of any of the parties hereto to obtain any consent, authorization, order or approval of any governmental commission, board or other regulatory body or the expiration of any applicable waiting period required to consummate the Mergers;

                  (xv) unless in the good faith opinion of its Board of Directors after consultation with its outside legal counsel complying with the following provisions would be inconsistent with the fiduciary duties of such Board of Directors and only then if taking such actions would not violate any of the other terms of this Agreement, shall not, and shall not permit any of its Subsidiaries to, terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party; and during such period shall enforce, to the fullest extent permitted under applicable law, the provisions of such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or any state having jurisdiction;

                  (xvi) shall not enter into or amend any agreement with any holder of Frontier capital stock with respect to holding, voting or disposing of shares of Frontier Common Stock;

                  (xvii) shall not by resolution of its Board of Directors cause the acceleration of rights, benefits or payments under any Frontier Plans;

                  (xviii) other than in the ordinary course of business consistent with past practice, enter into, amend or terminate any hedge contracts;

                  (xix) shall not split, combine, subdivide or reclassify its outstanding shares of capital stock;

                  (xx) shall not purchase any Holly Common Stock or any other debt, equity or other securities of Holly;

                  (xxi) shall not, and shall not permit any of its Subsidiaries to, (A) do business in any country in which Frontier or any of its Subsidiaries is not doing business as of the date hereof or (B) enter into any joint venture, partnership or other joint business venture with any person; and

                  (xxii) shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any of the foregoing actions.

         SECTION 5.2 NO SOLICITATION BY HOLLY.

         (a) Holly agrees that it and its Subsidiaries: (i) will not (and Holly will not permit its or its Subsidiaries' officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by Holly or any of its Subsidiaries, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of Holly, or any acquisition of capital stock of Holly (other than upon exercise of Holly Stock Options that are outstanding as of the date hereof) or a business or assets (exclusive of sales of current assets in the ordinary course of business) with a value of $1,000,000 or more in the aggregate, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Holly Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a Holly Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Holly Acquisition Proposal; provided that, subject to Section 5.4(b), nothing contained in this Agreement shall prevent Holly or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Holly Acquisition Proposal,
(B) making any disclosure to the holders of shares of Holly Common Stock if in the good faith judgment of Holly's Board of Directors failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or the rules of the AMEX or (C) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent Holly from complying with its obligations under this
Section 5.2) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide Holly Acquisition Proposal if, with respect to the actions set forth in clause (C), (x) in the good faith judgment of Holly's Board of Directors, taking into account all legal, financial, regulatory and other aspects of the Holly Acquisition Proposal and the likelihood of consummation and after consultation with its financial advisors, such Holly Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the shares of Holly Common Stock from a financial point of view than the Mergers (a "Holly Superior Proposal") and (y) the Board of Directors of Holly, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with the fiduciary obligations of the Board of Directors of Holly under applicable law.

         (b) Holly agrees that it will notify Frontier promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a Holly Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Holly or any of its officers, directors, employees, agents or representatives. In connection with such notice, Holly shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Holly Acquisition Proposal. Thereafter, Holly shall keep Frontier fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms or conditions of any such proposal or offer. Prior to taking any action referred to in clause (C) of the proviso of Section 5.2(a), if Holly intends to participate in any such discussions or negotiations or provide any such information to any such third party, Holly shall give notice to Frontier including the identity of the relevant person or group.

         (c) Nothing in this Section 5.2 shall permit Holly to enter into any agreement with respect to a Holly Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, Holly shall not enter into any agreement with any person that provides for, or in any way facilitates, a Holly Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.2(a) that is in reasonably customary form and that does not contain terms that prevent Holly from complying with its obligations under this Section 5.2.

         SECTION 5.3 NO SOLICITATION BY FRONTIER.

         (a) Frontier agrees that it and its Subsidiaries: (i) will not (and Frontier will not permit its or its Subsidiaries' officers, directors, employees, agents or representatives, including any investment banker, attorney or accountant retained by Frontier or any of its Subsidiaries, to) solicit, initiate or encourage (including by way of furnishing non-public information) any inquiry, proposal or offer (including any proposal or offer to its stockholders) with respect to a third party tender offer, merger, consolidation, business combination or similar transaction involving any assets or class of capital stock of Frontier, or any acquisition of capital stock of Frontier (other than upon exercise of Frontier Stock Options that are outstanding as of the date hereof) or a business or assets (exclusive of sales of current assets in the ordinary course of business) with a value of $1,000,000 or more in the aggregate, in a single transaction or a series of related transactions, or any combination of the foregoing (any such proposal, offer or transaction being hereinafter referred to as a "Frontier Acquisition Proposal") or participate or engage in any discussions or negotiations concerning a Frontier Acquisition Proposal; and (ii) will immediately cease and cause to be terminated any existing discussions or negotiations with any third parties conducted heretofore with respect to any Frontier Acquisition Proposal; provided that, subject to Section 5.4(b), nothing contained in this Agreement shall prevent Frontier or its Board of Directors from (A) complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Frontier Acquisition Proposal, (B) making any disclosure to the holders of Frontier Common Stock if in the good faith judgment of Frontier's Board of Directors failure to make such disclosure would be inconsistent with its fiduciary duties under applicable law or the rules of the NYSE or (C) providing information (pursuant to a confidentiality agreement in reasonably customary form and which does not contain terms that prevent Frontier from complying with its obligations under this Section 5.3) to or engaging in any negotiations or discussions with any person or group who has made an unsolicited bona fide Frontier Acquisition Proposal if, with respect to the actions set forth in clause (C), (x) in the good faith judgment of Frontier's Board of Directors, taking into account all legal, financial, regulatory and other aspects of the Acquisition Proposal and the likelihood of consummation and after consultation with its financial advisors, such Frontier Acquisition Proposal is reasonably likely to result in a transaction more favorable to the holders of the Frontier Common Stock from a financial point of view than the Mergers (a "Frontier Superior Proposal") and
(y) the Board of Directors of Frontier, after consultation with its outside legal counsel, determines in good faith that the failure to do so would be inconsistent with the fiduciary obligations of the Board of Directors of Frontier under applicable law.

         (b) Frontier agrees that it will notify Holly promptly (and in any event within 24 hours) if any proposal or offer relating to or constituting a Frontier Acquisition Proposal is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, Frontier or any of its officers, directors, employees, agents or representatives. In connection with such notice, Frontier shall indicate the identity of the person or group making such request or inquiry or engaging in such negotiations or discussions and the material terms and conditions of any Frontier Acquisition Proposal. Thereafter, Frontier shall keep Holly fully informed on a prompt basis (and in any event within 24 hours) of any material changes, additions or adjustments to the terms or conditions of any such proposal or offer. Prior to taking any action referred to in clause (C) of the proviso of Section 5.3(a), if Frontier intends to participate in any such discussions or negotiations or provide any such information to any such third party, Frontier shall give notice to Holly, including the identity of the relevant person or group.

         (c) Nothing in this Section 5.3 shall permit Frontier to enter into any agreement with respect to a Frontier Acquisition Proposal during the term of this Agreement, it being agreed that, during the term of this Agreement, Frontier shall not enter into any agreement with any person that provides for, or in any way facilitates, a Frontier Acquisition Proposal, other than a confidentiality agreement and/or standstill agreement permitted under Section 5.3(a) that is in reasonably customary form and that does not contain terms that prevent Frontier from complying with its obligations under this Section 5.3, including the identity of the relevant person or group.

         SECTION 5.4 MEETINGS OF STOCKHOLDERS.

         (a) Holly will take all action necessary in accordance with applicable law and its certificate of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Holly Requisite Vote. Frontier will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene as promptly as practicable a meeting of its stockholders for purposes of obtaining the Frontier Requisite Vote. Frontier and Holly shall each use their reasonable best efforts to hold their respective stockholders meetings on the same day.

         (b) Except as otherwise permitted by this Section 5.4, Holly and Frontier, through their respective Boards of Directors, shall (i) recommend approval of the matters described in Section 5.4(a) to be submitted to, and adoption of the applicable plan of merger contained in this Agreement by, their respective stockholders, (ii) not withdraw, withhold, modify, or change such recommendation in a manner adverse to the other party, (iii) not recommend or declare advisable any Holly Superior Proposal or Frontier Superior Proposal, as the case may be, and (iv) unless such recommendation has been withdrawn, withheld, modified or changed as permitted by this Section 5.4(b), use their reasonable best efforts to solicit the Holly Requisite Vote (in the case of Holly) and the Frontier Requisite Vote (in the case of Frontier). The Board of Directors of Holly or Frontier, as applicable (the "Withdrawing Party," the other party being the "Non-Withdrawing Party"), may at any time prior to obtaining the Holly Requisite Vote or Frontier Requisite Vote, as applicable,
(A) withdraw, withhold, modify, or change, in a manner adverse to the Non-Withdrawing Party, any approval or recommendation regarding this Agreement or the transactions contemplated hereby or (B) approve and be prepared to enter into or recommend and declare advisable any Holly Superior Proposal or Frontier Superior Proposal, as the case may be, if its Board of Directors determines in good faith after consultation with its outside legal counsel that the failure to take the action in question would be inconsistent with the fiduciary obligations of such Board of Directors under applicable law. Holly and Frontier shall each be required to comply with its obligations under Section 5.4(a) whether or not its Board of Directors withdraws, modifies, withholds or changes its recommendation or declaration regarding this Agreement or the transactions contemplated hereby or recommends or declares the advisability of any other offer or proposal.

         SECTION 5.5 FILINGS; REASONABLE BEST EFFORTS.

         (a) Subject to the terms and conditions herein provided, Holly and Frontier shall:

                  (i) promptly (but in any event within 15 business days from the date hereof) make their respective filings under the HSR Act with respect to the Mergers and thereafter shall promptly make any other required submissions under the HSR Act;

                  (ii) use their reasonable best efforts to satisfy the conditions to closing in Article 6 (including, in the case of Holly, obtaining the opinion described in Section 6.2(b) and, in the case of Frontier, obtaining the opinion described in Section 6.3(b)) as promptly as practicable and to cooperate with one another in (1) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from, governmental or regulatory authorities of the United States, the several states, and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the Mergers and the transactions contemplated hereby; and (2) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations;

                  (iii) promptly notify each other of any communication concerning this Agreement or the Mergers to that party from any governmental authority and permit the other party to review in advance any proposed communication concerning this Agreement or the Mergers to any governmental entity;

                  (iv) not agree to participate in any meeting or discussion with any governmental authority in respect of any filings, investigation or other inquiry concerning this Agreement or the Mergers unless it consults with the other party in advance and, to the extent permitted by such governmental authority, gives the other party the opportunity to attend and participate thereat;

                  (v) furnish the other party with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between them and their affiliates and their respective representatives on the one hand, and any government or regulatory authority or members or their respective staffs on the other hand, with respect to this Agreement and the Mergers; and

                  (vi) furnish the other party with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any governmental or regulatory authorities, including any filings necessary or appropriate under the provisions of the HSR Act.

         (b) Without limiting Section 5.5(a) and subject to Section 5.5(c), Frontier and Holly shall:

                  (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order or judgment that would restrain, prevent or delay the Closing, including defending through litigation on the merits any claim asserted in any court by any party; and

                  (ii) each use its reasonable best efforts to avoid or eliminate each and every impediment under any antitrust, competition or trade regulation law that may be asserted by any governmental entity with respect to the Mergers so as to enable the Closing to occur as soon as reasonably possible.

         (c) Neither Frontier nor Holly shall, without the other party's prior written consent, commit to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices (or allow its Subsidiaries to commit to any divestitures, licenses, hold separate arrangements or similar matters) in connection with the transactions contemplated under this Agreement, but the parties shall commit or consent to, and shall use reasonable efforts to effect (and shall cause their Subsidiaries to commit or consent to and use reasonable efforts to effect), any such divestitures, licenses, hold separate arrangements or similar matters as any governmental entity shall request if such divestitures, licenses, hold separate arrangements or similar matters are required by any such governmental entity as a condition to resolving such governmental entity's objections to either or both the Merger or obtaining its approval of either or both the Mergers and are contingent upon consummation of either or both the Mergers; provided that, notwithstanding anything to the contrary in this Section 5.5(c) or the remainder of this Agreement, neither Frontier, Holly nor any of their respective Subsidiaries shall be required to agree (with respect to (x) Frontier or its Subsidiaries or (y) Holly or its Subsidiaries) to any divestitures, licenses, hold separate arrangements or similar matters, including covenants affecting business operating practices, if such divestitures, licenses, arrangements or similar matters, individually or in the aggregate, would have a Frontier Material Adverse Effect or a Holly Material Adverse Effect.

         SECTION 5.6 INSPECTION. From the date hereof to the Effective Time, Holly and Frontier shall allow all designated officers, attorneys, accountants and other representatives of the other party reasonable access at all reasonable times upon reasonable notice to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of Holly and its Subsidiaries or Frontier and its Subsidiaries, including inspection of such properties; provided that no investigation pursuant to this Section 5.6 shall affect any representation or warranty given by any party hereunder, and provided further that notwithstanding the provision of information or investigation by any party, no party shall be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party shall be required to provide any information which it reasonably believes it may not provide to any other party by reason of applicable law, rules or regulations, which that party reasonably believes constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Holly and Frontier agree that they will not, and will cause their representatives not to, use any information obtained pursuant to this Section 5.6 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. All nonpublic information obtained pursuant to this Section 5.6 shall be governed by the Mutual Confidentiality Agreement dated March 7, 2003 between Frontier and Holly (the "Confidentiality Agreement").

         SECTION 5.7 PUBLICITY. Holly and Frontier will consult with each other and will mutually agree upon any press releases or public announcements pertaining to this Agreement or the transactions contemplated hereby and shall not issue any such press releases or make any such public announcements prior to such consultation and agreement, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange, in which case the party proposing to issue such press release or make such public announcement shall use its reasonable best efforts to consult in good faith with the other party before issuing any such press releases or making any such public announcements.

         SECTION 5.8 REGISTRATION STATEMENT. As promptly as reasonably practicable following the date hereof, Frontier and Holly shall cooperate in preparing and each shall cause to be filed with the SEC mutually acceptable joint proxy materials (the "Proxy Statement/Prospectus") and Frontier and Holly shall prepare, and Parent shall file with the SEC, a Registration Statement on Form S-4 under the Securities Act (the "Registration Statement"). The Proxy Statement/Prospectus will be included as a prospectus in and will constitute a part of the Registration Statement as Parent's prospectus. Each of Frontier, Holly and Parent shall use reasonable best efforts to have the Proxy Statement/Prospectus cleared by the SEC and the Registration Statement declared effective by the SEC and to keep the Registration Statement effective as long as is necessary to consummate the Mergers and the transactions contemplated hereby. Each of Frontier, Holly and Parent shall, as promptly as practicable after receipt thereof, provide the other parties with copies of any written comments, and advise each other of any oral comments, with respect to the Proxy Statement/Prospectus or Registration Statement received from the SEC. Frontier, Holly and Parent shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Proxy Statement/Prospectus and the Registration Statement prior to filing such with the SEC, and each will provide each other party with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Registration Statement shall be made without the approval of both Frontier and Holly, which approval shall not be unreasonably withheld or delayed; provided that, with respect to documents filed by a party hereto that are incorporated by reference in the Registration Statement or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that Frontier, in connection with a change in the recommendation of its Board of Directors as to the Mergers, and Holly, in connection with a change in the recommendation of its Board of Directors as to the Mergers, may amend or supplement the Proxy Statement/Prospectus or Registration Statement (including by incorporation by reference) to effect such a change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions accurately described. Frontier will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Frontier stockholders, and Holly will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to Holly stockholders, in each case, as promptly as practicable after the Registration Statement is declared effective under the Securities Act. Each of Frontier, Holly and Parent shall advise the other parties, promptly after it receives notice thereof, of the time when the Registration Statement has become effective, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Mergers for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Registration Statement. If, at any time prior to the Effective Time, any information relating to Frontier or Holly, or any of their respective affiliates, officers or directors, is discovered by Frontier or Holly and such information should be set forth in an amendment or supplement to any of the Registration Statement or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party hereto discovering such information shall promptly notify the other parties and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of Frontier and Holly.

         SECTION 5.9 LISTING APPLICATION. Parent shall use its reasonable best efforts to cause the Parent Common Stock to be issued in the Mergers to be approved for listing on the NYSE prior to the Effective Time, subject to official notice of issuance. Parent shall promptly prepare and submit to the NYSE a listing application covering the shares of Parent Common Stock issuable in the Mergers and shares issuable pursuant to Parent Stock Options.

         SECTION 5.10 AGREEMENTS OF RULE 145 AFFILIATES. (a) Prior to the Effective Time, Holly shall cause to be prepared and delivered to Parent and Frontier a list identifying all persons who, at the time of the meeting of Holly's stockholders pursuant to Section 5.4, Holly believes may be deemed to be "affiliates" of Holly, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Holly Rule 145 Affiliates"). Holly shall use its reasonable best efforts to cause each person who is identified as a Holly Rule 145 Affiliate in such list to execute and deliver to Parent, at or prior to the Effective Time, a written agreement in substantially the form attached hereto as Exhibit E (a "Holly Rule 145 Agreement"). As an inducement to such Holly Rule 145 Agreements, Parent shall enter into a written registration rights agreement with such Holly Rule 145 Affiliates in substantially the form attached hereto as Exhibit F (the "Registration Rights Agreement").

         (b) Prior to the Effective Time, Frontier shall cause to be prepared and delivered to Parent and Holly a list identifying all persons who, at the time of the meeting of Frontier's stockholders pursuant to Section 5.4, Frontier believes may be deemed to be "affiliates" of Frontier, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Frontier Rule 145 Affiliates"). Parent shall be entitled to place restrictive legends on any shares of Parent Common Stock received by such Frontier Rule 145 Affiliates. Frontier shall use its reasonable best efforts to cause each person who is identified as a Frontier Rule 145 Affiliate in such list to execute and deliver to Parent, at or prior to the Effective Time, a written agreement in substantially the form attached hereto as Exhibit G (a "Frontier Rule 145 Agreement," the Holly Rule 145 Agreements and the Frontier Rule 145 Agreements each a "Rule 145 Agreement" and collectively the "Rule 145 Agreements"). As an inducement to such Frontier Rule 145 Agreements, Parent shall enter into the Registration Rights Agreement with such Frontier Rule 145 Affiliates.

         SECTION 5.11 EXPENSES. Whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except (a) that Frontier and Holly shall each pay and bear one-half of each regulatory filing, notification, registration or similar fee required to be paid by any party in connection with this Agreement and the transactions contemplated hereby under the HSR Act, the Securities Act, the Exchange Act and other applicable laws, rules and regulations of any governmental authority and
(b) as expressly provided in Section 7.5.

         SECTION 5.12 INDEMNIFICATION AND INSURANCE.


         (a) From and after the Effective Time, Parent shall as provided in this
Section 5.12 cause each of Frontier Surviving Corporation and Holly Surviving Corporation to indemnify, defend and hold harmless to the fullest extent permitted under applicable law each person who is immediately prior to the Effective Time, or has been at any time prior to the Effective Time, an officer or director of Frontier or Holly, respectively (or any Subsidiary or division thereof), and each person who immediately prior to the Effective Time is serving or prior to the Effective Time has served at the request of Frontier or Holly, respectively, as a director, officer, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (individually, an "Indemnified Party" and, collectively, the "Indemnified Parties") against all losses, claims, damages, liabilities, costs or expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, whether commenced, asserted or claimed before or after the Effective Time, to the fullest extent such indemnification by Frontier Surviving Corporation or Holly Surviving Corporation, as applicable, is permitted under applicable law. In the event of any such claim, action, suit, proceeding or investigation (an "Action"), (i) Parent shall cause each of Frontier Surviving Corporation and Holly Surviving Corporation, as applicable, to pay, as incurred, the fees and expenses of counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to Parent, in advance of the final disposition of any such Action to the fullest extent permitted by applicable law, and, if required, upon receipt of any undertaking required by applicable law, and (ii) Parent will, and will cause each of Frontier Surviving Corporation and Holly Surviving Corporation, as applicable, to, cooperate in the defense of any such matter; provided, however, none of Parent, Frontier Surviving Corporation or Holly Surviving Corporation shall be liable for any settlement effected without its written consent (which consent shall not be unreasonably withheld or delayed), and provided further that none of Parent, Frontier Surviving Corporation or Holly Surviving Corporation shall be obligated pursuant to this Section 5.12(a) to pay the fees and disbursements of more than one counsel, except for one local counsel, for all Indemnified Parties in any single Action, unless, in the good faith judgment of any of the Indemnified Parties, there is or may be a conflict of interests between two or more of such Indemnified Parties, in which case there may be separate counsel for each similarly situated group. With respect to any determination of whether an Indemnified Party is entitled to indemnification by Holly Surviving Corporation or Frontier Surviving Corporation under this
Section 5.12, the Indemnified Party shall have the right, as contemplated by the DGCL, to require that such determination be made by special, independent legal counsel selected by the Indemnified Party and approved by Holly Surviving Corporation or Frontier Surviving Corporation, as applicable (which approval shall not be unreasonably withheld), and who has not otherwise performed material services for Frontier, Holly or the Indemnified Party within the last three (3) years.

         (b) The rights to indemnification hereunder, including provisions relating to advances of expenses incurred in defense of any action or suit, in the certificate of incorporation or articles of incorporation, bylaws and any indemnification agreement of Frontier, Holly and their respective Subsidiaries with respect to matters occurring through the Effective Time, shall survive the Mergers and shall continue in full force and effect.

         (c) For a period of six years after the Effective Time, Parent shall, or shall cause each of Frontier Surviving Corporation and Holly Surviving Corporation to, maintain officers' and directors' liability insurance covering the Indemnified Parties who are or at any time prior to the Effective Time were covered by their respective officers' and directors' liability insurance ("D&O Insurance") policies on terms substantially no less advantageous to the Indemnified Parties than such existing insurance with respect to acts or omissions, or alleged acts or omissions, prior to the Effective Time (whether claims, actions or other proceedings relating thereto are commenced, asserted or claimed before or after the Effective Time); provided that, after the Effective Time, neither Frontier Surviving Corporation nor Holly Surviving Corporation shall be required to pay annual premiums in excess of 250% of the annual premium amount payable by Frontier or Holly, as applicable, for the policy year including the date hereof (the amount of which premiums are set forth in Schedule 5.12(c) of the respective Disclosure Letters), but in such case shall purchase as much coverage as reasonably practicable for such amount. Parent shall have the right to cause coverage to be extended under the D&O Insurance of Frontier or Holly by obtaining a six-year "tail" policy on terms and conditions substantially no less advantageous than Frontier's or Holly's respective existing D&O Insurance, and such "tail" policy shall satisfy the provisions of this Section 5.12(c).

         (d) The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under the certificate of incorporation, articles of incorporation or bylaws of Frontier or Holly, as applicable, or any of their respective Subsidiaries, under the DGCL or WBCA, or otherwise. The provisions of this Section 5.12 shall survive the consummation of the Mergers, are expressly intended to benefit each of the Indemnified Parties, and may not be amended or terminated after the Effective Time in a manner contrary to the interest of an Indemnified Party without the consent of such Indemnified Party.

         (e) Notwithstanding any other provisions hereof, the obligations of Frontier, Holly, Frontier Surviving Corporation, Holly Surviving Corporation and Parent contained in this Section 5.12 shall be binding upon the successors and assigns of Parent, Frontier Surviving Corporation and Holly Surviving Corporation. In the event Frontier, Holly, Frontier Surviving Corporation, Holly Surviving Corporation or Parent or any of their respective successors or assigns
(i) consolidates with or merges into any other person or (ii) transfers all or substantially all of its properties and assets to any person, then and in each such case, proper provision shall be made so that the successors and assigns of Frontier, Holly, Frontier Surviving Corporation, Holly Surviving Corporation or Parent, as the case may be, shall assume and honor the obligations set forth in this Section 5.12.

         SECTION 5.13 EMPLOYEE BENEFITS.

         (a) After the Effective Time, Frontier and Holly shall cause Parent to honor, and to cause its Subsidiaries to honor, (i) all employee benefit plans, contracts, agreements and commitments of Frontier, Holly or any of their respective Subsidiaries maintained or entered into by Frontier, Holly or any of their respective Subsidiaries prior to the date hereof that apply to any current or former employee or current or former director of Frontier, Holly or any of their respective Subsidiaries, as applicable and (ii) such severance agreements and indemnification agreements as Holly may enter into with its officers and directors in accordance with this Agreement; provided, however, that, except as otherwise expressly provided in this Section 5.13,

Parent reserves the right to modify, and to cause any of its Subsidiaries to modify, any such plan, contract, agreement or commitment in accordance with its terms.

         (b) Notwithstanding the provisions of Section 5.13(a):

                  (i) Except as provided in Sections 2.5, 2.6 and 5.1 (pertaining to Holly Stock Plans and Frontier Stock Plans), Frontier and Holly agree that for the period beginning at the Effective Time and ending December 31, 2003 (or such later date as may be determined by Parent), (A) Holly Surviving Corporation shall assume and maintain all Holly Plans as in effect immediately prior to the Effective Time, and shall not amend any such plan to reduce any benefit provided under any such plan; and (B) Frontier Surviving Corporation shall assume and maintain all Frontier Plans as in effect immediately prior to the Effective Time, and shall not amend any such plan to reduce any benefit provided under any such plan. With respect to any Holly Plan or Frontier Plan that is a qualified defined contribution plan providing for discretionary employer contributions, such contributions for 2003 shall be made at approximately the same percentage of compensation (or employee or salary deferral contribution in the case of a discretionary matching contribution) of eligible participants as was made to such plan for 2002. Notwithstanding the foregoing, contributions may be adjusted to the extent necessary to comply with applicable law and regulations.

                  (ii) Each employee of Frontier, Holly or any of their respective Subsidiaries (and any successor entities to Frontier, Holly or any of their respective Subsidiaries) who becomes an employee of Parent, Frontier Surviving Corporation, Holly Surviving Corporation, or any of their respective Subsidiaries as of the Effective Time without any gap in employment shall be credited with service with Frontier, Holly, any of their respective Subsidiaries, or any of their predecessors, for purposes of eligibility, vesting and benefit determination under any employee benefit plan or policy of Parent, Frontier Surviving Corporation or Holly Surviving Corporation. Notwithstanding the foregoing, this Section 5.13(b)(ii) shall not apply to the determination of accrual service under any defined benefit pension plan as defined in Section 3(35) of ERISA (regardless of whether such plan is qualified under Code Section 401(a)) that did not cover the employee immediately prior to the Effective Time, and shall not apply to the determination of the right to receive, or the amount of, any retiree or other post-retirement medical service (except for COBRA medical continuation coverage as described in Section 4980B of the Code or any arrangement covering the employee prior to the Effective Time).

                  (iii) Nothing in this Section 5.13(b) shall be construed to restrict the ability of any entity to modify or terminate any plan (at or after the Effective Time) with respect to persons employed at operations outside the United States.

                  (iv) Nothing in this Section 5.13(b) shall be construed as a contract of employment, and this Section 5.13(b) shall not give any employee the right to be retained in the employ of any entity. Nothing in this Section 5.13(b) shall be construed to require the provision of coverage or benefits to an employee following termination of employment except to the extent such coverage or benefits is otherwise required pursuant to the terms of the applicable plan or arrangement or by applicable law.

                  (v) The parties intend and agree that the employees of any party on the Closing Date are third party beneficiaries with respect to the provisions of Section 5.13(b)(i) and (ii) that are applicable to such employee and shall be entitled to enforce such provisions against the parties.

         (c) Prior to the Effective Time, the parties shall cause Parent's Board of Directors, or a duly authorized committee of "non-employee" directors thereof: (i) to approve and adopt a Parent Stock Plan for the purposes described in Sections 2.5 and 2.6 of this Agreement; (ii) to submit such Parent Stock Plan to the then stockholders of Parent (Frontier and Holly) for approval; and (iii) to authorize the conversion of Holly Stock Options and Frontier Stock Options into Parent Stock Options (and the acquisition of shares of Parent Common Stock thereunder) at the Effective Time by officers and directors of Frontier and Holly (including officers and directors of Frontier and Holly who become, prior to, at, or following the Effective Time of the Mergers, officers or directors of Parent) as a result of the conversion of shares of Frontier and Holly Common Stock in the Mergers by Parent at the Effective Time. Such resolution shall set forth the name of the applicable "insiders" for purposes of Section 16 of the Exchange Act, the number of securities to be acquired by each individual, and that the approval is being granted to exempt the transaction under Rule 16b-3 of the Exchange Act. Frontier and Holly agree to vote their respective shares of Parent to approve such Parent Stock Plan. The parties shall cause Parent to reserve for issuance a number of shares of Parent Common Stock at least equal to the number of shares of Parent Common Stock that will be subject to Parent Stock Options as a result of the actions contemplated by Section 2.5 and Section 2.6. As soon as practicable following the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor form, or if Form S-8 is not available, other appropriate forms) with respect to the shares of Parent Common Stock subject to such Parent Stock Options and shall maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Parent Stock Options remain outstanding.

         (d) (i) Holly may make additional arrangements after the date hereof to provide, to employees it selects, severance payments (the "Severance Payments") in the case of any termination of any of such employees either prior to the Closing Date in contemplation of the transaction contemplated in this Agreement or following the Closing Date and a consulting agreement with Matthew P. Clifton (the "Consulting Agreement"). The total value of the Severance Payments and Consulting Agreement, including the value of (A) cash paid, (B) property or assets transferred, (C) employee benefits provided, and (D) acceleration of any right or payment accelerated shall not exceed $5,000,000 in the aggregate; provided, however, that the agreements evidencing any Severance Payments and Consulting Agreement (the "Severance Agreements") or the Consulting Agreement shall provide that if any payment made in connection with such Severance Agreements would constitute an excess parachute payment, the employee shall waive his or her right to receive any Severance Payment or payment under the Consulting Agreement, as applicable, to the extent that such amount, when added to any other parachute payments received in connection with the transaction contemplated in this Agreement, would exceed 2.99 times his or her base amount. For purposes of this subsection, "excess parachute payment", "parachute payment", and "base amount" shall have the meanings set forth in section 280G of the Code and the regulations promulgated pursuant thereto.

         (ii) Holly may make additional arrangements after the date hereof to enter into, with employees listed on Schedule 5.1(a)(vi), providing for terms of employment, compensation and severance payments as discussed and consistent with those applicable to employees of Frontier and its Subsidiaries in similar positions ("Employee Agreements"). Arrangements entered into pursuant to this subsection 5.13(d)(ii) shall be neither subject to nor counted towards the maximum limit provided for payments made and agreements entered into pursuant to
Section 5.13(d)(i), and in no event shall any employee who has entered into an agreement pursuant to this Section 5.13(d)(ii) be required to waive any portion of any payment such employee is entitled to pursuant to his Employee Agreement.

         (e) Any other provisions hereof to the contrary notwithstanding, the provisions of this Section 5.13 do not cover, and shall not be deemed for the benefit of, any employees covered by any Holly Represented Employees or Frontier Represented Employees.

         (f) Frontier shall use its reasonable best efforts to cause each person (other than those who have already done so at or prior to the date hereof and are listed in Schedule 5.13(f) of the Frontier Disclosure Letter, which Schedule 5.13(f) includes the number of Frontier Stock Options subject to each such waiver), whose unvested Frontier Stock Options and/or unvested restricted shares of Frontier Common Stock would otherwise become vested at the time of initial filing of the Registration Statement pursuant to Section 5.8 to execute and deliver to Frontier, prior to the time of such initial filing of the Registration Statement, a written agreement waiving such accelerated vesting as a result of such initial filing and as a result of this Agreement, consummation of the Mergers and/or consummation of the other transactions contemplated by this Agreement.

         SECTION 5.14 TAX QUALIFICATION.

         (a) Holly shall use its reasonable best efforts to, and to cause each of its Subsidiaries to, (i) cause the Holly Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code and (ii) obtain the opinion of counsel referred to in Section 6.2(b), including the execution of the officers' certificates referred to therein and in
Section 6.3(b). Holly shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by Section 5.1(a)) that would prevent or impede the Holly Merger or the Frontier Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, from qualifying as an exchange described in Section 351 of the Code.

         (b) Frontier shall use its reasonable best efforts to, and to cause each of its Subsidiaries to, (i) cause the Frontier Merger to qualify as a "reorganization" within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, to qualify as an exchange described in Section 351 of the Code and (ii) obtain the opinion of counsel referred to in Section 6.3(b), including the execution of the officers' certificates referred to therein and in
Section 6.2(b). Frontier shall use its reasonable best efforts not to, and shall use its reasonable best efforts not to permit any of its Subsidiaries to, take any action (including any action otherwise permitted by Section 5.1(b)) that would prevent or impede the Holly Merger or the Frontier Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code



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

and/or the Mergers, taken together, from qualifying as an exchange described in
Section 351 of the Code.

         SECTION 5.15 DIVIDENDS. Holly shall coordinate with Frontier respecting the declaration, setting of record dates and payment dates of dividends on the shares of Holly Common Stock so that holders of shares of Holly Common Stock do not receive dividends on both shares of Holly Common Stock and Parent Common Stock received in the Holly Merger in respect of any calendar quarter or fail to receive a dividend on shares of Holly Common Stock or Parent Common Stock received in the Holly Merger in respect of any calendar quarter.

         SECTION 5.16 GOVERNANCE MATTERS; HEADQUARTERS; COMPANY NAME.

         (a) Frontier and Holly shall take all requisite action, effective as of the Effective Time, (i) to cause the size of the Board of Directors of Parent (the "Parent Board") to be twelve directors and (ii) to cause the directors on the Parent Board to be comprised of (x) six directors chosen by the current Frontier directors, of whom only James R. Gibbs shall not be independent, for purposes of the proposed rules of the NYSE (as the same may be modified and/or become effective prior to the Effective Time) (the "Frontier Designees"), and
(y) six directors chosen by the current Holly directors, of whom only C. Lamar Norsworthy, III shall not be independent, for purposes of the proposed rules of the NYSE (as the same may be modified and/or become effective prior to the Effective Time) (the "Holly Designees"), each to serve for a term expiring on the earlier of his or her death, resignation or removal or the next annual meeting of shareholders and, despite the expiration of his or her term, until his or her successor has been elected and qualified or there is a decrease in the number of directors. If at any time prior to the Effective Time, any such board designee becomes unable or unwilling to serve as a director of Parent at the Effective Time, then the party that designated such individual shall designate another individual to serve in such individual's place.

         (b) Frontier and Holly shall take all requisite action, effective as of the Effective time, to cause each then standing committee of the Parent Board to be comprised of equal numbers of Frontier Designees and Holly Designees. If at any time prior to the Effective Time, any such committee designee becomes unable or unwilling to serve as a director of Parent at the Effective Time, then the party that designated such individual as a board designee shall designate another individual to serve in such individual's place on the applicable committee(s).

         (c) Frontier and Holly shall take all requisite action, effective as of the Effective Time, to cause the executive officers of Parent to include: C. Lamar Norsworthy, III, Chairman of the Board; James R. Gibbs, President and Chief Executive Officer; and Julie Edwards, Chief Financial Officer. If at any time prior to the Effective Time, either of the individuals designated to serve as the Chairman of the Board of Parent and the President and Chief Executive Officer of Parent becomes unable or unwilling to serve in such capacity at the Effective Time, then the other of such individual shall serve as the Chairman of the Board, President and Chief Executive Officer of Parent. If at any time prior to the Effective Time, both of such individuals designated to serve as the Chairman of the Board of Parent and the President and Chief Executive Officer of Parent, or the individual designated as Chief Financial Officer, in this Section 5.16(c) should become unable or unwilling to serve in his or her designated capacity at the Effective Time, then Frontier and Holly shall mutually agree on another individual to serve in such capacity.

         (d) The executive headquarters for Parent shall be located in the Houston, Texas area.

         (e) Immediately upon consummation of the Mergers, Parent shall change its name to Frontier Oil Corporation.

         SECTION 5.17 NO CONTROL OF OTHER PARTY'S BUSINESS. Nothing contained in this Agreement shall give Holly, directly or indirectly, the right to control or direct Frontier's operations or give Frontier, directly or indirectly, the right to control or direct Holly's operations prior to the Effective Time. Prior to the Effective Time, each of Frontier and Holly shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

         SECTION 5.18 TOTAL HOLLY COMMON STOCK NUMBER CERTIFICATE. Holly shall deliver to Frontier at the Closing a certificate executed by its Chairman of the Board and Chief Executive Officer or by its Chief Financial Officer (the "Total Holly Common Stock Number Certificate") setting forth, and showing in reasonable detail the calculation of: (a) the "Total Holly Common Stock Number", which shall equal the total number of shares of Holly Common Stock that are issued and outstanding immediately prior to the Effective Time (but not including any Excluded Holly Shares); and (b) the total number of shares of Holly Common Stock that are issuable pursuant to options, warrants, calls, subscriptions, stockholder rights plans or similar instruments, convertible securities, or other rights, agreements or commitments which obligate Holly or any of its Subsidiaries to issue, transfer or sell any shares of capital stock or other securities of Holly or any of its Subsidiaries. For the avoidance of doubt, the Total Holly Common Stock Number shall not be affected by the number of Holly Dissenting Shares, if any.

         SECTION 5.19 CONTINGENT VALUE RIGHTS AGREEMENT. As promptly as reasonably practicable following the date hereof, and prior to the filing of the Registration Statement pursuant to Section 5.8, Parent, Frontier and Holly shall enter into a Contingent Value Rights Agreement (the "CVR Agreement") by and among Parent, Frontier, Holly and the one or more persons hereafter designated by Holly in the CVR Agreement (the "Representatives"), which CVR Agreement shall provide, among other terms and conditions, (i) that the Representatives shall be empowered, subject to any limitations imposed by the Assignment of Claims Act, to approve the terms and conditions of any settlement of the Jet Fuel Claims proposed by Parent (provided the Representatives shall have no such approval right from and after the first date on which the Claims Expenses equal or exceed $2,500,000 (the "Costs Threshold Date")), (ii) that Parent shall cause the Holly Subsidiaries to prosecute the Jet Fuel Claims in good faith (it being understood, however, that Parent shall be entitled to settle the Jet Fuel Claims, without any approval from the Representatives or any holder of CVRs, at any time from and after the Costs Threshold Date), (iii) that the Board of Directors of Parent shall approve any settlement of the Jet Fuel Claims, (iv) for the reasonable compensation of the Representatives by Parent for their service as such, (v) that Parent shall indemnify the Representatives from and against any loss, liability or expense incurred by them arising out of or in connection with their service as Representatives, (vi) for a procedure to value any in-kind Recovery and for the payment to the holders of CVRs of such value in cash, (vii) that CVRs



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

shall be nontransferable, except upon death or by operation of law, (viii) for the appointment of successors to the Representatives if the Representatives resign or become unable to carry out their obligations and duties under the CVR Agreement, (ix) that the consent of the holders of a majority of the CVRs shall be necessary to amend the CVR Agreement or the CVRs after the Effective Time in any manner adverse to the holders of CVRs, (x) that the amount of the Recovery shall also be reduced by any offsets or other claims recovered by the United States against the Holly Subsidiaries arising directly under the contracts that gave rise to the Jet Fuel Claims, but shall not be reduced for any other offsets or other claims by the United States against the Holly Subsidiaries or their affiliates, and (xi) that Parent shall provide each holder of a Parent Stock Option who was a holder of a Holly Stock Option immediately prior to the Effective Time with written notice of the payment of any amount to the holders of CVRs not less than ten days prior to the date that any such payment is made.

                                    ARTICLE 6
                                   CONDITIONS

         SECTION 6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGERS. The respective obligations of each party to effect the Mergers shall be subject to the fulfillment or waiver in writing by mutual agreement of the parties at or prior to the Closing Date of the following conditions:

         (a) (i) The Holly Requisite Vote shall have been obtained and (ii) the Frontier Requisite Vote shall have been obtained.

         (b) (i) The waiting period (and any extension thereof) applicable to the consummation of the Mergers shall have expired or been terminated under the HSR Act, and (ii) any mandatory waiting period or required consent under any other applicable United States federal or state competition or antitrust law or regulation shall have expired or been obtained except where the failure to observe such waiting period or obtain a consent referred to in this clause (ii) would not reasonably be expected to delay or prevent the consummation of either or both Mergers or have a material adverse effect on the expected benefits of the transactions contemplated by this Agreement to Parent.

         (c) None of the parties hereto shall be subject to any decree, order or injunction of a United States federal or state court of competent jurisdiction, which prohibits the consummation of either or both Mergers, and no statute, rule or regulation shall have been enacted by any governmental authority which prohibits or makes unlawful the consummation of either or both Mergers.

         (d) The Registration Statement shall have become effective and no stop order with respect thereto shall be in effect and no proceedings for that purpose shall have been commenced or threatened by the SEC.

         (e) The shares of Parent Common Stock to be issued pursuant to the Mergers and the shares of Parent Common Stock reserved for issuance pursuant to Parent Stock Options shall have been authorized for listing on the NYSE, subject to official notice of issuance.

         SECTION 6.2 CONDITIONS TO OBLIGATION OF HOLLY TO EFFECT THE MERGERS. The obligation of Holly to effect the Mergers shall be subject to the fulfillment or waiver in writing by Holly at or prior to the Closing Date of the following conditions:

         (a) Frontier shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Frontier contained in this Agreement and in any document delivered in connection herewith
(i) to the extent qualified by Frontier Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Frontier Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and Holly shall have received a certificate of Frontier, executed on its behalf by its Chairman of the Board, President and Chief Executive Officer, dated the Closing Date, certifying to such effect.

         (b) Holly shall have received the opinion of Vinson & Elkins L.L.P. or other nationally recognized tax counsel, acting as counsel to Holly, in form and substance reasonably satisfactory to Holly, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which shall be furnished to Frontier, to the effect that (i) the Holly Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in Section 351 of the Code, (ii) no gain or loss will be recognized by Holly, and no gain or loss will be recognized by the stockholders of Holly as a result of the exchange of Holly Common Stock for shares of Parent Common Stock pursuant to the Holly Merger, except that gain, if any, will be recognized on the receipt of cash consideration in the Holly Merger, the receipt of cash in lieu of Parent Common Stock and the receipt of CVRs and/or payments thereon. In rendering such opinion, such counsel shall be entitled to receive and rely upon customary representations of officers of Parent, Holly, Merger Sub Two, Frontier and Merger Sub One as to such matters as such counsel may reasonably request.

         SECTION 6.3 CONDITIONS TO OBLIGATION OF FRONTIER TO EFFECT THE MERGERS. The obligations of Frontier to effect the Mergers shall be subject to the fulfillment or waiver in writing by Frontier at or prior to the Closing Date of the following conditions:

         (a) Holly shall have performed in all material respects its covenants and agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Holly contained in this Agreement and in any document delivered in connection herewith (i) to the extent qualified by Holly Material Adverse Effect or any other materiality qualification shall be true and correct and (ii) to the extent not qualified by Holly Material Adverse Effect or any other materiality qualification shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), and Frontier shall have received a certificate of Holly, executed on its behalf by the Chairman of the Board and Chief Executive Officer of Holly, dated the Closing Date, certifying to such effect.

         (b) Frontier shall have received the opinion of Andrews & Kurth L.L.P. or other nationally recognized tax counsel, acting as counsel to Frontier, in form and substance reasonably satisfactory to Frontier, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Closing Date, a copy of which will be furnished to Holly, to the effect that (i) the Frontier Merger will be treated for federal income tax purposes as a reorganization within the meaning of section 368(a) of the Code and/or the Mergers, taken together, will constitute an exchange described in Section 351 of the Code and (ii) no gain or loss will be recognized by Frontier or the stockholders of Frontier to the extent they receive Parent Common Stock in exchange for Frontier Common Stock pursuant to the Frontier Merger. In rendering such opinion, such counsel shall be entitled to receive and rely upon representations of officers of Parent, Frontier, Merger Sub One, Holly and Merger Sub Two as to such matters as such counsel may reasonably request.

         (c) Frontier shall have received the Total Holly Common Stock Number Certificate pursuant to Section 5.18.

         (d) Holly shall have completed the acquisition of the Woods Cross refinery from ConocoPhillips pursuant to, and on substantially the terms and conditions set forth in, the relevant purchase agreement, as amended, contained in the Holly Reports.

                                    ARTICLE 7
                                   TERMINATION

         SECTION 7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Effective Time by the mutual written agreement of Holly and Frontier approved by action of their respective Boards of Directors in their respective discretion for any reason, including due to the number of Holly Dissenting Shares exceeding 5% of the Total Holly Common Stock Number or the number of Frontier Dissenting Shares exceeding 5% of the total number of shares of Frontier Common Stock outstanding immediately prior to the Effective Time.

         SECTION 7.2 TERMINATION BY FRONTIER OR HOLLY. At any time prior to the Effective Time, this Agreement may be terminated by Holly or Frontier, in either case by action of its Board of Directors, if:

         (a) the Mergers shall not have been consummated by October 31, 2003; provided, however, that the right to terminate this Agreement pursuant to this clause (a) shall not be available to any party whose failure or whose affiliates' failure to perform or observe in any material respect any of its obligations under this Agreement in any manner shall have been the principal cause of, or resulted in, the failure of the Mergers to occur on or before such date; or

         (b) the Holly Requisite Vote shall not have been obtained at a meeting (including adjournments and postponements) of Holly's stockholders that shall have been duly convened for the purpose of obtaining the Holly Requisite Vote; or

         (c) the Frontier Requisite Vote shall not have been obtained at a meeting (including adjournments and postponements) of Frontier's stockholders that shall have been duly convened for the purpose of obtaining the Frontier Requisite Vote; or

         (d) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (including the enactment of any statute, rule, regulation, decree or executive order) permanently restraining, enjoining or otherwise prohibiting either or both Mergers and such order, decree, ruling or other action (including the enactment of any statute, rule, regulation, decree or executive order) shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (d) shall have complied with
Section 5.5 and with respect to other matters not covered by Section 5.5 shall have used its reasonable best efforts to remove such injunction, order or decree.

         SECTION 7.3 TERMINATION BY HOLLY. At any time prior to the Effective Time, this Agreement may be terminated by Holly, by action of its Board of Directors, if:

         (a) (i) there has been a breach by Frontier of any representation, warranty, covenant or agreement set forth in this Agreement or if any representation or warranty of Frontier shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) would not be satisfied and
(ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given to Frontier by Holly; provided, however, that the right to terminate this Agreement pursuant to this Section 7.3(a) shall not be available to Holly if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.3(a) shall not be satisfied;

         (b) prior to obtaining the Frontier Requisite Vote, the Board of Directors of Frontier shall have withdrawn, modified, withheld or changed, in a manner adverse to Holly, such Board's approval or recommendation of this Agreement or the transactions contemplated hereby, or recommended a Frontier Superior Proposal, or resolved to do any of the foregoing; or

         (c) prior to obtaining the Holly Requisite Vote, Holly is the Withdrawing Party pursuant to Section 5.4(b) (it being understood that Holly shall not have the right to terminate this Agreement pursuant to this Section 7.3(c) unless and until Holly shall have paid Frontier all amounts due under
Section 7.5(a)).

         SECTION 7.4 TERMINATION BY FRONTIER. At any time prior to the Effective Time, this Agreement may be terminated by Frontier, by action of its Board of Directors, if:

         (a) (i) there has been a breach by Holly of any representation, warranty covenant or agreement set forth in this Agreement or if any representation or warranty of Holly shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) would not be satisfied and
(ii) such breach is not curable, or, if curable, is not cured within 30 days after written notice of such breach is given by Frontier to Holly; provided, however, that the right to terminate this Agreement pursuant to this Section 7.4(a) shall not be available to Frontier if it, at such time, is in material breach of any representation, warranty, covenant or agreement set forth in this Agreement such that the conditions set forth in Section 6.2(a) shall not be satisfied;

         (b) prior to obtaining the Holly Requisite Vote, the Board of Directors of Holly shall have withdrawn, modified, withheld or changed, in a manner adverse to Frontier, such Board's approval or recommendation of this Agreement or the transactions contemplated hereby, or recommended a Holly Superior Proposal, or resolved to do any of the foregoing; or

         (c) prior to obtaining the Frontier Requisite Vote, Frontier is the Withdrawing Party pursuant to Section 5.4(b) (it being understood that Frontier shall not have the right to terminate this Agreement pursuant to this Section 7.4(c) unless and until Frontier shall have paid Holly all amounts due under
Section 7.5(b)).

         SECTION 7.5 EFFECT OF TERMINATION.

         (a) If this Agreement is terminated

                  (i) by Holly or Frontier, after the public announcement (made prior to the closing of the polls for the vote of Holly stockholders for the purpose of obtaining the Holly Requisite Vote) of a Holly Acquisition Proposal, pursuant to Section 7.2(b);

                  (ii) by Frontier pursuant to Section 7.4(b); or

                  (iii) by Holly pursuant to Section 7.3(c);

then Holly shall pay Frontier the Holly Termination Amount (as defined below) and, in addition, reimburse Frontier for all expenses incurred by Frontier in connection with this Agreement up to the Reimbursement Maximum Amount (as defined below) prior to or upon termination of this Agreement. All payments under this Section 7.5(a) shall be made in cash by wire transfer to an account designated by Frontier at the time of such termination (or, in the case of a termination pursuant to Section 7.3(c), prior to such termination). The term "Holly Termination Amount" shall mean $15,000,000. The term "Reimbursement Maximum Amount" shall mean $1,000,000. In addition, Holly shall reimburse Frontier for all expenses incurred by Frontier in connection with this Agreement up to the Reimbursement Maximum Amount if this Agreement has been terminated pursuant to Section 7.2(b) even if Frontier is not entitled to any Holly Termination Amount under this Section 7.5(a). Holly acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Frontier would not enter into this Agreement; accordingly, if Holly fails promptly to pay any amount due pursuant to this Section 7.5(a), and, in order to obtain such payment, Frontier commences a suit which results in a judgment against Holly for the payment set forth in this Section 7.5(a), Holly shall pay to Frontier its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Holly Termination Amount and other amounts to be reimbursed to Frontier under this Section 7.5(a) from the date payment was required to be made until the date of such payment at the prime rate of Union Bank of California, N.A. in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(a), it shall not be a defense to Holly's obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

         (b) If this Agreement is terminated

                  (i) by Holly or Frontier, after the public announcement (made prior to the closing of the polls for the vote of Frontier Stockholders for the purpose of obtaining the Frontier Requisite Vote) of a Frontier Acquisition Proposal, pursuant to Section 7.2(c);

                  (ii) by Holly pursuant to Section 7.3(b); or

                  (iii) by Frontier pursuant to Section 7.4(c);

then Frontier shall pay Holly the Frontier Termination Amount (as defined below) and, in addition, reimburse Holly for all expenses incurred by Holly in connection with this Agreement up to the Reimbursement Maximum Amount prior to or upon the termination of this Agreement. All payments under this Section 7.5(b) shall be made in cash by wire transfer to an account designated by Holly at the time of such termination (or, in the case of a termination pursuant to Section 7.4(c), prior to such termination). The term "Frontier Termination Amount" shall mean $15,000,000. In addition, Frontier shall reimburse Holly for all expenses incurred by Holly in connection with this Agreement up to the Reimbursement Maximum Amount if this Agreement has been terminated pursuant to
Section 7.2(c) even if Holly is not entitled to any Frontier Termination Amount under this Section 7.5(b). Frontier acknowledges that the agreements contained in this Section 7.5(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Holly would not enter into this Agreement; accordingly, if Frontier fails promptly to pay any amount due pursuant to this Section 7.5(b), and, in order to obtain such payment, Holly commences a suit which results in a judgment against Frontier for the payment set forth in this Section 7.5(b), Frontier shall pay to Holly its costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Frontier Termination Amount and other amounts to be reimbursed to Holly under this Section 7.5(b) from the date payment was required to be made until the date of such payment at the prime rate of Canadian Imperial Bank of Commerce in effect on the date such payment was required to be made plus one percent (1%). If this Agreement is terminated pursuant to a provision that calls for a payment to be made under this Section 7.5(b), it shall not be a defense to Frontier's obligation to pay hereunder that this Agreement could have been terminated under a different provision or could have been terminated at an earlier or later time.

         SECTION 7.6 EFFECT OF VOTE. Any right to terminate this Agreement provided under Section 7.1, Section 7.2(a), Section 7.2(d), Section 7.3(a) or
Section 7.4(a) hereunder shall be effective notwithstanding whether the Holly Requisite Vote or the Frontier Requisite Vote has been obtained. Any right to terminate this Agreement provided under Section 7.2(b) or Section 7.4(b) hereunder shall be effective notwithstanding whether the Frontier Requisite Vote has been obtained. Any right to terminate this Agreement provided under Section 7.2(c) or Section 7.3(b) hereunder shall be effective notwithstanding whether the Holly Requisite Vote has been obtained.

                                    ARTICLE 8
                               GENERAL PROVISIONS

         SECTION 8.1 SURVIVAL. (a) In the event of termination of this Agreement and the abandonment of the Mergers pursuant to Article 7, all rights and obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to Section 5.11 and Section 7.5 and except for the provisions of this Section 8.1, Section 8.2, Section 8.3, Section 8.4, Section 8.6, Section 8.7, Section 8.8, Section 8.9, Section 8.10, Section 8.11, Section 8.12, Section
8.13 and Section 8.16 and the Confidentiality Agreement; provided that nothing herein shall relieve any party from any liability for any willful and material breach by such party of any of its covenants or agreements set forth in this Agreement and, subject to Section 8.12, all rights and remedies of such nonbreaching party under this Agreement in the case of such a breach, at law or in equity, shall be preserved. The parties hereto agree that, if this Agreement has been terminated in a manner giving rise to a payment obligation under
Section 7.5, any remedy or amount payable pursuant to Section 7.5 or Section
5.11 shall be the sole and exclusive remedy of the party receiving payment thereunder unless the other party is in material and willful breach of any of its covenants and agreements set forth in this Agreement.

         (a) None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the consummation of the Mergers; provided, however, that Article 2, this
Article 8 and the agreements contained in Section 5.11 through Section 5.14 shall survive the consummation of the Mergers, unless otherwise provided herein.

         SECTION 8.2 NOTICES. Any notice required to be given hereunder shall be sufficient if in writing, and sent by facsimile transmission or by courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid), addressed as follows:

         (a) if to Frontier:

                  Frontier Oil Corporation
                  10000 Memorial Drive, Suite 600
                  Houston, Texas 77024
                  Facsimile: (713) 688-0616
                  Attn:    James R. Gibbs

                  with a copy to:

                  Andrews & Kurth L.L.P.
                  600 Travis Street
                  Suite 4200
                  Houston, Texas  77002
                  Facsimile: (713) 220-4285
                  Attn:    Robert V. Jewell
                           Geoffrey K. Walker

         (b) if to Holly:

                  Holly Corporation
                  100 Crescent Court, Suite 1600
                  Dallas, Texas 75201
                  Facsimile: (214) 871-3523
                  Attn:    General Counsel

                  with a copy to:

                  Vinson & Elkins L.L.P.
                  3700 Trammell Crow Center
                  2001 Ross Avenue
                  Dallas, Texas 75201
                  Facsimile: (214) 999-7857
                  Attn:    Alan J. Bogdanow
                           A. Winston Oxley

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         SECTION 8.3 ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Except for the provisions of Article 2 and as provided in Section 5.12 and Section 5.13, notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto any claims, rights, remedies, obligations or liabilities under or by reason of this Agreement. Without limiting the generality of the foregoing, no holder of shares of Holly Common Stock, Holly Stock Options or Holly Stock-Based Awards nor any Holly employee shall have any claim, right or remedy under or by reason of this Agreement in the event that the Mergers are not consummated for any reason whatsoever.

         SECTION 8.4 ENTIRE AGREEMENT. This Agreement (which constitutes a "Definitive Transaction Agreement" as defined in the Confidentiality Agreement), the Confidentiality Agreement (other than Sections 3, 7 and 9 thereof, which are hereby suspended and shall be of no further force or effect during the term of this Agreement and after the Effective Time, but shall come back into effect if this Agreement is terminated without the consummation of the Mergers), the exhibits to this Agreement, the Holly Disclosure Letter, the Frontier Disclosure Letter and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto. EACH PARTY HERETO

AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER FRONTIER NOR HOLLY MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES AND EACH HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES, WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY OTHER PARTY OR ANY OTHER PARTY'S REPRESENTATIVES OF ANY DOCUMENT OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         SECTION 8.5 AMENDMENTS. This Agreement may be amended by the parties hereto, by action taken or authorized by their Boards of Directors, at any time before or after approval of matters presented in connection with the Mergers by the stockholders of Holly or Frontier, but after any such stockholder approval, no amendment shall be made which by law requires the further approval of stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         SECTION 8.6 GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         SECTION 8.7 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same instrument.

         SECTION 8.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretative effect whatsoever.

         SECTION 8.9 INTERPRETATION. In this Agreement:

         (a) Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         (b) The words "include", "includes" and "including" are not limiting.

         (c) The phrase "to the knowledge of" and similar phrases relating to knowledge of Holly or Frontier, as the case may be, shall mean the actual knowledge of its executive officers.

         (d) "Material Adverse Effect" with respect to Holly or Frontier shall mean a material adverse effect with respect to (A) the business, assets and liabilities (taken together), results of operations, condition (financial or otherwise) or prospects of a party and its Subsidiaries on a consolidated basis or (B) the ability of the party to consummate the transactions contemplated by this Agreement or fulfill the conditions to closing set forth in Article 6, except to the extent (in the case of either clause (A) or clause (B) above) that such adverse effect results from (i) general economic, regulatory or political conditions or changes therein in the United States or the other countries in which such party operates; (ii) financial or securities market fluctuations or conditions; (iii) changes in, or events or conditions affecting, the petroleum refining industry generally; (iv) the announcement or pendency of the Mergers or compliance with the terms and conditions of Section 5.1 hereof; or (v) stockholder class action or other litigation arising from allegations of a breach of fiduciary duty relating to this Agreement. "Holly Material Adverse Effect" and "Frontier Material Adverse Effect" mean a Material Adverse Effect with respect to Holly and Frontier, respectively.

         (e) "Person" or "person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including any government and any agency or instrumentality thereof.

         (f) "Subsidiary" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

         SECTION 8.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. The failure of any party to this Agreement to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

         SECTION 8.11 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         SECTION 8.12 ENFORCEMENT OF AGREEMENT; LIMITATION ON DAMAGES. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity. IN NO EVENT SHALL ANY PARTY BE LIABLE IN RESPECT OF THIS AGREEMENT FOR PUNITIVE OR EXEMPLARY DAMAGES.

         SECTION 8.13 OBLIGATION OF MERGER SUB ONE AND MERGER SUB TWO. Whenever this Agreement requires any of Parent, Merger Sub One or Merger Sub Two (or any successors) to take any action prior to the Effective Time, such requirement shall be deemed to include an undertaking on the part of each of Frontier and Holly to cause such action to be taken and a guarantee of the performance thereof.

         SECTION 8.14 EXTENSION; WAIVER. At any time prior to the Effective Time, each party may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         SECTION 8.15 DEFINITIONS. The following capitalized terms are used in this document with the meanings set forth in the indicated sections of this
Agreement:

Action....................................................................................Section 5.12(a)
Agreement.................................................................................First Sentence
AMEX......................................................................................Section 2.5(c)
Assumed Tax Rate..........................................................................Section 2.2(b)(iii)
Average Price.............................................................................Section 2.5(a)
Cash Consideration........................................................................Section 2.2(b)(ii)
Certificates of Merger....................................................................Section 1.3(b)
Claims Expenses...........................................................................Section 2.2(b)(iii)
Closing...................................................................................Section 1.3(a)
Closing Date..............................................................................Section 1.3(a)
Code......................................................................................Recitals
Confidentiality Agreement.................................................................Section 5.6
Consulting Agreement......................................................................Section 5.13(d)
Costs Threshold Date......................................................................Section 5.19
CVR.......................................................................................Section 2.2(b)(iii)
CVR Agreement.............................................................................Section 5.19
DGCL......................................................................................Section 1.2
D&O Insurance.............................................................................Section 5.12(c)
Delaware Courts...........................................................................Section 8.6
Delaware Secretary........................................................................Section 1.3(b)
Disclosure Letter.........................................................................Section 8.16
Dissenting Shares Cash Adjustment Amount..................................................Section 2.2(b)(iv)
ERISA.....................................................................................Section 3.11(b)
Effective Time............................................................................Section 1.3(b)

Employee Agreements.......................................................................Section 5.13(d)(ii)
Environmental Laws........................................................................Section 3.13(a)(i)
Environmental Permits.....................................................................Section 3.13(a)(iii)
Exchange Act..............................................................................Section 3.6(b)
Exchange Agent............................................................................Section 2.4(a)
Exchange Fund.............................................................................Section 2.4(a)
Frontier..................................................................................First sentence
Frontier Acquisition......................................................................Section 7.5(b)
Frontier Acquisition Proposal.............................................................Section 5.3(a)
Frontier Bargaining Agreements............................................................Section 4.12(a)
Frontier Certificate......................................................................Section 2.1(c)
Frontier Certificate of Merger............................................................Section 1.3(b)
Frontier Common Stock.....................................................................Recitals
Frontier Designees........................................................................Section 5.16(a)
Frontier Disclosure Letter................................................................ARTICLE 4
Frontier Dissenting Shares................................................................Section 2.1(e)
Frontier Material Adverse Effect..........................................................Section 8.9(d)
Frontier Material Contracts...............................................................Section 4.19(a)
Frontier Merger...........................................................................Recitals
Frontier Merger Consideration.............................................................Section 2.1(b)
Frontier Permits..........................................................................Section 4.5
Frontier Plans............................................................................Section 4.11(b)
Frontier Preferred Stock..................................................................Section 4.3
Frontier Real Properties..................................................................Section 4.13(a)(i)
Frontier Reports..........................................................................Section 4.7
Frontier Represented Employees............................................................Section 4.12(b)
Frontier Requisite Vote...................................................................Section 4.20
Frontier Rule 145 Affiliates..............................................................Section 5.10(b)
Frontier Rule 145 Agreement...............................................................Section 5.10(b)
Frontier Stock Option.....................................................................Section 2.6(a)
Frontier Stock Plans......................................................................Section 4.3
Frontier Superior Proposal................................................................Section 5.3(a)
Frontier Surviving Corporation............................................................Section 1.2(a)
Frontier Termination Amount...............................................................Section 7.5(b)
Hazardous Materials.......................................................................Section 3.13(a)(ii)
Holly.....................................................................................First Sentence
Holly Acquisition.........................................................................Section 7.5(a)
Holly Acquisition Proposal................................................................Section 5.2(a)
Holly Bargaining Agreements...............................................................Section 3.12(a)
Holly Certificate.........................................................................Section 2.2(c)
Holly Certificate of Merger...............................................................Section 1.3(b)
Holly Common Stock........................................................................Recitals
Holly Designees...........................................................................Section 5.16(a)
Holly Disclosure Letter...................................................................ARTICLE 3
Holly Dissenting Shares...................................................................Section 2.2(c)
Holly Material Adverse Effect.............................................................Section 8.9(d)

Holly Material Contracts..................................................................Section 3.19(a)
Holly Merger..............................................................................Recitals
Holly Merger Consideration................................................................Section 2.2(c)
Holly Permits.............................................................................Section 3.5
Holly Plans...............................................................................Section 3.11(b)
Holly Preferred Stock.....................................................................Section 3.3
Holly Real Properties.....................................................................Section 3.13(a)(v)
Holly Reports.............................................................................Section 3.7
Holly Represented Employees...............................................................Section 3.12(b)
Holly Requisite Vote......................................................................Section 3.20
Holly Rule 145 Affiliates.................................................................Section 5.10(a)
Holly Rule 145 Agreement..................................................................Section 5.10(a)
Holly Stock-Based Award...................................................................Section 2.5(c)
Holly Stock Option........................................................................Section 2.5(b)
Holly Stock Plans.........................................................................Section 3.3
Holly Superior Proposal...................................................................Section 5.2(a)
Holly Surviving Corporation...............................................................Section 1.2(b)
Holly Termination Amount..................................................................Section 7.5(a)
HSR Act...................................................................................Section 3.6(b)
Income Tax................................................................................Section 2.2(b)(iii)
Indemnified Parties.......................................................................Section 5.12(a)
Indemnified Party.........................................................................Section 5.12(a)
IRS.......................................................................................Section 3.10(b)
Jet Fuel Claims...........................................................................Section 2.2(b)(iii)
Liens.....................................................................................Section 1.1(b)
Material Adverse Effect...................................................................Section 8.9(d)
Mergers...................................................................................Recitals
Merger Sub One............................................................................First sentence
Merger Sub One Common Stock...............................................................Section 1.1(b)
Merger Sub Two............................................................................First sentence
Merger Sub Two Common Stock...............................................................Section 1.1(b)
Parent....................................................................................First Sentence
Parent Board..............................................................................Section 5.16(a)
Parent Bylaws.............................................................................Section 1.1(a)
Parent Charter............................................................................Section 1.1(a)
Parent Common Stock.......................................................................Section 1.1(a)
Parent Stock-Based Award..................................................................Section 2.5(c)
Parent Stock Option.......................................................................Section 2.5(b)
Non-Withdrawing Party.....................................................................Section 5.4(b)
NYSE......................................................................................Section 2.5(a)
Offsite Non-Frontier Real Properties......................................................Section 4.13(a)(ii)
Offsite Non-Holly Real Properties.........................................................Section 3.13(a)(vi)
Option Exchange Ratio.....................................................................Section 2.5(a)
PBGC......................................................................................Section 3.11(h)
Pension Plan..............................................................................Section 3.11(g)
Person....................................................................................Section 8.9(e)

Proxy Statement/Prospectus................................................................Section 5.8
Recovery..................................................................................Section 2.2(b)(iii)
Registration Rights Agreement.............................................................Section 5.10(a)
Registration Statement....................................................................Section 5.8
Regulatory Filings........................................................................Section 3.6(b)
Reimbursement Maximum Amount..............................................................Section 7.5(a)
Release...................................................................................Section 3.13(a)(iv)
Representatives...........................................................................Section 5.19
Rule 145 Agreement........................................................................Section 5.10(b)
SEC.......................................................................................Section 3.7
Securities Act............................................................................Section 3.6(b)
Severance Agreements......................................................................Section 5.13(d)
Severance Payments........................................................................Section 5.13(d)
Stock-Based Awards........................................................................Section 2.5(a)
Stock Consideration.......................................................................Section 2.2(b)(i)
Stock Option..............................................................................Section 2.5(a)
Stock Plan................................................................................Section 2.5(a)
Subsidiary................................................................................Section 8.9(f)
Tax.......................................................................................Section 3.10(d)
Tax Return................................................................................Section 3.10(d)
Taxes.....................................................................................Section 3.10(d)
Total Holly Common Stock Certificate......................................................Section 5.18
Total Holly Common Stock Number...........................................................Section 5.18
WBCA......................................................................................Section 1.2
Withdrawing Party.........................................................................Section 5.4(b)
Wyoming Secretary.........................................................................Section 1.3(b)

         SECTION 8.16 DISCLOSURE LETTERS. The parties acknowledge and agree that
(a) the Holly Disclosure Letter and the Frontier Disclosure Letter (each a "Disclosure Letter") may include certain items and information solely for informational purposes for the convenience of the other party and (b) the disclosure by either party of any matter in its Disclosure Letter shall not be deemed to constitute an acknowledgment by such party that the matter is required to be disclosed by the terms of this Agreement or that the matter is material. If any Disclosure Letter discloses in any section or schedule thereof an item or information in such a way as to make its relevance to the disclosure required by another section or schedule thereof readily apparent, the matter shall be deemed to have been disclosed in such other schedule, notwithstanding the omission of an appropriate cross-reference to such other schedule.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                    FRONTIER OIL CORPORATION


                                    By: /s/ JAMES R. GIBBS
                                       -----------------------------------------
                                    Name:  James R. Gibbs
                                    Title: Chairman of the Board, President and
                                           Chief Executive Officer


                                    FRONT RANGE HIMALAYA CORPORATION


                                    By: /s/ JAMES R. GIBBS
                                       -----------------------------------------
                                    Name:  James R. Gibbs
                                    Title: President and Chief Executive Officer


                                    FRONT RANGE  MERGER CORPORATION


                                    By: /s/ JAMES R. GIBBS
                                       -----------------------------------------
                                    Name:  James R. Gibbs
                                    Title: President and Chief Executive Officer


                                    HIMALAYA MERGER CORPORATION


                                    By: /s/ JAMES R. GIBBS
                                       -----------------------------------------
                                    Name:  James R. Gibbs
                                    Title: President and Chief Executive Officer


                                    HOLLY CORPORATION


                                    By: /s/ C. LAMAR NORSWORTHY, III
                                       -----------------------------------------
                                    Name:  C. Lamar Norsworthy, III
                                    Title: Chairman of the Board and
                                           Chief Executive Officer

                                                                       EXHIBIT A

                                 PARENT CHARTER

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                        FRONT RANGE HIMALAYA CORPORATION

         Pursuant to the provisions of W.S. 17-16-1006 and W.S. 17-16-1007 of the Wyoming Business Corporation Act, the undersigned Corporation adopts the following Amended and Restated Articles of Incorporation as of this date:

         FIRST: The name of the Corporation is Front Range Himalaya Corporation.

         SECOND: The Corporation was originally incorporated under the name of Front Range Himalaya Corporation, and the original Articles of Incorporation of the Corporation were filed with the Secretary of State on _________________, 2003.

         I, the undersigned ______________________, do hereby certify that the Board of Directors of said Corporation at a meeting duly convened, held on the ____ day of ____________, 2003, and the shareholders at a special meeting duly convened, held on the ______ day of _______________, 2003, adopted a resolution to amend and restate the original Articles of Incorporation in their entirety as follows:

                                  ARTICLE ONE

         The corporate name of the Corporation is Frontier Oil Corporation.

                                  ARTICLE TWO

         The term of existence of the Corporation shall be perpetual.

                                 ARTICLE THREE

         The street address of the Corporation's registered office is _______________________ _________, and the name of its registered agent at that office is __________________________.

                                  ARTICLE FOUR

         The purpose or purposes of the Corporation is to transact any and/or all lawful business for which corporations may be incorporated under the Wyoming Business Corporation Act (as amended from time to time, the "WBCA") and, in general, to have and exercise all the powers conferred by the laws of Wyoming upon corporations formed under the WBCA and to do any and all of the things hereinafter set forth to the same extent as natural persons might or could do.

                                  ARTICLE FIVE

         The number of directors to be elected at the annual meeting of shareholders or at a special meeting called for the election of directors shall not be less than three nor more than fifteen, the exact number to be fixed by the Bylaws.

                                  ARTICLE SIX

         The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is _______________ shares consisting of and divided into:

                  (i) one class of _______________ shares of Common Stock, par value $.01 per share; and

                  (ii) one class of _______________ shares of Preferred Stock, par value $.01 per share, which may be divided into and issued in series, as hereinafter provided.

         The following is a statement of the designations, voting powers, preferences, and relative, participating, optional and other special rights, and qualifications, limitations, or restrictions thereon, of the classes of stock of the Corporation.

                                     PART I

                                 PREFERRED STOCK

         1. Rank; Authorization of Directors to Determine Certain Rights. The Preferred Stock may be issued from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The voting powers, designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, of the Preferred Stock of each series shall be such as are fixed by the Board of Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock (herein called the "Directors' Resolution"). The Directors' Resolution as to any series shall (1) designate the series, (2) fix the dividend rate, if any, of such series, establish whether dividends shall be cumulative or non-cumulative, fix the payment dates for dividends on shares of such series and the date or dates, or the method of determining the date or dates, if any, from which dividends on shares of such series shall be cumulative, (3) fix the amount or amounts payable on shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, and (4) state the price or prices or rate or rates, and adjustments, if any, at which, the time or times and the terms and conditions upon which, the shares of such series may be redeemed at the option of the Corporation or at the option of the holder or holders of shares of such series or upon the occurrence of a specified event, and state whether such shares may be redeemed for cash, property or rights, including securities of the Corporation or another entity; and such Directors' Resolutions may (i) limit the number of shares of such series that may be issued, (ii) provide for a sinking fund for the purchase or redemption of shares of such series and specify the terms and conditions governing the operations of any such fund, (iii) grant voting rights to the holders of shares of such series, (iv) impose conditions or restrictions upon the creation of indebtedness of the Corporation or upon the issuance of additional Preferred Stock or other capital stock ranking on a parity therewith, or prior thereto, with respect to dividends or distributions of assets upon liquidation, (v) impose conditions or restrictions upon the payment of dividends upon, or the making of other distributions to, or the acquisition of, shares ranking junior to the Preferred Stock or to any series thereof with respect to dividends or distributions of assets upon liquidation, (vi) state the time or times, the price or prices or the rate or rates of exchange and other terms, conditions and adjustments upon which shares of any such series may be made convertible into, or exchangeable for, at the option of the holder or the Corporation or upon the occurrence of a specified event, shares of any other series of Preferred Stock or any other class or classes of stock or other securities of the Corporation, and (vii) grant such other special rights and impose such qualifications, limitations or restrictions thereon as shall be fixed by the Board of Directors, to the extent not inconsistent with this Article Six and to the full extent now or hereafter permitted by the laws of the State of Wyoming.

         Except as by law expressly provided, or except as may be provided in any Directors' Resolution, the Preferred Stock shall have no right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders of the Corporation.

         Preferred Stock that is redeemed, purchased, converted or retired by the Corporation shall assume the status of authorized but unissued Preferred Stock, without designation, and may thereafter, subject to the provisions of any Directors' Resolution providing for the issue of any particular series of Preferred Stock, be reissued in the same manner as authorized but unissued Preferred Stock.

         2. Dividends.

                  (a) Amount; Time. The Preferred Stock at the time outstanding shall be entitled to receive, as and when declared by the Board of Directors, out of any funds of the Corporation legally available therefor, dividends at the rate fixed by the Board of Directors (pursuant to Section 1 of Part I of this Article Six), and no more, payable on such date or dates in each year as the Board of Directors shall determine.

                  (b) Cumulative Dividends. Dividends on Preferred Stock may be cumulative, noncumulative or partially cumulative. Cumulations of dividends shall not bear interest.

                  (c) Priority Over Common; Restriction on Purchases of Common. No dividend shall be declared or paid on Common Stock, and no Common Stock shall be purchased by the Corporation, unless all cumulative or partially cumulative dividends on outstanding Preferred Stock for all past dividend periods and for the current dividend period shall have been declared and paid.

         3. Liquidation Preference. In the event of dissolution, liquidation or winding-up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors (pursuant to Section 1 of Part I of this Article Six) plus a sum equal to all cumulative but unpaid dividends (whether or not earned or declared) to the date fixed for distribution, and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets will be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences.

                                     PART II

                                  COMMON STOCK

         1. Rank. The Common Stock is subject and subordinate to any and all of the rights, privileges, preferences and priorities of the Preferred Stock of the Corporation as set forth in this Article Six. All shares of Common Stock shall be of equal rank and shall be identical in all respects.

         2. Liquidation, Dissolution or Winding-Up. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Corporation and after the holders of the Preferred Stock shall have received payment for each share of Preferred Stock equal to the redemption price therefor (as established by the Board of Directors), the remaining assets of the Corporation available for distribution to shareholders shall be divided and distributed among the holders of the Common Stock based on the ratio which the number of shares of Common Stock owned by each such holder bears to the aggregate number of issued and outstanding shares of Common Stock.

         3. Voting. The holders of shares of Common Stock shall possess full voting power in the election of directors and for all other purposes, and each holder of Common Stock shall at every meeting of the shareholders be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation on the record date for determining shareholders entitled to vote at such meeting.

         4. Dividends. Subject to any prior dividend rights of the holders of the Preferred Stock as described in Part I of this Article Six, the holders of Common Stock shall be entitled to receive, on a share-for-share basis, as and when declared by the Board of Directors, out of the funds of the Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as may be declared from time to time by the Board of Directors.

         5. Redemption. The shares of Common Stock shall not be subject to redemption by the Corporation.

                                    PART III

                          PROVISIONS APPLICABLE TO ALL
                                CLASSES OF STOCK

         1. Issue and Sale of Stock.

                  (a) The Board of Directors shall have the power and authority at any time and from time to time to issue, sell or otherwise dispose of any authorized and unissued shares of any class of stock of the Corporation to such persons or parties, including the holders of any class of stock, for such consideration (not less than the par value, if any, thereof) and upon such terms and conditions as the Board of Directors in its discretion may deem for the best interests of the Corporation.

                  (b) No holder of stock of the Corporation shall be entitled to purchase or subscribe for any part of any unissued stock of the Corporation or any additional stock to be issued whether or not by reason of any increase of the authorized capital stock of the Corporation, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock or such additional authorized issuance of new stock, but rather such stock, bonds, certificates of indebtedness, debentures and other securities may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of their discretion.

         2. Registered Owner. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable laws.

                                 ARTICLE SEVEN

         Except as may be provided in the Bylaws of the Corporation, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws, without any action on the part of the shareholders, but the Bylaws made by the Board of Directors and the powers conferred thereby may be altered or repealed by the shareholders.

                                 ARTICLE EIGHT

                  (a) No director of the Corporation shall be liable to the Corporation or any of its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except that this Article Eight does not eliminate or limit the liability of a director for: (i) the amount of financial benefit received by a director to which he or she is not entitled, (ii) an intentional infliction of harm on the Corporation or its shareholders, (iii) an unlawful distribution in violation of W.S. 17-16-833 of the WBCA, or (iv) an intentional violation of criminal law. If the WBCA hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the WBCA. No amendment to or repeal of this Article Eight shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                  (b) The Corporation shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by Wyoming law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability or expense, including reasonable attorneys' fees, actually and reasonably incurred by such person in respect thereof, except liability for
(i)
receipt of a financial benefit to which he or she is not entitled, (ii) an intentional infliction of harm on the Corporation or its shareholders, (iii) an unlawful distribution in violation of W.S. 17-16-833 of the WBCA, or (iv) an intentional violation of criminal law. If the WBCA hereafter is amended to authorize providing greater indemnification of a director, officer, employee or agent of the Corporation, then the indemnification of such person, in addition to the indemnification for liability provided herein, shall be provided to the fullest extent permitted by the amended WBCA. No amendment to or repeal of this Article Eight shall apply to or have any effect on the rights to indemnification of any person pursuant to this Article Eight for or with respect to any acts or omissions of such person occurring prior to such amendment or repeal.

                  (c) Expenses, including attorneys' fees, incurred by a director or officer in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay the amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article Eight.

                  (d) The indemnification and advancement of expenses authorized by this Article Eight shall not be exclusive of any other rights to which any director, officer, employee or agent may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to any action in his or her official capacity and as to action in another capacity while holding the office, and continues as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                  (e) The Corporation may purchase and maintain insurance providing coverage for any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him or her and incurred by him or her in any capacity or arising out of his or her status, whether or not the Corporation would have the power or obligation to indemnify him or her against liability under the provisions of this Article Eight.

                                  ARTICLE NINE

         The Corporation elects not to be subject to or governed by: (i) the restrictions contained in W.S. 17-18-104(b) of the Wyoming Management Stability Act (as amended from time to time, the "WMCA"); (ii) the shareholder takeover protection provisions listed in W.S. 17-18-105 through 17-18-111 of the WMCA; and (iii) Article 3 of the WMCA.

         THIRD: The number of shares of the Corporation outstanding at the time of adoption and entitled to vote thereon was two (2) shares of Common Stock.

         FOURTH: Two (2) shares voted for such amendment and no shares voted against such amendment.

         FIFTH: Pursuant to Section 17-16-123 of the WBCA, these Amended and Restated Articles of Incorporation shall not be effective until the Effective Time, as such term is defined in that certain Agreement and Plan of Merger, dated as of ___________, 2003, by and among the Corporation, Frontier Oil Corporation, Holly Corporation, Front Range Merger Corporation, and Himalaya Merger Corporation, with such Effective Time to not be later than 12:01 a.m., Central Daylight Time, on the 90th day after the filing date hereof.

         IN WITNESS WHEREOF, the Corporation has caused these Amended and Restated Articles of Incorporation to be signed by its _______________ and attested by its ___________ this ____ day of ___________, 2003.

                                             FRONT RANGE HIMALAYA CORPORATION


                                             By:
                                                --------------------------------
                                             Name:
                                                  ------------------------------
                                             Title:
                                                   -----------------------------


STATE OF
         ---------------------------

COUNTY OF
          --------------------------

         I, __________________, a Notary Public, do hereby certify that on this _____ day of ______, 2003, personally appeared before me ________________, who, being by me first duly sworn, declared that he or she is the _____________ of Front Range Himalaya Corporation, that he or she signed the foregoing document as such officer of the Corporation, and that the statements therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this ___ days of ______, 2003.

                                             -----------------------------------
                                             NOTARY PUBLIC IN AND FOR
                                             ______________ County, ____________

                                                                       EXHIBIT B

                                 PARENT BY-LAWS

                                     BYLAWS
                                       OF
                        FRONT RANGE HIMALAYA CORPORATION
                     (HEREINAFTER CALLED THE "CORPORATION")


                                   ARTICLE I.
                                     OFFICES

         Section 1. The Corporation will maintain its executive offices in Houston, Texas, or such other place as determined by the Board of Directors of the Company.

         Section 2. The Corporation may have other offices at such places both within and without the State of Wyoming as the Board of Directors may from time to time determine.

                                   ARTICLE II.
                            MEETINGS OF SHAREHOLDERS

         Section 1. Place of Meetings. Meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Wyoming, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meetings. The annual meetings of shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which meetings the shareholders shall elect directors and transact such other business as may properly be brought before the meeting. Written notice of each annual meeting stating the place, date and hour of the meeting shall be given to each shareholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 3. Special Meetings. Special meetings of shareholders, for any purpose or purposes, may be called by the Chairman of the Board or the President of the Corporation and shall be called by the President or Secretary of the Corporation at the request of a majority of the Board of Directors. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each shareholder entitled to vote at such meeting.

         Section 4. Quorum. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder entitled to vote at the meeting.

         Section 5. Advance Notice. No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any shareholder of the Corporation
(i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 5 and on the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 5. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

         To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder, in order to be timely, must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or public disclosure (as defined below) of the date of the annual meeting was made, whichever first occurs. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. For purposes of this second paragraph of Section 5, "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, PR Newswire, Bloomberg or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         To be in proper written form, a shareholder's notice must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (v) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

         No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 5; provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 5 shall be deemed to preclude discussion by any shareholder of any such business. If the chair of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the chair shall declare that the business was not properly brought before the meeting and such business shall not be transacted.

         At a special meeting of shareholders, only such business shall be conducted as shall have been set forth in the notice relating to the meeting. At any meeting, matters incident to the conduct of the meeting may be voted upon or otherwise disposed of as the chair of the meeting shall determine to be appropriate.

         Section 6. Voting. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, (i) any question brought before any meeting of shareholders shall be decided by the vote of the holders of a majority of the shares represented and entitled to vote thereat, and (ii) each shareholder represented at a meeting of shareholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such shareholder. Such votes may be cast in person or by proxy, but no proxy shall be voted on or after three (3) years from its date, unless such proxy provides for a longer period. The Board of Directors, in its discretion, or the chair of a meeting of shareholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Section 7. List of Shareholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder of the Corporation who is present.

         Section 8. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by Section 7 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of shareholders.

                                  ARTICLE III.

                                    DIRECTORS

         Section 1. Number and Election of Directors. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. Unless otherwise provided in the Articles of Incorporation, the number of directors which shall constitute the whole Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors adopted by the affirmative vote of at least a majority of the total number of authorized directors most recently fixed by the Board of Directors. No reduction in the authorized number of members of the Board of Directors shall have the effect of removing any director from office before that director's term of office expires. Directors need not be residents of the State of Wyoming or shareholders of the Corporation.

         Section 2. Vacancies. Vacancies on the Board of Directors and newly created directorships resulting from an increase in the authorized number of members of the Board of Directors may be filled only by a majority of the total members of the Board of Directors. Each director, including a director elected to fill a vacancy or a newly created directorship, shall hold office until the next election of directors and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal from office. Any director or the entire Board of Directors may be removed from office at any time but only by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all outstanding shares of capital stock of the Corporation then entitled to vote in an election of directors of the Corporation voting as a single class. Except as may otherwise be provided by law, cause for removal shall exist only if the director whose removal is proposed has been convicted of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal or has been adjudged by a court of competent jurisdiction to be liable for negligence or misconduct in the performance of his or her duty to the Corporation in a matter of substantial importance to the Corporation, and such adjudication is no longer subject to direct appeal.

         Section 3. Nominations. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders of the Corporation either by or at the direction of the Board of Directors or by any shareholder of record entitled to vote in the election of directors at such meeting who has complied with the notice procedures set forth in this Section 3. A shareholder who desires to nominate a person for election to the Board of Directors at a meeting of shareholders of the Corporation and who is eligible to make such nomination must give timely written notice of the proposed nomination to the Secretary of the Corporation. To be timely, a shareholder's notice given pursuant to this Section 3 must be received at the principal executive office of the Corporation not less than ninety (90) calendar days in advance of the date which is one year later than the date of the proxy statement of the Corporation released to the shareholders of the Corporation in connection with the previous year's annual meeting of shareholders of the Corporation; provided, however, that if no annual meeting of shareholders of the Corporation was held the previous year or if the date of the forthcoming annual meeting of shareholders has been changed by more than thirty (30) calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of shareholders of the Corporation, then to be timely such shareholder's notice must be so received not later than the close of business on the tenth (10th) day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to shareholders by or on behalf of the Corporation or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of the Corporation. Such shareholder's notice to the Secretary of the Corporation shall set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of capital stock of the Corporation which are then beneficially owned by such person, (iv) any other information relating to such person that is required by law or regulation to be disclosed in solicitations of proxies for the election of directors of the Corporation and
(v) such person's written consent to being named as a nominee for election as a director and to serve as a director if elected and (b) as to the shareholder giving the notice, (i) the name and address, as they appear in the stock records of the Corporation, of such shareholder, (ii) the class and number of shares of capital stock of the Corporation which are then beneficially owned by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each nominee for election as a director and any other person or persons (naming such person or persons) relating to the nomination proposed to be made by such shareholder, and (iv) any other information required by law or regulation to be provided by a shareholder intending to nominate a person for election as a director of the Corporation. At the request of the Board of Directors, any person nominated by or at the direction of the Board of Directors for election as a director of the Corporation shall furnish to the Secretary of the Corporation the information concerning such nominee which is required to be set forth in a shareholder's notice of a proposed nomination. No person shall be eligible for election as a director of the Corporation unless nominated in compliance with the procedures set forth in this Section 3. The chair of a meeting of shareholders of the Corporation shall refuse to accept the nomination of any person not made in compliance with the procedures set forth in this Section 3, and such defective nomination shall be disregarded.

         Section 4. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

         Section 5. Meetings. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Wyoming. Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or any two directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight (48) hours before the time of the meeting, by telephone, electronic facsimile or telegram not less than twenty-four (24) hours before the time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate under the circumstances.

         Section 6. Quorum. Except as may be otherwise specifically provided by law, the Corporation's Articles of Incorporation or these Bylaws, at all meetings of the Board of

Directors, a majority of the entire number of members of the Board of Directors (including any directorships that are then vacant) shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 7. Actions of Board. Unless otherwise provided by the Corporation's Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all of the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 8. Meetings by Means of Conference Telephone. Unless otherwise provided by the Corporation's Articles of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 of this
Article III shall constitute presence in person at such meeting.

         Section 9. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may, when specifically authorized by the Board of Directors to do so, unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes and report to the Board of Directors when required.

         Section 10. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         Section 11. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose if (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the shareholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the shareholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the shareholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 12. Corporate Governance During Specified Period. Notwithstanding anything to the contrary contained in this Article III, during the Specified Period (as defined in Article X) the provisions set forth in
Article X shall govern and be controlling to the extent that any provision in this Article III is inconsistent or conflicts with Article X.

                                   ARTICLE IV.
                                    OFFICERS

         Section 1. General. The offices of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors, in its discretion, may also choose a Treasurer and one or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Corporation's Articles of Incorporation or these Bylaws. The officers of the Corporation need not be shareholders of the Corporation nor need such officers be directors of the Corporation.

         Section 2. Election. The Board of Directors at its first meeting held after each annual meeting of shareholders shall elect the officers of the Corporation, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries and other compensation of all officers of the Corporation shall be fixed by the Board of Directors, or a committee thereof.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chief

Executive Officer, President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Chairman of the Board. The Chairman of the Board shall preside at all meetings of the Board of Directors and shall perform such other duties, if any, as may be specified by the Board from time to time.

         Section 5. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be the chief executive officer of the Corporation, shall have general direction of the business and affairs of the Corporation and general supervision over its several officers, subject, however, to the control of the Board of Directors, and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer may sign, with the Secretary or Assistant Secretary, certificates representing shares of stock of the Corporation. The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him by the Board of Directors or as prescribed by these Bylaws.

         Section 6. President. The Chief Executive Officer of the Corporation shall be the President of the Corporation. The President shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. The President may sign, with the Secretary or Assistant Secretary, certificates representing shares of stock of the Corporation.

         Section 7. Chief Financial Officer. The Chief Financial Officer of the Corporation shall be the chief financial officer of the Corporation. The Chief Financial Officer shall perform such other duties and have such other powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the absence of a Treasurer, the Chief Financial Officer shall have the duties and exercise the powers of the Treasurer.

         Section 8. Vice Presidents. The Vice Presidents shall perform such duties and have such authority as may be specified in these Bylaws or by the Board of Directors or the Chief Executive Officer. In the absence of the Chief Executive Officer, a Vice President designated by the Board of Directors shall have the duties and exercise the powers of the Chief Executive Officer.

         Section 9. Secretary. The Secretary shall keep the minutes of the shareholders and of the Board of Directors meetings, authenticate records of the Corporation and perform such duties and have such authority as may be specified in these Bylaws or by the Board of Directors or the Chief Executive Officer.

         Section 10. Assistant Secretaries. The Assistant Secretary or Secretaries shall, in the absence or disability of the Secretary, perform the duties and exercise the authority of the

Secretary and shall perform such other duties and have such other authority as the Board of Directors or the Chief Executive Officer may from time to time prescribe.

         Section 11. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the Chief Executive Officer or the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Board of Directors when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 12. Assistant Treasurers. The Assistant Treasurer or Treasurers shall, in the absence or disability of the Treasurer, perform the duties and exercise the authority of the Treasurer and shall perform such other duties and have such other authority as the Board of Directors or the Chief Executive Officer or the Chief Financial Officer may from time to time prescribe.

         Section 13. Corporate Governance During Specified Period. Notwithstanding anything to the contrary contained in this Article IV, during the Specified Period (as defined in Article X) the provisions set forth in
Article X shall govern and be controlling to the extent that any provision in this Article IV is inconsistent or conflicts with Article X.

                                   ARTICLE V.
                                     SHARES

         Section 1. Form of Certificates. Every holder of shares in the Corporation shall be entitled to have a certificate signed, in the name of the Corporation (i) by the Chief Executive Officer, President or a Vice President and (ii) by the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by such holder of shares in the Corporation.

         Section 2. Signatures. Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 3. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 4. Transfers. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the person named in the certificate or by his or her attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued.

         Section 5. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                   ARTICLE VI.
                                     NOTICES

         Section 1. Notices. Whenever written notice is required by law, the Corporation's Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, such notice may be given by mail, addressed to such director, member of a committee or shareholder, at his or her address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Written notice may also be given personally or by electronic facsimile, telegram, telex, overnight courier or cable.

         Section 2. Waivers of Notice. Whenever any notice is required by law, the Corporation's Articles of Incorporation or these Bylaws, to be given to any director, member of a committee or shareholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

                                  ARTICLE VII.
                               GENERAL PROVISIONS

         Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to limitations imposed by law and the provisions of the Corporation's Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

         Section 2. Disbursements. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

         Section 3. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

         Section 4. Corporate Seal. The corporate seal, if any, shall be in such form as the Board of Directors may prescribe.

                                  ARTICLE VIII.
                                 INDEMNIFICATION

         Section 1. Power to Indemnify in Actions, Suits or Proceedings Other than Those by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in respect thereof.

         Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in respect thereof.

         Section 3. Expenses Payable in Advance. Expenses (including attorneys' fees) incurred by a director or officer in defending any threatened or pending civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VIII and a good faith affirmation by or on behalf of such director or officer that he or she has met the standard of conduct required by law or that liability has been eliminated by the Articles of Incorporation.

         Section 4. Nonexclusivity of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by or granted pursuant to this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in a person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law. The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in
Section 1 or Section 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the Wyoming Business Corporation Act, or otherwise.

         Section 5. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by him or her in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VIII.

         Section 6. Certain Definitions. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as such indemnification relates to such person's acts while serving in any of the foregoing capacities of such constituent corporation, as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VIII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

         Section 7. Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 8. Limitation on Indemnification. Notwithstanding anything contained in this Article VIII to the contrary, the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         Section 9. Indemnification of Employees and Agents. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this
Article VIII to directors and officers of the Corporation.

                                   ARTICLE IX.
                                   AMENDMENTS

         Section 1. Amendments. Any action to alter, amend or repeal these Bylaws or to adopt new Bylaws shall require the affirmative vote of at least 66 2/3 percent of the members of the entire Board of Directors and may be adopted by the Board of Directors at any regular or special meeting thereof.

                                   ARTICLE X.
                  CORPORATE GOVERNANCE DURING SPECIFIED PERIOD

         Section 1. Defined Terms. As used in this Article X,

         (a) "Effective Time" has the meaning set forth in the Merger Agreement.

         (b) "Front Range Designees" has the meaning set forth in the Merger Agreement.

         (c) "Himalaya Designees" has the meaning set forth in the Merger Agreement.

         (d) "List A Directors" means (i) the Front Range Designees, (ii) any individual appointed by Nominating Subcommittee A to fill a vacancy among the List A Directors and (iii) any individual elected to replace a List A Director at any meeting of the shareholders of the Corporation held during the Specified Period or designated as a List A Director pursuant to Section 3(b) of this
Article X.

         (e) "List B Directors" means (i) the Himalaya Designees, (ii) any individual appointed by Nominating Subcommittee B to fill a vacancy among the List B Directors and (iii) any individual elected to replace a List B Director at any meeting of the shareholders of the Corporation held during the Specified Period or designated as a List B Director pursuant to Section 3(b) of this
Article X.

         (f) "Merger Agreement" means that certain Agreement and Plan of Merger, dated as of March ___, 2003, by and among Front Range Corporation, the Corporation, Front Range Merger Corporation, Himalaya Merger Corporation and Himalaya Corporation.

         (g) "Nominating Subcommittee A" means the members of the nominating committee of the Corporation at the Effective Time who are List A Directors.

         (h) "Nominating Subcommittee B" means the members of the nominating committee of the Corporation at the Effective Time who are List B Directors.

         (i) "Specified Period" means the period of time commencing at the Effective Time and ending immediately following the annual meeting of shareholders of the Corporation to be held in 2005.

         Section 2. Board of Directors.

         (a) During the Specified Period, the Board of Directors shall consist of twelve directors comprised of the List A Directors and the List B Directors, which may not be changed by the Board of Directors during the Specified Period.

         (b) During the Specified Period, without the affirmative vote of at least 66 2/3 percent of the members of the entire Board of Directors at any regular or special meeting thereof,

                  (i) the Chairman of the Board of Directors at the Effective Time and the President and Chief Executive Officer of the Corporation at the Effective Time may not be terminated or otherwise removed from such positions;

                  (ii) the powers and duties of the Chairman of the Board of Directors at the Effective Time and of the President and Chief Executive Officer of the Corporation at the Effective Time may not be diminished;

                  (iii) the Board of Directors may not propose any amendment to the Articles of Incorporation of the Corporation for submission to the shareholders of the Corporation that would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article X;

                  (iv) the Corporation may not sell, lease, assign, transfer, exchange or otherwise dispose of all or substantially all of the assets of the Corporation (including the capital stock or assets of its direct and indirect subsidiaries), in a single transaction or a series of related transactions, to any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person"); and

                  (v) the Corporation may not agree to or consummate any transaction or series of related transactions that would result in the acquisition by any Person of beneficial ownership of 25% or more of either (x) the then outstanding shares of common stock of the Corporation or (y) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors.

         (c) During the Specified Period, the Board of Directors shall not take any action or fail to take any action which would have the effect of eliminating, limiting, restricting, avoiding or otherwise modifying the effect of the provisions set forth in this Article X (e.g., by creating a holding company structure if the articles or certificate of incorporation or other governing documents of such holding company do not contain equivalent provisions). To the extent that any provision of these Bylaws is inconsistent or conflicts with this Article X, this Article X shall govern and be controlling.

         Section 3. Committees of Board of Directors.

         (a) During the Specified Period, each committee of the Board of Directors shall consist of four directors comprised of an equal number of List A Directors and List B Directors thereon; provided, however, that (i) Nominating Subcommittee A shall consist of two directors comprised of List A Directors and
(ii) Nominating Subcommittee B shall consist of two directors comprised of List B Directors. During the Specified Period, the Board of Directors shall maintain an audit committee, a compensation committee, an executive committee and a nominating committee (such nominating committee being comprised of Nominating Subcommittee A and Nominating Subcommittee B), each such committee to perform the functions traditionally performed by such committees except to the extent that such functions are inconsistent or conflict with this Article X.

         (b) During the Specified Period, all powers of the Board of Directors to nominate candidates for election to the Board of Directors shall be delegated to, and exercisable solely by, the nominating committee and its constituent subcommittees, Nominating Subcommittee A and Nominating Subcommittee B, in accordance with this subsection (b). During the Specified Period, (i) nominations of candidates for election as List A Directors shall be made solely by the affirmative vote of a majority of the directors on Nominating Subcommittee A and (ii) nominations of candidates for election as List B Directors shall be made solely by the affirmative vote of a majority of the directors on Nominating Subcommittee B. During the Specified Period, such nominations shall be the nominations made by the Board of Directors. In the event that, during the Specified Period, a person is validly designated as a nominee in accordance with this subsection (b) and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the applicable nominating subcommittee who proposed such nominee may designate a substitute nominee. If, during the Specified Period, an individual is elected as a director of the Corporation at any meeting of the shareholders who was not nominated pursuant to, or who was nominated in violation of, the provisions of this subsection (b), such individual will be deemed to have the status of the former director he or she was elected in lieu of. If, during the Specified Period, multiple individuals are elected as directors of the Corporation at any meeting of the shareholders who were not nominated pursuant to, or who were nominated in violation of, the provisions of this subsection (b) and it is not possible to determine whom they were elected in lieu of, their status as List A Directors or List B Directors shall be determined by the entire Board of Directors.

         (c) During the Specified Period, all powers of the Board of Directors to fill any vacancies occurring in the Board of Directors shall be delegated to, and exercisable solely by, Nominating Subcommittee A and Nominating Subcommittee B in accordance with this subsection (c). During the Specified Period, (i) any vacancy occurring in the List A Directors may be filled solely by the affirmative vote of a majority of the directors on Nominating Subcommittee A and (ii) any vacancy occurring in the List B Directors may be filled solely by the affirmative vote of a majority of the directors on Nominating Subcommittee B.

         (d) During the Specified Period, all powers of the Board of Directors to remove any member of, or fill any vacancies occurring in, the members of any committee shall be delegated to, and exercisable solely by, Nominating Subcommittee A and Nominating Subcommittee B in accordance with this subsection
(d); provided, however, that, during the Specified Period, (i) such powers of the Board of Directors in respect of Nominating Subcommittee A shall be vested in, and exercisable solely by, the List A Directors and (ii) such powers of the Board of Directors in respect of Nominating Subcommittee B shall be vested solely in, and exercisable solely by, the List B Directors. During the Specified Period, (x) any vacancy occurring in the List A Directors on any committee (other than Nominating Subcommittee A) may be filled solely by the affirmative vote of a majority of the directors on Nominating Subcommittee A and any List A Director on any committee (other than Nominating Subcommittee A) may be removed solely by the affirmative vote of a majority of the directors on Nominating Subcommittee A and (y) any vacancy occurring in the List B Directors on any committee (other than Nominating Subcommittee B) may be filled solely by the affirmative vote of a majority of the directors on Nominating Subcommittee B and any List B Director on any committee (other than Nominating Subcommittee B) may be removed solely by the affirmative vote of a majority of the directors on Nominating Subcommittee B.

         Section 4. Officers.

         (a) During the Specified Period, the Chairman of the Board shall (i) preside at all meetings of the Board of Directors, (ii) in the event that the Chief Executive Officer shall be unable to serve due to temporary illness or other disability or shall resign or be terminated, act in place and stead of the Chief Executive Officer until the Chief Executive Officer shall resume his or her duties or another person shall be appointed by the Board of Directors as Chief Executive Officer, and (iii) perform such other duties, if any, as may be specified by the Board of Directors from time to time.

                                                                       EXHIBIT C

                     FORM OF HOLLY HOLDER SUPPORT AGREEMENT

         This HOLLY HOLDER'S SUPPORT AGREEMENT (this "Agreement"), dated as of March 30, 2003, is by and between Frontier Oil Corporation, a Wyoming corporation ("Frontier"), and the undersigned holder (the "Holder") of shares or options to acquire shares of common stock of Holly Corporation, a Delaware corporation (the "Holly"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement referenced below.

                                    RECITALS

         A. Frontier, Holly and other parties have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement") pursuant to which Merger Sub Two will merge (the "Merger") with and into Holly, with Holly surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

         B. As of the date hereof, Holder "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) and Holder is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, par value $0.01 per share, of Holly (the "Common Stock") set forth beneath the Holder's name on the signature page hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Holly affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Holder during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as Holder's "Subject Shares");

         C. As a condition to the willingness of Frontier to enter into the Merger Agreement, and as an inducement and in consideration therefor, Frontier has required that Holder agree, and Holder has agreed, to enter into this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. VOTING AGREEMENT AND IRREVOCABLE PROXY.

         (a) AGREEMENT TO VOTE THE SUBJECT SHARES. Holder, solely in Holder's capacity as a stockholder of Holly, hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of Holly, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of Holly, Holder shall vote (or cause to be voted) Holder's Subject Shares (i) in favor of the approval and adoption of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof) at every meeting of the stockholders of Holly (or in connection with any written consent) at which such matters are considered and at every adjournment thereof, (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Holly or any of its subsidiaries under the Merger Agreement or of Holder under this Agreement, and
(iii) except as otherwise agreed to in writing in advance by Frontier, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Holly or any of its subsidiaries and any Holly Acquisition Proposal; (B) any sale, lease or transfer of a significant part of the assets (other than sales of current assets in the ordinary course of business) of Holly or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Holly or any of its subsidiaries (each of the actions in clauses (A) or (B), a "Business Combination"); and (C)(1) any change in the persons who constitute the board of directors of Holly that is not approved in advance by at least a majority of the persons who were directors of Holly as of the date of this Agreement (or their successors who were so approved); (2) any change in the present capitalization of Holly or any amendment of Holly's certificate of incorporation or bylaws; (3) any other material change in Holly's corporate structure or business; or (4) any other action or proposal involving Holly or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Holder agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under Section 218(a) of the Delaware General Corporation Law for the duration of the Voting Period.

         (b) GRANT OF IRREVOCABLE PROXY. Holder hereby appoints Frontier and any designee of Frontier, and each of them individually, such Holder's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to Holder's Subject Shares in accordance with Section 1(a). This proxy is given to secure the performance of the duties of Holder under this Agreement. Holder shall promptly cause a copy of this Agreement to be deposited with Holly at its principal place of business. Holder shall execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (c) NATURE OF IRREVOCABLE PROXY. The proxy and power of attorney granted pursuant to Section 1(b) by Holder shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Holder. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Holder. For the avoidance of doubt, the proxy and power of attorney is granted pursuant to Section 212(b) of the Delaware General Corporation Law, is coupled with an interest and is granted to Frontier a party to this voting agreement which is created under Section 218(a) of the Delaware General Corporation Law and is intended to be valid during the Voting Period, which the parties understand and agree may be more than eleven months from the date hereof.

         2. COVENANTS. Except for pledges in existence as of the date hereof, Holder agrees that, except as contemplated by the terms of this Agreement, Holder shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of Holder's Subject Shares; (b) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of Holder's Subject Shares into a voting trust or enter into a voting agreement with respect to any of Holder's Subject Shares; (c) exercise any Holly Stock Options or fail to give any requested or required consent to the conversion of any Holly Stock Options into Parent Stock Options as provided for in and pursuant to the Merger Agreement; or (d) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Holder's ability to perform Holder's respective obligations under this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Holder from assigning or transferring any Subject Shares beneficially owned by Holder to any spouse, parent, child, trust, trust beneficiary, estate, family partnership, partner, foundation (whether family, private or public) or other charitable organization (a "Permitted Transferee") if such Permitted Transferee agrees in writing to hold any Subject Shares subject to all of the provisions of this Agreement as Holder hereunder. Holder further agrees to timely execute and deliver a Holly Rule 145 Agreement as contemplated by the Merger Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF HOLDERS. Holder hereby represents and warrants to Frontier as follows:

         (a) DUE AUTHORITY. Holder has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If Holder is an entity, Holder is duly organized and validly existing under the laws of the jurisdiction of its organization, and Holder has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Holder have, if Holder is an entity, been duly authorized by all necessary action on the part of Holder, and, assuming its due authorization, execution and delivery by Frontier, constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

         (b) OWNERSHIP OF SHARES. Holder legally or beneficially owns (within the definition of Rule 13d-3 under the Exchange Act) the number of shares of Common Stock set forth beneath Holder's name on the signature page hereto. The number of shares of Common Stock set forth beneath Holder's name on the signature page hereto are all of the shares of Common Stock legally or beneficially owned by Holder. Holder has sole voting power and sole power of disposition, in each case with respect to all of shares of Common Stock set forth beneath Holder's name on the signature page hereto, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement and as otherwise noted on the signature page hereto. Also set forth on the signature page hereto is the number of shares of Common stock issuable pursuant to stock options held by Holder.

         (c) NO CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Holder and the consummation by Holder of the transactions contemplated hereby (it being understood that nothing herein shall prevent Holder's compliance with Section 13(d) of the Exchange Act) and (ii) none of the execution and delivery of this Agreement by Holder, the consummation by Holder of the transactions contemplated hereby or compliance by Holder with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Holder is a party or by which Holder or any of Holder's Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Holder's ability to perform Holder's obligations under this Agreement.

         (d) RELIANCE BY FRONTIER. Holder understands and acknowledges that Frontier is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Holder.

         4. REPRESENTATIONS AND WARRANTIES OF FRONTIER. Frontier hereby represents and warrants to Holder as follows:

         (a) DUE ORGANIZATION, ETC. Frontier is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Frontier has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Frontier has been duly authorized by all necessary action on the part of Frontier and, assuming its due authorization, execution and delivery by Holder, constitutes a valid and binding obligation of Frontier, enforceable against Frontier in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Frontier and the consummation by Frontier of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Frontier, the consummation by Frontier of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Frontier, (B) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Frontier is a party or by which Frontier or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Frontier's ability to perform its obligations under this Agreement.

         (c) RELIANCE BY HOLDER. Frontier understands and acknowledges that Holder is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Frontier.

         5. MISCELLANEOUS.

         (a) HOLDER CAPACITY. If Holder is or becomes during the term hereof a director or officer of Holly, Holder does not make any agreement or understanding herein in Holder's capacity as such director or officer. Holder executes this Agreement solely in Holder's capacity as the record holder or beneficial owner of Holder's Subject Shares and nothing herein shall limit or affect any actions previously or hereafter taken by Holder in Holder's capacity as an officer or director of Holly. Without limiting the foregoing, nothing in this Agreement shall limit or affect the ability of a director or officer of Holly to take any action as may be advisable or necessary in the discharge of his or her fiduciary duties as such director or officer, and without regard to whether he or she is, without limitation, (i) a trustee or co-trustee of one or more Holders, (ii) an officer, consultant or other representative of a trustee or co-trustee of one or more Holders, or (iii) a beneficiary of one or more Holders.

         (b) PUBLICATION. Holder hereby permits Frontier to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the Securities and Exchange Commission) Holder's identity and ownership of shares of Common Stock and the nature of Holder's commitments, arrangements, and understandings pursuant to this Agreement.

         (c) FURTHER ACTIONS. Each of the parties hereto agrees that it will use its reasonable best efforts to do all things necessary to effectuate this Agreement.

         (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

         (e) BINDING EFFECT; BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their Permitted Transferees, heirs, estates and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except by will or by the laws of descent and distribution, without the prior written consent of each of the other parties, except that Frontier may assign and transfer its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Frontier. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, any rights or remedies.

         (f) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

         (g) SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         (k) HEADINGS. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (l) COUNTERPARTS; FACSIMILES. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original, shall be binding upon the party transmitting such signature without limitation.

         (m) TERMINATION. This Agreement shall terminate, and neither Frontier nor Holder shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Frontier and Holder, (ii) the Effective Time, (iii) the termination of the Merger Agreement pursuant to its terms or (iv) October 31, 2003; provided, further, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement. Notwithstanding the foregoing, the provisions of Section 2(a) shall survive the termination of this Agreement by reason of clause (ii) of the preceding sentence until 90 days after the Effective Time and Sections 5(d), 5(e), 5(h) and 5(j) shall survive the termination of this Agreement for any reason.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    FRONTIER OIL CORPORATION, a Wyoming
                                    corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    HOLDER



                                    Printed Name:
                                                 -------------------------------

                                    Number of Shares of Common Stock owned:

                                    --------------------------------------------

                                    Number of Shares of Common Stock issuable upon exercise of Stock Options held:

                                    --------------------------------------------

                                                                       EXHIBIT D

                 FORM OF FRONTIER AFFILIATE'S SUPPORT AGREEMENT

         This FRONTIER AFFILIATE'S SUPPORT AGREEMENT (this "Agreement"), dated as of March 30, 2003, is by and between Holly Corporation, a Delaware corporation (the "Holly"), and the undersigned holder (the "Affiliate") of shares or options to acquire shares of common stock of Frontier Oil Corporation, a Wyoming corporation ("Frontier"). Capitalized terms used and not defined herein shall have the respective meanings ascribed to them in the Merger Agreement referenced below.

                                    RECITALS

         A. Frontier, Holly and other parties have entered into an Agreement and Plan of Merger, dated as of March 30, 2003 (the "Merger Agreement") pursuant to which Merger Sub One will merge (the "Merger") with and into Frontier, with Frontier surviving the Merger, on the terms and subject to the conditions set forth in the Merger Agreement;

         B. As of the date hereof, Affiliate "beneficially owns" (as such term is defined in Rule 13d-3 under the Exchange Act) and Affiliate is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of Common Stock, without par value per share, of Frontier (the "Common Stock") set forth beneath the Affiliate's name on the signature page hereto, as such shares may be adjusted by stock dividend, stock split, recapitalization, combination, merger, consolidation, reorganization or other change in the capital structure of Frontier affecting the Common Stock (such shares of Common Stock, together with any other shares of Common Stock the voting power over which is acquired by Affiliate during the period from and including the date hereof through and including the date on which this Agreement is terminated in accordance with its terms, are collectively referred to herein as Affiliate's "Subject Shares");

         C. As a condition to the willingness of Holly to enter into the Merger Agreement, and as an inducement and in consideration therefor, Holly has required that Affiliate agree, and Affiliate has agreed, to enter into this Agreement.

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. VOTING AGREEMENT AND IRREVOCABLE PROXY.

         (a) AGREEMENT TO VOTE THE SUBJECT SHARES. Affiliate, solely in Affiliate's capacity as a stockholder of Frontier, hereby agrees that during the period commencing on the date hereof and continuing until the termination of this Agreement (such period, the "Voting Period"), at any meeting (or any adjournment or postponement thereof) of the holders of any class or classes of the capital stock of Frontier, however called, or in connection with any written consent of the holders of any class or classes of the capital stock of Frontier, Affiliate shall vote (or cause to be voted) Affiliate's Subject Shares (i) in favor of the approval and adoption of the terms of the Merger Agreement and each of the other transactions contemplated by the Merger Agreement (and any actions required in furtherance thereof) at every meeting of the stockholders of Frontier (or in connection with any written consent) at which such matters are considered and at every adjournment thereof, (ii) against any action, proposal, transaction or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of Frontier or any of its subsidiaries under the Merger Agreement or of Affiliate under this Agreement, and (iii) except as otherwise agreed to in writing in advance by Holly, against the following actions or proposals (other than the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving Frontier or any of its subsidiaries and any Holly Acquisition Proposal; (B) any sale, lease or transfer of a significant part of the assets (other than sales of current assets in the ordinary course of business) of Frontier or any of its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of Frontier or any of its subsidiaries (each of the actions in clauses (A) or (B), a "Business Combination"); and (C)(1) any change in the persons who constitute the board of directors of Frontier that is not approved in advance by at least a majority of the persons who were directors of Frontier as of the date of this Agreement (or their successors who were so approved); (2) any change in the present capitalization of Frontier or any amendment of Frontier's certificate of incorporation or bylaws; (3) any other material change in Frontier's corporate structure or business; or (4) any other action or proposal involving Frontier or any of its subsidiaries that is intended, or could reasonably be expected, to prevent, impede, interfere with, delay, postpone, or adversely affect the transactions contemplated by the Merger Agreement. Any such vote shall be cast or consent shall be given in accordance with such procedures relating thereto as shall ensure that it is duly counted for purposes of determining that a quorum is present and for purposes of recording the results of such vote or consent. Affiliate agrees not to enter into any agreement, letter of intent, agreement in principle or understanding with any person that violates or conflicts with or could reasonably be expected to violate or conflict with the provisions and agreements contained in this Agreement or the Merger Agreement. For the avoidance of doubt, this Agreement is intended to constitute a voting agreement entered into under W.S. 17-16-731 of the Wyoming Business Corporation Act for the duration of the Voting Period.

         (b) GRANT OF IRREVOCABLE PROXY. Affiliate hereby appoints Holly and any designee of Holly, and each of them individually, such Affiliate's proxy and attorney-in-fact, with full power of substitution and resubstitution, to vote or act by written consent during the Voting Period with respect to Affiliate's Subject Shares in accordance with Section 1(a). This proxy is given to secure the performance of the duties of Affiliate under this Agreement. Affiliate shall promptly cause a copy of this Agreement to be deposited with Frontier at its principal place of business. Affiliate shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

         (c) NATURE OF IRREVOCABLE PROXY. The proxy and power of attorney granted pursuant to Section 1(b) by Affiliate shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke all prior proxies granted by Affiliate. The power of attorney granted herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of Affiliate. For the avoidance of doubt, the proxy and power of attorney is granted pursuant to W.S. 17-16-731 of the Wyoming Business Corporation Act, is coupled with an interest and is granted to Holly as a stockholder of Frontier and a party to this voting agreement which is created under W.S. 17-16-731 of the Wyoming Business Corporation Act and is intended to be valid during the

Voting Period, which the parties understand and agree may be more than eleven months from the date hereof.

         2. COVENANTS. Except for pledges in existence as of the date hereof, Affiliate agrees that, except as contemplated by the terms of this Agreement, Affiliate shall not (a) sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other agreement with respect to, or consent to, the sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of Affiliate's Subject Shares;
(b) grant any proxies or powers of attorney in respect of the Subject Shares, deposit any of Affiliate's Subject Shares into a voting trust or enter into a voting agreement with respect to any of Affiliate's Subject Shares; or (c) take any action that would have the effect of preventing, impeding, interfering with or adversely affecting Affiliate's ability to perform Affiliate's respective obligations under this Agreement. Notwithstanding the foregoing, nothing herein shall prevent Affiliate from assigning or transferring any Subject Shares beneficially owned by Affiliate to any trust, estate, family partnership, foundation (whether family, private or public) or other charitable organization (a "Permitted Transferee") if such Permitted Transferee agrees in writing to hold any Subject Shares subject to all of the provisions of this Agreement as Affiliate hereunder.

         3. REPRESENTATIONS AND WARRANTIES OF AFFILIATES. Affiliate hereby represents and warrants to Holly as follows:

         (a) DUE AUTHORITY. Affiliate has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Affiliate hereby represents and warrants to Holly as follows: If Affiliate is an entity, Affiliate is duly organized and validly existing under the laws of the jurisdiction of its organization, and Affiliate has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Affiliate have, if Affiliate is an entity, been duly authorized by all necessary action on the part of Affiliate, and, assuming its due authorization, execution and delivery by Holly, constitutes a valid and binding obligation of Affiliate, enforceable against Affiliate in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by equitable principles.

         (b) OWNERSHIP OF SHARES. Affiliate legally or beneficially owns the number of shares of Common Stock set forth beneath Affiliate's name on the signature page hereto. The number of shares of Common Stock set forth beneath Affiliate's name on the signature page hereto are all of the shares of Common Stock legally or beneficially owned by Affiliate. Affiliate has sole voting power and sole power of disposition, in each case with respect to all of shares of Common Stock set forth beneath Affiliate's name on the signature page hereto, with no limitations, qualifications or restrictions on such rights, subject only to applicable securities laws and the terms of this Agreement and as otherwise noted on the signature page hereto. Also set forth on the signature page hereto is the number of shares of Common stock issuable pursuant to stock options held by Affiliate.

         (c) NO CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Affiliate and the consummation by Affiliate of the transactions contemplated hereby (it being understood that nothing herein shall prevent Affiliate's compliance with Section 13(d) of the Exchange Act) and
(ii) none of the execution and delivery of this Agreement by Affiliate, the consummation by Affiliate of the transactions contemplated hereby or compliance by Affiliate with any of the provisions hereof shall (A) result in, or give rise to, a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Affiliate is a party or by which Affiliate or any of Affiliate's Subject Shares or assets may be bound, or (B) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Affiliate's ability to perform Affiliate's obligations under this Agreement.

         (d) RELIANCE BY HOLLY. Affiliate understands and acknowledges that Holly is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by Affiliate.

         4. REPRESENTATIONS AND WARRANTIES OF HOLLY. Holly hereby represents and warrants to Affiliate as follows:

         (a) DUE ORGANIZATION, ETC. Holly is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation. Holly has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Holly has been duly authorized by all necessary action on the part of Holly and, assuming its due authorization, execution and delivery by Affiliate, constitutes a valid and binding obligation of Holly, enforceable against Holly in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

         (b) CONFLICTS. (i) No filing with any governmental authority, and no authorization, consent or approval of any other person is necessary for the execution of this Agreement by Holly and the consummation by Holly of the transactions contemplated hereby and (ii) none of the execution and delivery of this Agreement by Holly, the consummation by Holly of the transactions contemplated hereby shall (A) conflict with or result in any breach of the organizational documents of Holly, (B) result in a violation or breach of or a default under any of the terms of any material contract, understanding, agreement or other instrument or obligation to which Holly is a party or by which Holly or any of its assets may be bound, or (C) violate any applicable order, writ, injunction, decree, judgment, statute, rule or regulation which could reasonably be expected to adversely affect Holly's ability to perform its obligations under this Agreement.

         (c) RELIANCE BY AFFILIATE. Holly understands and acknowledges that Affiliate is entering into this Agreement in reliance upon the execution and delivery of the Merger Agreement by Holly.

         5. MISCELLANEOUS.

         (a) AFFILIATE CAPACITY. If Affiliate is or becomes during the term hereof a director or officer of Frontier, Affiliate does not make any agreement or understanding herein in Affiliate's capacity as such director or officer. Affiliate executes this Agreement solely in Affiliate's capacity as the record holder or beneficial owner of Affiliate's Subject Shares and nothing herein shall limit or affect any actions taken by Affiliate in Affiliate's capacity as an officer or director of Frontier.

         (b) PUBLICATION. Affiliate hereby permits Holly to publish and disclose in the Proxy Statement/Prospectus (including all documents and schedules filed with the Securities and Exchange Commission) Affiliate's identity and ownership of shares of Common Stock and the nature of Affiliate's commitments, arrangements, and understandings pursuant to this Agreement.

         (c) FURTHER ACTIONS. Each of the parties hereto agrees that it will use its best efforts to do all things necessary to effectuate this Agreement.

         (d) ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter contained herein and supersedes all prior agreements and understandings, oral and written, with respect thereto.

         (e) BINDING EFFECT; BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their Permitted Transferees, heirs, estates and successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, except by will or by the laws of descent and distribution, without the prior written consent of each of the other parties, except that Holly may assign and transfer its rights and obligations hereunder to any direct or indirect wholly owned subsidiary of Holly. Nothing in this Agreement, expressed or implied, is intended to confer on any person, other than the parties hereto, any rights or remedies.

         (f) AMENDMENTS, WAIVERS, ETC. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by all of the relevant parties hereto.

         (g) SPECIFIC ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         (h) REMEDIES CUMULATIVE. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (i) NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (j) GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

         (k) HEADINGS. The descriptive headings of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

         (l) COUNTERPARTS; FACSIMILES. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument. A signature transmitted by facsimile shall be treated for all purposes by the parties hereto as an original, shall be binding upon the party transmitting such signature without limitation.

         (m) TERMINATION. This Agreement shall terminate, and neither Holly nor Affiliate shall have any rights or obligations hereunder, and this Agreement shall become null and void and have no effect upon the earliest to occur of (i) the mutual consent of Holly and Affiliate, (ii) the Effective Time, (iii) the termination of the Merger Agreement pursuant to its terms or (iv) October 31, 2003; provided, further, that termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at law or in equity) against any other party hereto for such party's breach of any of the terms of this Agreement. Notwithstanding the foregoing, the provisions of Section 2(a) shall survive the termination of this Agreement by reason of clause (ii) of the preceding sentence until 90 days after the Effective Time and Sections 5(d), 5(e), 5(h) and 5(j) shall survive the termination of this Agreement for any reason.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    HOLLY CORPORATION, a Delaware corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    AFFILIATE



                                    Printed Name:
                                                 -------------------------------

                                    Number of Shares of Common Stock owned:

                                    --------------------------------------------

                                    Number of Shares of Common Stock issuable upon exercise of Stock Options held:

                                    --------------------------------------------

                                                                       EXHIBIT E

                  FORM OF HOLLY AFFILIATE'S RULE 145 AGREEMENT

         This HOLLY AFFILIATE'S RULE 145 AGREEMENT, dated as of March 30, 2003 (this "Agreement") is between Front Range Himalaya Corporation, a Wyoming corporation ("Parent"), and the undersigned holder (the "Affiliate") of shares or options to acquire shares of common stock of Holly Corporation, a Delaware corporation (the "Holly"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement referenced below.

                                    RECITALS

         A. Parent, Frontier, Holly and other parties have entered into an Agreement and Plan of Merger, dated as of March 30, 2003 (the "Merger Agreement"), pursuant to which Merger Sub Two will merge (the "Holly Merger") with and into Holly, with Holly surviving the Holly Merger, on the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms being used in this Agreement with the meanings specified in the Merger Agreement);

         B. Pursuant to the Merger Agreement, at the Effective Time, outstanding shares of Holly Common Stock will be converted into the Holly Merger Consideration, including shares of Parent Common Stock;

         C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement; and

         D. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Holly, as such term is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants made by Affiliate set forth in this Agreement will be relied upon by Parent, Frontier, Holly, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Affiliate has deemed appropriate in connection with the execution of this Agreement.

         2. COMPLIANCE WITH RULE 145 AND THE ACT. Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Holly Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Affiliate may be deemed to be an affiliate of Holly. Affiliate accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Affiliate in the Merger, unless (i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Affiliate delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

         3. MISCELLANEOUS.

         (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in either case located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

         (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

         (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

         (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         (h) From and after the Effective Time of the Holly Merger and as long as is necessary in order to permit Affiliate to sell Parent Common Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    FRONT RANGE HIMALAYA CORPORATION, a Wyoming corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------


                                    AFFILIATE



                                    Printed Name:
                                                 -------------------------------

                                    Number of Shares of Common Stock owned:

                                    --------------------------------------------

                                    Number of Shares of Common Stock issuable upon exercise of Stock Options held:

                                    --------------------------------------------

                                                                       EXHIBIT F

                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of March 30, 2003, by and among Front Range Himalaya Corporation, a Wyoming corporation (the "COMPANY"), and the parties hereto that have executed and delivered to the Company counterparts hereof that have been accepted by the Company as evidenced by the Company's listing such parties on Exhibit A hereto (collectively, the "INITIAL HOLDERS").

                                   WITNESSETH:

         WHEREAS, the Company, Front Range Corporation, a Wyoming corporation, Holly Corporation, a Delaware corporation, and certain other parties have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of March 30, 2003, pursuant to which each of the Initial Holders shall receive a number of shares of Common Stock, par value $0.01 per share ("COMMON STOCK"), of the Company to be determined as set forth therein;

         WHEREAS, in order to induce each of the Initial Holders to enter into a Rule 145 Agreement (as defined in the Merger Agreement), the Company has agreed to grant certain registration rights to the Initial Holders with respect to such shares of Common Stock as set forth herein;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       DEFINITIONS.

         As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

         "COMMISSION" means the Securities and Exchange Commission.

         "EFFECTIVE TIME" has the meaning set forth in the Merger Agreement.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "HOLDER" means an Initial Holder or any permitted transferee thereof who owns Registrable Shares.

         "MAJORITY IN INTEREST" means Holders who hold a majority of the Registrable Shares.

         "PERSON" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including any government and any agency or instrumentality thereof.

         "REGISTRABLE SHARES" means all shares of Common Stock received by the Holders pursuant to the Merger Agreement (including any Common Stock issuable upon the exercise of Parent Stock Options (as defined in the Merger Agreement), together with any securities issued or issuable by the Company with respect to any such shares of Common Stock by way of a stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization. Any Registrable Shares will cease to be such when (i) a registration statement covering the sale of such Registrable Shares has become effective under the Securities Act and such securities have been disposed of in accordance with such effective registration statement, (ii) such Registrable Shares have been distributed by the Holders to the public pursuant to Rule 144 or 145 (or any similar provision then in force) under the Securities Act, (iii) such Registrable Shares may be resold to the public without restriction under the Securities Act in accordance with Rule 144(k),
(iv) such Registrable Shares have been otherwise transferred by the Holders, new certificates representing the transferred securities not bearing a legend restricting further transfer have been delivered by the Company to the transferees thereof and the subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force, or (v) such securities have ceased to be outstanding.

         "REGISTRATION STATEMENT" has the meaning set forth in the Merger Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.       SHELF REGISTRATION.

         The Company agrees that it shall file with the Commission on Form S-3 (or any successor form) a shelf registration statement pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION") covering the offer and resale by the Holders of all the Registrable Shares and shall use its reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission promptly after the Effective Time. The offer and resale of such shares shall be pursuant to a plan of distribution as proposed by a Majority in Interest and approved by the Company, which approval will not be unreasonably withheld; provided that such plan of distribution shall not include an underwritten public offering. The Company shall be required to maintain the effectiveness of the Shelf Registration for a period of two years from the Effective Time.

3.       REGISTRATION PROCEDURES.

         Pursuant to the Company's covenant herein to effect a Shelf Registration, the Company will, subject to the provisions of this Agreement, use its reasonable best efforts to effect the registration in a manner that permits the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition. The Company shall:

         (a) use its reasonable best efforts to prepare and file with the Commission a Form S-3 registration statement (or any successor form) with respect to the Registrable Shares as soon as possible after the Commission declares the Registration Statement effective;

         (b) use its reasonable best efforts to have all comments that the Commission may have with respect to the Shelf Registration resolved with the Commission prior to the Effective Time;

         (c) use its reasonable best efforts to file with the Commission immediately after the Effective Time a Form 8-K Report (or any successor form) required in connection with the Mergers (as defined in the Merger Agreement) ("FORM 8-K"), including the financial statements required by Item 2 and Item 7 of Form 8-K;

         (d) use its reasonable best efforts to cause the Shelf Registration to be declared effective by the Commission promptly after the Effective Time;

         (e) (i) prepare and file with the Commission such amendments, post-effective amendments and supplements to the Shelf Registration as may be necessary to keep the Shelf Registration effective for a period of two years from the Effective Time, and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration during the applicable period in accordance with the intended methods of disposition by the Holders set forth in the Shelf Registration or prospectus supplement.

         (f) furnish to each Holder of Registrable Shares such number of copies of the Shelf Registration, each amendment and supplement thereto, the prospectus included in the Shelf Registration (including each preliminary prospectus), any documents incorporated by reference therein and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such Holder (it being understood that, subject to Section 4 and the requirements of the Securities Act and applicable state securities laws, the Company consents to the use of the prospectus and any amendment or supplement thereto by each Holder in connection with the offering and sale of the Registrable Shares covered by the registration statement of which such prospectus, amendment or supplement is a part);

         (g) use commercially reasonable efforts to register or qualify such Registrable Shares under such other securities or blue sky laws of such jurisdictions as the Holders reasonably request to the extent such registration or qualification is required; use reasonable best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period in which the Shelf Registration is required to be kept effective; and do any and all other acts and things which may be reasonably necessary or advisable to enable each Holder to consummate the disposition of the Registrable Shares owned by such Holder in such jurisdictions (provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or
(ii) consent to general service of process in any such jurisdiction);

         (h) promptly notify each Holder and (if requested by any Holder) confirm such notice in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to a registration statement or any post-effective amendment, when the same has become effective, (ii) of the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Shares under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (iii) of the happening of any event which makes any statement made in a registration statement or related prospectus untrue in any material respect or which requires the making of any changes in such registration statement, prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, as soon as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such prospectus so that, as thereafter deliverable to the purchasers of such Registrable Shares, such prospectus will not contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

         (i) make generally available to the Company's securityholders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 30 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a registration statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Exchange Act and otherwise complies with Rule 158 under the Securities Act;

         (j) if reasonably requested by any Holder, promptly incorporate in a prospectus supplement or post-effective amendment such information as any Holder reasonably requests to be included therein (relating to the naming of additional Holders therein or specifying the number of Registrable Shares held by each such Holder), and promptly make all required filings of such prospectus supplement;

         (k) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into a registration statement (in the form in which it was incorporated), deliver a copy of each such document to each Holder upon such Holder's written request;

         (l) cooperate with the Holders to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law) representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as such Holders may request and keep available and make available to the Company's transfer agent prior to the effectiveness of such registration statement a supply of such certificates;

         (m) promptly make available for inspection by any Holder and any attorney, accountant or other agent or representative retained by any such Holder (collectively, the "INSPECTORS"), all publicly available documents of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility;

         (n) use its reasonable best efforts to cause the Registrable Shares included in any registration statement to be (i) listed on each securities exchange, if any, on which securities of the same type issued by the Company are then listed, or (ii) authorized to be quoted and/or listed (to the extent applicable) on the Nasdaq National Market if the Registrable Shares so qualify;

         (o) provide a CUSIP number for the Registrable Shares included in any registration statement not later than the effective date of such registration statement;

         (p) cooperate with each Holder participating in the disposition of such Registrable Shares and their respective counsel in all reasonable respects in connection with any filings required to be made with the National Association of Securities Dealer, Inc. ("NASD");

         (q) during the period when the prospectus is required to be delivered under the Securities Act, file within the required time periods all documents required to be filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act;

         (r) notify each Holder promptly of any request by the Commission for an amendment or supplement to such registration statement or prospectus or for additional information; and

         (s) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and promptly use all commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

4.       SUSPENSION OF DISPOSITIONS.

         Each Holder agrees that, upon receipt of any notice (a "SUSPENSION NOTICE") from the Company of the happening of any event of the kind described in
Section 3(h)(iii), such Holder will forthwith discontinue disposition of Registrable Shares pursuant to any prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus, or until it is advised in writing (the "ADVICE") by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings, which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Shares current at the time of receipt of such notice. The Company shall use its reasonable best efforts and take such actions as are necessary to render the Advice as soon as practicable.

5.       RULE 145.

         The Company covenants that it will, for a period beginning upon the first anniversary of the Effective Time and ending upon the second anniversary of the Effective Time, file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request to the extent required from time to time to enable the Holders to sell Registrable Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 145 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such reporting requirements. If any Holder proposes to sell Registrable Shares pursuant to Rule 145, the Company shall cooperate with such Holder to enable such sale to be made in accordance with applicable laws, rules and regulations, the requirements of the Company's transfer agent, and the reasonable requirements of the broker, if any, through which the sales are proposed to be executed.

6.       REGISTRATION EXPENSES.

         All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, messenger and delivery expenses, printing expenses, internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with the NASD, as may be required by the rules and regulations of the NASD, fees and expenses of compliance with securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the Registrable Shares), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, fees and disbursements of counsel for the Company and its independent certified public accountants, and the fees and expenses of any other Persons retained by the Company, in connection with the registration hereunder (collectively, the "REGISTRATION EXPENSES") will be borne by the Company, but not including fees and expenses of counsel for the Holders and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Shares (which are hereinafter referred to as "SELLING EXPENSES"). All Selling Expenses shall be borne solely by the Holders.

7.       INDEMNIFICATION.

         (a) Indemnification by the Company. The Company will indemnify and hold harmless the Holders, their officers, directors, agents (including without limitation counsel) and employees and each Person who controls the Holders (within the meaning of the Securities Act or the Exchange Act) (each, a "CONTROLLING PERSON") from and against any and all losses, claims, damages and liabilities ("LOSSES") (including without limitation any investigation, legal or other expenses reasonably incurred in connection with, and, subject to Section 7(d) any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which the Holders may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such Losses arise out of, are based upon, relate to or result from (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. The Company shall reimburse the Holders or such officer, director, agent (including without limitation counsel), employee or Controlling Person for any legal or other expenses reasonably incurred by such Person in connection with investigating or defending against any Losses as they are incurred; provided, however, that the Company will not be liable to a Holder for any Losses if any such Losses arise out of or are based upon any alleged untrue statement or alleged omission made in such registration statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Holders or such officer, director, agent (including without limitation counsel), employee or Controlling Person, and will survive the transfer of such securities by the Holders. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act or the Exchange Act) to the same extent customarily requested by such Persons in similar circumstances. Reimbursement will be made periodically during the course of investigation when bills are received or expenses incurred, subject to the Holders' obligation to reimburse the Company pursuant to the Wyoming Business Corporation Act. Notwithstanding anything to the contrary in this Section 7, the Company shall not be liable for any untrue statement or omission in any preliminary prospectus if the Company, sufficiently in advance of Holder's delivery of such preliminary prospectus, notified Holder of any untrue statement or omission contained therein and furnished Holder with a corrected preliminary prospectus.

         (b) Indemnification by Holder of Registrable Securities. If any Holder sells Registrable Securities under a prospectus that is part of a registration statement, then such Holder (the "INDEMNIFYING HOLDER"), agrees, severally, and not jointly and severally, to indemnify and hold harmless the Company, its directors and each officer who signed such registration statement, each Person who controls the Company (within the meaning of the Securities Act and Exchange
Act) under the same circumstances as the foregoing indemnity from the Company to the Holders to the extent, but only to the extent, that such Losses arise out of or are based upon any untrue statement of a material fact or omission of a material fact that was made in the prospectus, any preliminary prospectus, the registration statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to the Indemnifying Holder furnished to the Company by the Indemnifying Holder expressly for use therein. In no event will the aggregate liability of the Indemnifying Holder exceed the amount of the net proceeds received by the Indemnifying Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or such officer, director, employee or Controlling Person, and will survive the transfer of such securities by the Indemnifying Holder. The Company and the Holders will be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as customarily furnished by such Persons in similar circumstances. Notwithstanding anything to the contrary in this Section 7, no Holder selling Registrable Shares shall be liable for any untrue statement or omission in any preliminary prospectus or registration statement if prior to the registration becoming effective or prior to the filing of any amendment or supplement thereto, such Holder has furnished information in writing to the Company expressly for use in such registration statement or prospectus or any amendment thereof or supplement thereto correcting such untrue statement or omission and such information is not contained in the prospectus or such supplement or amendment.

         (c) Contribution. If the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which Section 7(a) or 7(b) would otherwise apply by its terms (other than by reason of exceptions provided in Section 7(a) or 7(b), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will have a several, and not joint and several, obligation to contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including without limitation any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Section 7(a) or 7(b) was available to such party. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section 7(c), no Holder shall be required to contribute an amount greater than the dollar amount by which the proceeds received by such Holder with respect to the sale of any Registrable Securities exceeds the amount of damages which such Holder has otherwise paid or been required to pay by reason of any and all untrue or alleged untrue statements of material fact or omissions or alleged omissions of material fact made in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto related to such sale of Registrable Securities.

         (d) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give such notice shall not limit the right of such Person except to the extent that the indemnifying party is materially prejudiced thereby) and
(ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder has the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel will be at the expense of such Person and not of the indemnifying party unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party has failed to promptly assume the defense of such claim and employ counsel reasonably satisfactory to such Person,
(C) upon the advice of counsel of the Person to be indemnified, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims or (D) the indemnified party's counsel shall have advised the indemnified party that there are defenses available to the indemnified party that are different from or in addition to those available to the indemnifying party and that the indemnifying party is not able to assert on behalf of or in the name of the indemnified party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). Unless otherwise consented to by the indemnified party in writing, no indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving to all such indemnified parties of a full and unconditional release from all liability in respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim. As used in this Section, the terms "indemnifying party," "indemnified party" and other terms of similar import are intended to include only the Company (and its officers, directors, employees and each Control Person of the Company as set forth above) on the one hand, and the Holders (and their officers, directors, agents (including without limitation counsel) employees and each Control Person of each Holder as set forth above) on the other hand, as applicable.

8.       MISCELLANEOUS.

         (a) Binding Effect; Assignability. Unless otherwise provided herein, the provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs and legal representatives and permitted transferees, successors and assigns. Each Holder may assign all or any part of its rights under this Agreement to any other Holder to whom such Holder sells, transfers or assigns such Registrable Shares. In the event that the Holder shall assign its rights pursuant to this Agreement in connection with the transfer of less than all its Registrable Shares to another Holder, the Holder shall also retain his rights with respect to its remaining Registrable Shares.

         (b) Amendment. This Agreement may be amended or terminated only by a written instrument signed by the Company and each of the Holders.

         (c) Applicable Law. The internal laws of the State of Texas (without regard to choice of law provisions thereof) shall govern the interpretation, validity and performance of the terms of this Agreement.

         (d) Notices. All notices provided for herein shall be in writing and shall be deemed to have been duly given if delivered personally or sent by facsimile or by registered or certified mail, postage prepaid:

                  (i) if to the Company, to:

                           Front Range Himalaya Corporation
                           10,000 Memorial Drive, Suite 600
                           Houston, Texas 77024
                           Attention: President
                           Telecopier: (713) 688-0616

                  (ii) if to the Holders, to the respective addresses set forth below each Holder's name on the signature pages hereto.

         (e) Counterparts. This Agreement may be executed and delivered in one or more counterparts (including by facsimile transmission), each of which shall be deemed to be an original and all of which together shall be deemed to be one instrument.

         (f) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement shall remain in full force and effect.

         (g) Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                       [SIGNATURES ON THE FOLLOWING PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                    FRONT RANGE HIMALAYA CORPORATION


                                    By:
                                       ----------------------------------------
                                    Name:  James R. Gibbs
                                    Title: President and Chief Executive Officer

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    HOLLY AFFILIATES:



                                    ----------------------------------------
                                    C. Lamar Norsworthy, III


                                    ----------------------------------------
                                    Matthew P. Clifton


                                    ----------------------------------------
                                    W. John Glancy


                                    ----------------------------------------
                                    William J. Gray


                                    ----------------------------------------
                                    Marcus R. Hickerson


                                    ----------------------------------------
                                    Thomas K. Matthews, II


                                    ----------------------------------------
                                    Robert G. Mckenzie


                                    ----------------------------------------
                                    Jack P. Reid


                                    ----------------------------------------
                                    Paul T. Stoffel


                                    ----------------------------------------
                                    Nona Barrett

                                    Betty Simmons East Texas Trust under
                                    agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    Margaret Simmons East Texas Trust under
                                    agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    Suzanne Simmons East Texas Trust under
                                    agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    Betty Simmons Nueces County Trust under
                                    agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    Margaret Simmons Nueces County Trust under agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    Suzanne Simmons Nueces County Trust under agreement dated 8-1-1941

                                        By: Brown Brothers Harriman Trust
                                            Company of Texas, trustee

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Authorized Person

                                    NBN Capital Limited Partnership
                                        By: NBN Asset Management Company,
                                            L.L.C.,
                                            its general partner

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Manager

                                    NBN Asset Management Company, L.L.C.

                                    By:
                                    ----------------------------------------
                                        Harry J. Martin
                                        Manager

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    FRONTIER AFFILIATES:



                                    ----------------------------------------
                                    James R. Gibbs


                                    ----------------------------------------
                                    Julie H. Edwards


                                    ----------------------------------------
                                    W. Reed Williams


                                    ----------------------------------------
                                    Douglas Y. Bech


                                    ----------------------------------------
                                    T. Michael Dossey


                                    ----------------------------------------
                                    James H. Lee


                                    ----------------------------------------
                                    Paul B. Loyd, Jr.


                                    ----------------------------------------
                                    Carl W. Schafer


                                    ----------------------------------------
                                    James S. Palmer

                                    EXHIBIT A


                             NAME OF INITIAL HOLDER

                                                                       EXHIBIT G

                 FORM OF FRONTIER AFFILIATE'S RULE 145 AGREEMENT

         This FRONTIER AFFILIATE'S RULE 145 AGREEMENT, dated as of March 30, 2003 (this "Agreement") is between Front Range Himalaya Corporation, a Wyoming corporation ("Parent"), and the undersigned holder (the "Affiliate") of shares or options to acquire shares of common stock of Frontier Oil Corporation, a Wyoming corporation (the "Front Range"). Capitalized terms not otherwise defined in this Agreement have the meanings ascribed to them in the Merger Agreement referenced below.

                                    RECITALS

         A. Parent, Frontier, Holly Corporation, a Delaware corporation ("Holly") and other parties have entered into an Agreement and Plan of Merger, dated as of March 30, 2003 (the "Merger Agreement"), pursuant to which Merger Sub One will merge (the "Frontier Merger") with and into Frontier, with Frontier surviving the Frontier Merger, on the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms being used in this Agreement with the meanings specified in the Merger Agreement);

         B. Pursuant to the Merger Agreement, at the Effective Time, outstanding shares of Frontier Common Stock will be converted into the Frontier Merger Consideration, consisting of shares of Parent Common Stock;

         C. The execution and delivery of this Agreement by Affiliate is a material inducement to Parent to enter into the Merger Agreement; and

         D. Affiliate has been advised that Affiliate may be deemed to be an "affiliate" of Frontier, as such term is used (i) for purposes of paragraphs (c) and (d) of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

         NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

         1. ACKNOWLEDGMENTS BY AFFILIATE. Affiliate acknowledges and understands that the representations, warranties and covenants made by Affiliate set forth in this Agreement will be relied upon by Parent, Frontier, Holly, and their respective affiliates and counsel, and that substantial losses and damages may be incurred by such persons if Affiliate's representations, warranties or covenants are breached. Affiliate has carefully read this Agreement and the Merger Agreement and has consulted with such legal counsel and financial advisers as Affiliate has deemed appropriate in connection with the execution of this Agreement.

         2. COMPLIANCE WITH RULE 145 AND THE ACT.

         (a) Affiliate has been advised that (i) the issuance of shares of Parent Common Stock in connection with the Frontier Merger is expected to be effected pursuant to a Registration Statement filed by Parent on Form S-4, and the resale of such shares will be subject to the restrictions set forth in Rule 145 under the Act unless such shares are otherwise transferred pursuant to an effective registration statement under the Act or an appropriate exemption from registration, and (ii) Affiliate may be deemed to be an affiliate of Frontier. Affiliate accordingly agrees not to sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to Affiliate in the Merger, unless
(i) such sale, pledge, transfer or other disposition is made in conformity with the requirements of Rule 145 under the Act, (ii) such sale, pledge, transfer or other disposition is made pursuant to an effective registration statement under the Act, or (iii) Affiliate delivers to Parent a written opinion of counsel, in form and substance reasonably acceptable to Parent to the effect that such sale, pledge, transfer or other disposition is otherwise exempt from registration under the Act.

         (b) Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received by Affiliate pursuant to the Frontier Merger and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, legends stating in substance:

"THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED PURSUANT TO A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES, AND MAY ONLY BE TRANSFERRED IN CONFORMITY WITH RULE 145, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933."

The legend set forth above shall be removed (by delivery of a substitute certificate without such legend), and Parent shall so instruct its transfer agent, if a registration statement respecting the sale of the shares has been declared effective under the Act or if Affiliate delivers to Parent (i) satisfactory written evidence that the shares have been sold in compliance with Rule 145 (in which case, the substitute certificate will be issued in the name of the transferee), or (ii) an opinion of counsel, in form and substance reasonably acceptable to Parent to the effect that sale of the shares by the holder thereof is no longer subject to Rule 145.

         3. MISCELLANEOUS.

         (a) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document. Delivery of an executed counterpart of this Agreement by facsimile shall be effective to the fullest extent permitted by applicable law.

         (b) This Agreement shall be enforceable by, and shall inure to the benefit of and be binding upon, the parties and their respective successors and assigns. As used in this Agreement, the term "successors and assigns" means, where the context to permits, heirs, executors, administrators, trustees and successor trustees, and personal and other representatives.

         (c) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the laws of the State of Delaware. The parties irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in either case located in Wilmington, Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agree not to commence any litigation relating thereto except in such Delaware Courts), waive any objection to the laying of venue of any such litigation in the Delaware Courts and agree not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

         (d) If any term, provision, covenant, or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated.

         (e) Counsel to the parties to the Merger Agreement shall be entitled to rely upon this Agreement as needed.

         (f) This Agreement shall not be modified or amended, or any right waived or any obligations excused, except by a written agreement signed by both parties.

         (g) Notwithstanding any other provision contained in this Agreement, this Agreement and all obligations under this Agreement shall terminate upon the termination of the Merger Agreement in accordance with its terms.

         (h) From and after the Effective Time of the Frontier Merger and as long as is necessary in order to permit Affiliate to sell Parent Common Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Act, Parent will file on a timely basis all reports required to be filed by it pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as the same shall be in effect at the time, and shall otherwise make available adequate public information regarding Parent in such manner as may be required to satisfy the requirements of paragraph (c) of Rule 144 under the Act.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, this Agreement is executed as of the date first stated above.

                                    FRONT RANGE HIMALAYA CORPORATION, a Wyoming corporation


                                    By:
                                       -----------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    AFFILIATE

                                    Printed Name:
                                                 -------------------------------

                                    Number of Shares of Common Stock owned:

                                    --------------------------------------------

                                    Number of Shares of Common Stock issuable upon exercise of Stock Options held:

                                    --------------------------------------------